UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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PARKER-HANNIFIN CORPORATION

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PARKER-HANNIFIN CORPORATION

6035 Parkland Boulevard—Cleveland, Ohio 44124-4141

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OCTOBER 22, 2014

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders of Parker-Hannifin Corporation. The meeting will be held at our headquarters located at 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, on Wednesday, October 22, 2014, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect Robert G. Bohn, Linda S. Harty, William E. Kassling, Robert J. Kohlhepp, Kevin A. Lobo, Klaus-Peter Müller, Candy M. Obourn, Joseph Scaminace, Wolfgang R. Schmitt, Åke Svensson, James L. Wainscott and Donald E. Washkewicz as Directors for a term expiring at the Annual Meeting of Shareholders in 2015;

2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2015;

3.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers;

4.	To approve the Parker-Hannifin Corporation Global Employee Stock Purchase Plan;

5.	To consider and vote upon a shareholder proposal if properly presented at the Annual Meeting of Shareholders; and

6.	To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on August 29, 2014 are entitled to vote at the meeting. Your vote is important, so if you do not expect to attend the meeting, or if you do plan to attend but wish to vote by proxy, please mark, date, sign and return the enclosed proxy card promptly in the envelope provided or vote electronically via the internet or by telephone in accordance with the instructions on the enclosed proxy card. Please refer to the back page of this Proxy Statement for directions to attend the annual meeting.

Thank you for your support of Parker-Hannifin Corporation.

By Order of the Board of Directors

Joseph R. Leonti
Secretary

September 22, 2014

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Shareholders to be held on October 22, 2014.

This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 and our 2014 Annual Report, are available free of charge on our investor relations website (www.phstock.com).

i

PARKER-HANNIFIN CORPORATION

6035 Parkland Boulevard—Cleveland, Ohio 44124-4141

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Shareholders scheduled to be held on October 22, 2014, and at all adjournments thereof. Only shareholders of record at the close of business on August 29, 2014 will be entitled to vote at the meeting. On August 29, 2014, 148,818,569 common shares were outstanding and entitled to vote at the meeting. Each share is entitled to one vote. This Proxy Statement and the form of proxy are being mailed to shareholders on or about September 22, 2014.

GOVERNANCE DOCUMENTS

Our Global Code of Business Conduct, Board of Directors Guidelines on Significant Corporate Governance Issues and Independence Standards for Directors are posted and available on the Corporate Governance page of our investor relations website at www.phstock.com. Shareholders may request copies of these documents, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

BOARD OF DIRECTORS

ANNUAL ELECTIONS; CUMULATIVE VOTING.

Our Code of Regulations provides for the annual election of our entire Board of Directors. Accordingly, each Director elected at this Annual Meeting of Shareholders will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected.

Our shareholders have cumulative voting rights in the election of Directors if any shareholder gives notice in writing to our President, any of our Vice Presidents or our Secretary not less than 48 hours before the time fixed for holding the meeting that cumulative voting at such election is desired. The fact that such notice has been given must be announced upon the convening of the meeting by our Chairman of the Board, our Secretary or by or on behalf of the shareholder giving such notice. In such event, each shareholder has the right to cumulate votes and give one nominee the number of votes equal to the number of Directors to be elected multiplied by the number of votes to which the shareholder is entitled, or to distribute votes on the same principle among two or more nominees, as the shareholder determines. If voting at the election held during this Annual Meeting of Shareholders is cumulative, the persons named on the enclosed proxy card will vote common shares represented by valid proxies on a cumulative basis for the election of the nominees set forth in the “Item 1 —Election of Directors” section beginning on page 11 of this Proxy Statement, allocating the votes of such common shares in accordance with their judgment.

MEETINGS AND ATTENDANCE; EXECUTIVE SESSIONS.

During fiscal year 2014, there were seven meetings of our Board of Directors. Each Director attended at least 75% of the meetings held by our Board of Directors and the Committees of our Board of Directors on which he or she served.

We hold a regularly scheduled meeting of our Board of Directors in conjunction with our Annual Meeting of Shareholders. Directors are expected to attend the Annual Meeting of Shareholders absent an appropriate reason. All of the members of our Board of Directors attended our 2013 Annual Meeting of Shareholders.

In accordance with the listing standards of the New York Stock Exchange, our non-management Directors are scheduled to meet regularly in executive sessions without management and, if required, our independent Directors will meet at least once annually. Additional meetings of our non-management Directors may be scheduled from time to time when our non-management Directors determine that such meetings are desirable. Our non-management Directors met four times during fiscal year 2014.

NUMBER; CURRENT TERM; RELATIONSHIPS.

Our Board of Directors presently consists of 12 members. The current term of each member of our Board of Directors expires at our 2014 Annual Meeting of Shareholders. None of our Directors are related to each other and no arrangements or understandings exist pursuant to which any Director was selected as a Director or Director nominee.

DIRECTOR INDEPENDENCE.

Our Board of Directors Guidelines on Significant Corporate Governance Issues require at least a majority of our Directors to be “independent” as defined in the listing standards established by the New York Stock Exchange. Our Board of Directors has also adopted standards for director independence, which are set forth in our Independence Standards for Directors.

We strongly favor a governance structure that includes an independent Board of Directors. Of the 12 current members of our Board of Directors, 11 are independent based on our Board of Directors’ consideration of the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. In addition, each of the Audit Committee, the Corporate Governance and Nominating Committee, the Finance Committee and the Human Resources and Compensation Committee of our Board of Directors is composed entirely of independent directors. As a result, our independent Directors directly oversee critical matters such as our remuneration policy for executive officers, our corporate governance guidelines, policies and practices, our corporate finance strategies and initiatives, the integrity of our financial statements and our internal controls over financial reporting.

Our Board of Directors has affirmatively determined that the following 11 individuals who currently serve as Directors are independent: Robert G. Bohn, Linda S. Harty, William E. Kassling, Robert J. Kohlhepp, Kevin A. Lobo, Klaus-Peter Müller, Candy M. Obourn, Joseph Scaminace, Wolfgang R. Schmitt, Åke Svensson, and James L. Wainscott.

Among other things, our Board of Directors does not consider a Director to be independent unless it affirmatively determines that the Director has no material relationship with us either directly or as a partner, shareholder or officer of an organization that has a relationship with us. Our Board of Directors annually reviews and determines which of its members are independent based on the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors. During the course of such review, our Board of Directors broadly considers all facts and circumstances which it deems relevant, including any commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships between us and any of our Directors. In fiscal year 2014, after considering the facts and circumstances applicable to each Director, our Board of Directors determined that the following relationships required further analysis to confirm that the following Directors were independent:

1.	Each of Ms. Harty and Messrs. Kohlhepp and Lobo serves as an officer of a company that has an existing customer or supplier relationship with us. Our Board of Directors nevertheless concluded that each of these Directors is independent because, among other things, none of these Directors receive direct or indirect personal benefits as a result of these relationships and our payments to or from each of these companies fell below the thresholds set forth in the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors.

2.	Mr. Müller serves as Chairman of the Supervisory Board of Commerzbank AG, with which we have a commercial banking relationship. Our Board of Directors nevertheless concluded that Mr. Müller is independent because, among other things, he receives no direct or indirect personal benefits as a result of the relationship, we do not have an exclusive banking relationship with Commerzbank AG in Germany, and the amount of our indebtedness to Commerzbank AG is insignificant when compared to the purchase and sale thresholds set forth in the independence standards of the New York Stock Exchange and our Independence Standards for Directors.

CURRENT LEADERSHIP STRUCTURE.

Our Board of Directors currently employs a “dual leadership” structure in which our Chief Executive Officer serves as Chairman of the Board and, pursuant to our Board of Directors Guidelines on Significant Corporate Governance Issues, the Chair of the Corporate Governance and Nominating Committee of our Board of Directors, an independent Director, serves as Lead Director. Our Lead Director is elected solely by the independent members of our Board of Directors and holds a position separate and independent from our Chairman of the Board. The Charter of the Corporate Governance and Nominating Committee and our Board of Directors Guidelines on Significant Corporate Governance Issues provide that the Chair of the Corporate Governance and Nominating Committee is elected or re-elected every five years.

The specific authorities, duties and responsibilities of our Lead Director are described in our Board of Directors Guidelines on Significant Corporate Governance Issues. Among other things, our Lead Director presides over and supervises the conduct of all meetings of our independent Directors, calls meetings of our non-management, independent Directors, and prepares and approves all agendas and schedules for meetings of our Board of Directors.

Our Board of Directors has had a Lead Director since April 2004. Our Board of Directors believes that having a Lead Director who is elected by our independent Directors ensures that our Board of Directors will at all times have an independent Director in a leadership position. At the same time, our Board of Directors believes that it is important to maintain flexibility in its leadership structure to allow for a member of management to serve in a leadership position alongside the Lead Director if our Board of Directors determines that such a leadership structure best meets the then current needs of our Board of Directors, our business, our employees and our shareholders.

Our Board of Directors has determined that this leadership structure is currently more efficient and effective than a structure which employs a single, independent Chairman of the Board. Our Board of Directors views this structure as one that ensures both independence in leadership and a balance of knowledge, power and authority. For example, our leadership structure employs both a Chairman of the Board who possesses an intimate, working knowledge of our day-to-day business, plans, strategies and initiatives, and a Lead Director who has a strong working relationship with our non-management, independent Directors. These two individuals combine and utilize their unique knowledge bases and perspectives to ensure that management and our independent Directors work together as effectively as possible. Among other things, our Chairman of the Board ensures that our Board of Directors addresses strategic issues that management considers critical, while our Lead Director ensures that our Board of Directors addresses strategic issues that our independent Directors consider critical.

Our Board of Directors recognizes, however, that no single leadership model may always be appropriate. Accordingly, our Board of Directors regularly reviews its leadership structure to ensure that it continues to represent the most efficient and effective structure for our Board of Directors, our business, our employees and our shareholders.

SELECTION AND NOMINATION OF DIRECTORS.

The Corporate Governance and Nominating Committee of our Board of Directors is responsible for identifying, evaluating and recommending potential Director candidates. The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating candidates. The Corporate Governance and Nominating Committee regularly reviews whether the size of our Board of Directors is appropriate and whether any vacancies on our Board of Directors are expected due to retirements or otherwise. In the event that any vacancies are anticipated or otherwise arise, the Corporate Governance and Nominating Committee will consider various potential candidates.

In evaluating proposed Director nominees, the Corporate Governance and Nominating Committee will consider a variety of factors such as those described below under the caption “Director Qualifications; Board Diversity.” The Corporate Governance and Nominating Committee will consider the entirety of each proposed candidate’s credentials and will consider all available information that may be relevant to the candidate’s nomination. Following such consideration, the Corporate Governance and Nominating Committee may seek additional information regarding, and may request interviews with, any candidate it wishes to further pursue. Based upon all information reviewed and interviews conducted, the Corporate Governance and Nominating Committee will collectively determine whether to recommend the candidate to our entire Board of Directors.

During fiscal year 2014, the Corporate Governance and Nominating Committee retained a third-party search firm to assist in identifying, evaluating and recommending potential Director candidates. Candidates may also be recommended by other third-party search firms and current members of our Board of Directors. In addition, the Corporate Governance and Nominating Committee will give appropriate consideration to qualified persons recommended by shareholders for nomination as Directors, provided that such recommendations comply with the procedures set forth under the caption “Shareholder Recommendations for Director Nominees” beginning on page 82 of this Proxy Statement. The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders on the same basis as candidates from other sources. The Corporate Governance and Nominating Committee generally will not, however, consider recommendations for Director nominees submitted by individuals who are not affiliated with us.

DIRECTOR QUALIFICATIONS; BOARD DIVERSITY.

We believe that oversight from a highly-qualified and diverse Board of Directors is essential for the short-term and long-term success of our business. The size and scope of our global operations, markets, product offerings and employee base raise a wide range of issues. Consequently, we strive to attract and retain Directors who represent a broad range of backgrounds, educations, experiences, skills and viewpoints that will enable them to individually and collectively address the issues affecting our Board of Directors, our business, our employees and our shareholders.

Our Board of Directors, through its Corporate Governance and Nominating Committee, diligently evaluates each Director and Director nominee and our Board of Directors as a whole to ensure that our Board of Directors has a complementary mix of qualified and diverse individuals designed to optimize the functioning and the decision-making and oversight roles of our Board of Directors and its Committees. Our Board of Directors does not have any formal policies with respect to Director qualifications or diversity. As a general matter, however, the Corporate Governance and Nominating Committee considers a broad range of factors such as judgment, skill, integrity, independence, possible conflicts of interest, experience with businesses and other organizations of comparable size or character, the interplay of the candidate’s experience and approach to addressing business issues with the experience and approach of incumbent members of our Board of Directors and other new Director candidates, and the candidate’s ability to effectively monitor and oversee the risks facing our business. More specifically, our Board of Directors seeks to identify nominees who have one or more of the following attributes:

•	current or recent service as a Chief Executive Officer or in other senior executive positions;

•	current or recent service in senior leadership positions in global industrial companies of significant size;

•	significant experience in companies headquartered in and/or serving the key regions in which our business operates;

•	significant experience in operations, finance, accounting and other key areas;

•	ability to effectively monitor and oversee the most critical current risks facing our business; and/or

•	other relevant skills and experiences, including leadership positions in growth-oriented companies or companies involved in certain technologies and industries.

Our Board of Directors Guidelines on Significant Corporate Governance Issues also require each of our Directors to comply with our Global Code of Business Conduct and otherwise act with the commitment, integrity, honesty, judgment and professionalism necessary to serve the long-term interests of our Board of Directors, our business, our employees and our shareholders.

Our Board of Directors has concluded that the nominees presented in the “Item 1 — Election of Directors” section beginning on page 11 of this Proxy Statement collectively represent a highly-qualified and diverse group of individuals that will effectively serve our Board of Directors, our business, our employees and our shareholders. Our Board of Directors believes that each nominee should serve on our Board of Directors for the coming year based on his or her record of effective past service on our Board of Directors and the specific experiences, qualifications, attributes and skills described in his or her biographical information presented in the “Item 1 — Election of Directors” section.

RISK MANAGEMENT.

Management, our Board of Directors and its Committees are collectively engaged in identifying, overseeing, evaluating and managing the material risks facing our business and ensuring that our strategies and objectives work to minimize such risks. Our Board of Directors has the ultimate responsibility to monitor the risks facing our business.

Various members of our management are responsible for our day-to-day risk management activities, including members of our Human Resources, Internal Audit and Compliance, Legal, Tax, Risk Management, Treasury and Finance departments. Those individuals are charged with identifying, overseeing, evaluating and managing risks in their functional areas and for ensuring that any significant risks are addressed with the appropriate Committee of our Board of Directors. The risk areas for which each Committee is responsible are specifically described in the “Committees of the Board of Directors” below of this Proxy Statement. Management and the Chair of the applicable Committee ensure that any significant risks are reported to and addressed with the entire Board of Directors. Our Lead Director and the other Committee Chairs ensure that risk management is a recurring agenda item for meetings of our Board of Directors and its Committees.

Management and our Board of Directors and its Committees also engage outside advisors where appropriate to assist in the identification, oversight, evaluation and management of the risks facing our business. These outside advisors include our independent registered public accounting firm, external legal counsel and insurance providers, and the independent executive compensation consultant retained by the Human Resources and Compensation Committee of our Board of Directors.

Our Board of Directors believes that its current level of independence, leadership structure and qualifications and diversity of its members facilitate the effective identification, oversight, evaluation and management of risk. Our Lead Director meets regularly with our other independent Directors without management to discuss current and potential risks and the means of mitigating those risks, and has the authority to direct and evaluate management’s risk management efforts.

Management and our Board of Directors and its Committees view the risk management role of our Board of Directors and its Committees, and their relationship with management in the identification, oversight, evaluation and management of risk, as paramount to the short-term and long-term viability of our business. The ability to effectively monitor and oversee the most critical current risks facing our business is a key consideration for our Board of Directors and its Committees in identifying potential Board nominees and evaluating current Directors and Committee assignments.

COMMITTEES OF THE BOARD OF DIRECTORS

BOARD COMMITTEES; COMMITTEE CHARTERS.

Our Board of Directors has established, and has delegated certain authorities and responsibilities to, its Human Resources and Compensation Committee, Finance Committee, Corporate Governance and Nominating Committee and Audit Committee. Our Board of Directors has also adopted a written charter for each of these Committees, which is posted and available on the Corporate Governance page of our investor relations website at www.phstock.com. Shareholders may request copies of these charters, free of charge, by writing to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, or by calling (216) 896-3000.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE.

The Human Resources and Compensation Committee of our Board of Directors is our standing compensation committee. The Human Resources and Compensation Committee met five times during fiscal year 2014. The Human Resources and Compensation Committee consists of six Directors, each of whom is independent as defined in our Independence Standards for Directors and in the listing standards of the New York Stock Exchange.

As described beginning on page 24 of this Proxy Statement, the Human Resources and Compensation Committee has various duties and responsibilities with respect to the administration, oversight and determination of executive compensation. In addition, the Human Resources and Compensation Committee works with its independent executive compensation consultant and our Human Resources, Legal and other management personnel to oversee and evaluate risks arising from:

•	our compensation policies and practices for all employees;

•	our succession planning and talent development strategies and initiatives; and

•	other human resources issues facing our business.

In particular, the Human Resources and Compensation Committee monitors any significant existing or potential risks arising from our compensation policies and practices for all employees through its oversight of an annual compensation risk review conducted by management and its independent executive compensation consultant. The results of this review are evaluated and discussed among management, the Human Resources and Compensation Committee and its independent executive compensation consultant and, if any significant risks are identified, the full Board of Directors. Based on the review conducted during fiscal year 2014, we do not believe that any risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on our business.

The annual compensation risk review begins with a global assessment of any plans or programs that could potentially encourage excessive risk-taking or otherwise present significant risks to our business. The review also surveys our individual business units to determine whether any of them carries a significant portion of our risk profile, structures compensation significantly different than others or is significantly more profitable than others. The review then evaluates whether the applicable plans and programs are likely to encourage excessive risk-taking or detrimental behavior, vary significantly from our risk-reward structure, or otherwise present significant risks to our business.

During our fiscal year 2014 compensation risk review, we also identified and evaluated various mechanisms that we currently have in place that may serve to mitigate any existing or potential risks arising from our compensation policies and practices, including the following:

•

our executive officers and other management-level employees are compensated with a mix of annual and long-term incentives, fixed and at-risk compensation, cash and equity compensation, and multiple forms of equity compensation;

•	compensation packages gradually become more focused on long-term, at-risk and equity compensation as our employees ascend to and through management-level positions;

•	our global compensation plans and programs generally utilize the same or substantially similar performance measures;

•

we use multiple performance measures to determine payout levels under certain elements of incentive compensation and different performance measures for our annual incentives as compared to our long-term incentives;

•	the performance of our employees is not evaluated or measured based solely on changes in our stock price;

•

our incentive compensation programs generally limit payouts to a specified maximum, while those that do not are mitigated by other factors (e.g., stock appreciation rights are mitigated by long-term vesting periods and stock ownership guidelines);

•	we do not offer “guaranteed” bonuses and all of our incentive compensation elements carry downside risk for participants;

•

our executive officers are subject to specific stock ownership guidelines, a “claw-back” policy and provisions requiring forfeiture of certain elements of incentive compensation upon termination for cause;

•	our compensation packages, including severance packages and supplemental pensions, are within market ranges;

•

the Human Resources and Compensation Committee has both positive and negative discretion to assess the quality of our results in our various performance measures and the risks taken to attain those results in approving final incentive payouts;

•	our de-centralized organizational structure lessens the impact of any excessive risks taken by individual business units or operating groups; and

•

our employees are evaluated, measured and assessed based on their compliance with our Global Code of Business Conduct and other internal policies and controls, and the extent to which they act in the best interests of our business and our shareholders.

During the annual compensation risk review, we also consider whether any changes to our compensation plans and programs may be necessary to further mitigate risk. The Human Resources and Compensation Committee did not make any such changes based on the results of our fiscal year 2014 review.

The Human Resources and Compensation Committee also provides regular reports of its activities to the full Board of Directors, as the full Board of Directors has the ultimate responsibility for monitoring the risks facing our business.

THE FINANCE COMMITTEE.

The Finance Committee of our Board of Directors met twice during fiscal year 2014. The Finance Committee consists of five Directors, each of whom is independent as defined in our Independence Standards for Directors and in the listing standards of the New York Stock Exchange.

Among other things, the Finance Committee is responsible for reviewing our capital structure and tax and risk management strategies and for reviewing and approving our debt and equity offerings, share repurchase programs and the financial aspects of our qualified and non-qualified employee benefit plans. In addition, the Finance Committee works with our Legal, Tax, Risk Management, Treasury, Finance and other management personnel to oversee and evaluate risks arising from:

•	balance sheet and other financial statement issues;

•	structure and amount of our debt and equity;

•	our retirement and other benefit plans (including funding and investment risks);

•	our insurance coverage and costs;

•	tax, credit and liquidity issues; and

•	other strategies for our financial risk management (including any use of hedges and derivative instruments).

The Finance Committee also provides regular reports of its activities to the full Board of Directors, as the full Board of Directors has the ultimate responsibility for monitoring the risks facing our business.

THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE.

The Corporate Governance and Nominating Committee of our Board of Directors is our standing nominating committee. The Corporate Governance and Nominating Committee met twice during fiscal year 2014. The Corporate Governance and Nominating Committee consists of five Directors, each of whom is independent as defined in our Independence Standards for Directors and in the listing standards of the New York Stock Exchange.

Among other things, the Corporate Governance and Nominating Committee is responsible for evaluating and recommending to our Board of Directors qualified nominees for election as Directors and qualified Directors for Committee membership, establishing evaluation procedures and completing an annual evaluation of the performance of our Board of Directors, developing corporate governance principles, recommending those principles to our Board of Directors and considering other matters pertaining to the size and composition of our Board of Directors. In addition, the Corporate Governance and Nominating Committee works with our Legal and other management personnel to oversee and evaluate risks arising from:

•	Director independence, qualifications and diversity issues;

•	Board of Directors and Committee leadership, composition, function and effectiveness;

•	alignment of the interests of our shareholders with the performance of our Board of Directors;

•	compliance with applicable corporate governance rules and standards; and

•	other corporate governance issues and trends.

The Corporate Governance and Nominating Committee also provides regular reports of its activities to the full Board of Directors, as the full Board of Directors has the ultimate responsibility for monitoring the risks facing our business.

THE AUDIT COMMITTEE.

The Audit Committee of our Board of Directors is our standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee met seven times during fiscal year 2014. The Audit Committee consists of six Directors, each of whom is independent as defined in our Independence Standards for Directors and in compliance with the listing standards of the New York Stock Exchange and under the federal securities laws.

Our Board of Directors has determined that Linda S. Harty, the Chair of the Audit Committee, is an audit committee financial expert as defined in the federal securities laws.

Among other things, the Audit Committee is responsible for appointing, determining the compensation of and overseeing the work of our independent registered public accounting firm and ensuring its independence, approving all non-audit engagements with our independent registered public accounting firm and reviewing with our financial management and our independent registered public accounting firm annual and quarterly financial statements, the proposed internal audit plan for each calendar year, the proposed independent audit plan for each fiscal year, the results of the audits and the adequacy of our internal control structure.

In addition, the Audit Committee works with our independent registered public accounting firm and our Internal Audit and Compliance, Legal and other management personnel to oversee and evaluate risks arising from:

•	internal controls over financial reporting;

•	Form 10-K, Form 10-Q, earnings releases and other public filings and disclosures;

•	compliance with our Global Code of Business Conduct and other policies; and

•	litigation and claims.

In this risk management role, the Audit Committee also oversees the operation of our global compliance and internal audit programs. These programs are designed to identify, oversee, evaluate and manage the primary risks associated with our business and our particular business units and functional areas. Our Vice President—Internal Audit and Compliance supervises these programs and discusses issues related to these programs directly with the Audit Committee. The Audit Committee also meets privately at each of its meetings with representatives from our independent registered public accounting firm and our Vice President—Internal Audit and Compliance.

The Audit Committee also provides regular reports of its activities to the full Board of Directors, as the full Board of Directors has the ultimate responsibility for monitoring the risks facing our business.

OTHER GOVERNANCE MATTERS

REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS.

The Charter of the Corporate Governance and Nominating Committee provides that the Corporate Governance and Nominating Committee is responsible for considering questions of possible conflicts of interest of Directors and management and for making recommendations to prevent, minimize or eliminate such conflicts of interest. Our Global Code of Business Conduct provides that our Directors, officers, employees and their spouses and other close family members must avoid interests or activities that create any actual or potential conflict of interest. These restrictions cover, among other things, interests or activities that result in receipt of improper personal benefits by any person as a result of his or her position as our Director, officer, employee or as a spouse or other close family member of any of our Directors, officers or employees. Our Global Code of Business Conduct also requires our Directors, officers and employees to promptly disclose any potential conflicts of interest to our General Counsel. We also require that each of our executive officers and Directors complete a detailed annual questionnaire that requires, among other things, disclosure of any transactions with a related person meeting the minimum threshold for disclosure under the relevant Securities and Exchange Commission, or SEC, rules. All responses to the annual questionnaires are reviewed and analyzed by our legal counsel and, if necessary or appropriate, presented to the Corporate Governance and Nominating Committee for analysis, consideration and, if appropriate, approval.

The Corporate Governance and Nominating Committee will consider the following in determining if any transaction presented should be approved, ratified or rejected:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction;

•	the importance of the transaction to the related person and to us;

•	whether the transaction would impair the judgment or the exercise of the fiduciary obligations of any Director or executive officer;

•	the possible alternatives to entering into the transaction;

•	whether the transaction is on terms comparable to those available to third parties; and

•	the potential for an actual or apparent conflict of interest.

During fiscal year 2014, based on review of annual questionnaires, management identified and reviewed potential related-party transactions, including the transactions described in the “Director Independence” section on page 2. Based on management’s review and analysis, no potential related-party transactions were presented to the Corporate Governance and Nominating Committee for analysis, consideration or approval.

ITEM 1 – ELECTION OF DIRECTORS

Shareholder approval is sought to elect Robert G. Bohn, Linda S. Harty, William E. Kassling, Robert J. Kohlhepp, Kevin A. Lobo, Klaus-Peter Müller, Candy M. Obourn, Joseph Scaminace, Wolfgang R. Schmitt, Åke Svensson, James L. Wainscott and Donald E. Washkewicz for a term of office that will expire at the Annual Meeting of Shareholders in 2015. A plurality of the common shares voted in person or by proxy is required to elect a Director. Our Board of Directors Guidelines on Significant Corporate Governance Issues, however, require any current Director who receives a greater number of votes “withheld” than votes “for” in an uncontested election to submit a written offer of resignation to the Corporate Governance and Nominating Committee and requires our Corporate Governance and Nominating Committee and our Board of Directors to act on that written offer of resignation.

Should any nominee become unable to accept nomination or election, the proxies will be voted for the election of another person for Director as our Board of Directors may recommend. However, our Board of Directors has no reason to believe that this circumstance will occur.

NOMINEES FOR ELECTION AS DIRECTORS FOR TERMS EXPIRING IN 2015

Director since 2010

ROBERT G. BOHN

Age: 61

Committees: Audit Committee

                       Human Resources and Compensation Committee

Now retired, Mr. Bohn was Chairman of the Board of Oshkosh Corporation (specialty vehicles and vehicle bodies manufacturing) from January 2000 to February 2011 and Chief Executive Officer of Oshkosh from November 1997 to December 2010. Mr. Bohn is also a Director of Carlisle Companies, Inc. and The Manitowoc Company, Inc.

Our Board of Directors believes that Mr. Bohn will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•    extensive service as Chief Executive Officer and Chairman of the Board of Oshkosh Corporation, a successful global industrial company of significant size;

•     past and present service on other public company boards;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2007

LINDA S. HARTY

Age: 54

Committees: Audit Committee (Chair)

                       Finance Committee

Ms. Harty has been Treasurer of Medtronic, Inc. (medical technology) since February 2010. She was previously Executive Vice President and Treasurer of Cardinal Health, Inc. (health-care products and services) from May 2008 to December 2009.

Our Board of Directors believes that Ms. Harty will effectively serve our Board of Directors, our business, our employees and our shareholders based on her significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•    extensive service in senior finance and accounting leadership positions at both Cardinal Health, Inc. and Medtronic, Inc., successful global healthcare and medical technology companies of significant size;

•    qualification as an audit committee financial expert as defined in the federal securities laws;

•    independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•    proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•    high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2001

WILLIAM E. KASSLING

Age: 70

Committees: Audit Committee

                       Human Resources and Compensation Committee

Mr. Kassling has been Lead Director of the Board of Directors of Wabtec Corporation (technology-based equipment for the rail industry) since May 2013. He was previously Chairman of the Board of Wabtec from 1990 to May 2013.

Our Board of Directors believes that Mr. Kassling will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•    extensive service as Chief Executive Officer and Chairman of the Board of Wabtec Corporation, a successful global industrial company of significant size;

•    independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•    proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•    high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2002

ROBERT J. KOHLHEPP

Age: 70

Committees: Corporate Governance and Nominating Committee

                       (Chair and Lead Director)

                       Human Resources and Compensation Committee

Mr. Kohlhepp has been Chairman of the Board of Cintas Corporation (uniform rental) since October 2009 and has been a Director of Cintas since 1979. He was previously Vice Chairman of Cintas from July 2003 to October 2009. Mr. Kohlhepp was formerly a Director of Eagle Hospitality Properties Trust, Inc.

Our Board of Directors believes that Mr. Kohlhepp will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•    extensive service as Chief Executive Officer, Chairman, Vice Chairman and a Director of Cintas Corporation, a successful global industrial company of significant size;

•    independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•    proven ability to effectively serve as our Lead Director and to otherwise work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•    high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2013

KEVIN A. LOBO

Age: 49

Committees: Audit Committee

                       Finance Committee

Mr. Lobo has been Chairman of the Board of Stryker Corporation (medical technology) since July 2014 and has been Chief Executive Officer, President and a Director since October 2012. He was President of Orthopaedics Group of Stryker from June 2011 to October 2012; President of Neurotechnology and Spine Group of Stryker from April 2011 to June 2011; and President of Ethicon Endo-Surgery, a subsidiary of Johnson & Johnson (home and health care products and services) from July 2006 to March 2011.

Our Board of Directors believes that Mr. Lobo will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•    extensive service in senior leadership positions at both Stryker Corporation and Johnson & Johnson, successful global medical technology and home and health care products companies of significant size;

•    independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•    proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•    high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 1998

KLAUS-PETER MÜLLER

Age: 69

Committees: Corporate Governance and Nominating Committee

                       Finance Committee

Mr. Müller has been Chairman of the Supervisory Board of Commerzbank AG (international banking) in Frankfurt, Germany since May 2008. He is also Chairman of the Executive Committee German Transport Forum, Berlin, Germany.

Our Board of Directors believes that Mr. Müller will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     extensive service in senior leadership positions with Commerzbank AG, a significant financial institution in Europe;

•     strong finance background and extensive knowledge of European businesses and related issues and trends;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2002

CANDY M. OBOURN

Age: 64

Committees: Human Resources and Compensation Committee (Chair)

                       Corporate Governance and Nominating Committee

Ms. Obourn has been Chairman of Isoflux Incorporated (coating technologies) since April 2012. She was previously Chief Executive Officer and President of Isoflux Incorporated from August 2010 to April 2012; and Chief Executive Officer and President of ActivEase Healthcare, Inc. (women’s health care products) from February 2006 to August 2010. She is also Chairman of the Board of Directors of ESL Federal Credit Union.

Our Board of Directors believes that Ms. Obourn will effectively serve our Board of Directors, our business, our employees and our shareholders based on her significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•     service as Chief Executive Officer and President of a coating technologies company, Chief Executive Officer and President of a health care products company and in senior leadership positions at other global companies of significant size;

•     independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•     proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•     high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2004

JOSEPH SCAMINACE

Age: 61

Committees: Corporate Governance and Nominating Committee

                       Human Resources and Compensation Committee

Mr. Scaminace has been a Director and Chief Executive Officer of OM Group, Inc. (metal-based specialty chemicals) since June 2005 and Chairman of the Board of OM Group since August 2005. He was previously President of OM Group from June 2005 to April 2013. Mr. Scaminace is also a Director of The Cleveland Clinic Foundation and Cintas Corporation.

Our Board of Directors believes that Mr. Scaminace will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•    extensive service as Chief Executive Officer and Chairman of the Board of OM Group, Inc., and prior leadership positions at other global industrial companies of significant size;

•    past and present service on other public company boards;

•    independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•    proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•    high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 1992

WOLFGANG R. SCHMITT

Age: 70

Committees: Audit Committee

                       Corporate Governance and Nominating Committee

Mr. Schmitt has been the Chief Executive Officer of Trends 2 Innovation (strategic growth consultants) since May 2000.

Our Board of Directors believes that Mr. Schmitt will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•    extensive service as Chief Executive Officer of a strategic growth consulting company and prior leadership positions at other global industrial companies of significant size;

•    independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•    proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•    high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2010

ÅKE SVENSSON

Age: 62

Committees: Audit Committee

                       Finance Committee

Mr. Svensson has been Director General of the Association of Swedish Engineering Industries since September 2010. He was previously the Chief Executive Officer and President of Saab AB (aerospace, defense and security industry) from July 2003 to September 2010. Mr. Svensson was formerly a Director of the Swedish Export Credit Corporation, Micronic Mydata and Saab AB.

Our Board of Directors believes that Mr. Svensson will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•    extensive service as Chief Executive Officer and President of Saab AB, a successful European aerospace, defense and security company of significant size;

•    extensive knowledge of European aerospace, defense and security businesses and related issues and trends;

•    independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•    proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•    high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2009

JAMES L. WAINSCOTT

Age: 57

Committees: Finance Committee (Chair)

                       Human Resources and Compensation Committee

Mr. Wainscott has been Chairman of the Board of AK Steel Holding Corporation (steel producer) since January 2006 and President, Chief Executive Officer and a Director of AK Steel Holding since October 2003.

Our Board of Directors believes that Mr. Wainscott will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•    extensive service as President, Chief Executive Officer and Chairman of the Board of AK Steel Holding Corporation, a successful global industrial company of significant size;

•    independence under the applicable independence standards of the New York Stock Exchange and our Independence Standards for Directors;

•    proven ability to work efficiently and effectively with our other Directors to oversee and address issues and risks facing our business; and

•    high level of commitment to our Board of Directors and integrity, honesty, judgment and professionalism.

Director since 2000

DONALD E. WASHKEWICZ

Age: 64

Committees: None

Mr. Washkewicz has been our Chairman of the Board of Directors since October 2004, our Chief Executive Officer since July 2001 and our President since January 2007.

Our Board of Directors believes that Mr. Washkewicz will effectively serve our Board of Directors, our business, our employees and our shareholders based on his significant and diverse experiences, skills, qualifications and viewpoints from, among other things:

•    extensive service as Chairman of the Board, President, and Chief Executive Officer and in various operational leadership positions during his 42-year career with us;

•    intimate, working knowledge of our day-to-day business, plans, strategies and initiatives;

•    proven ability to work efficiently and effectively with our Lead Director and our other Directors to oversee and address issues and risks facing our business; and

•    high level of commitment to our Board of Directors, our business, our employees and our shareholders, and a high level of integrity, honesty, judgment and professionalism.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board of Directors consists of six Directors, each of whom is independent as defined in our Independence Standards for Directors and in compliance with the independence standards applicable to audit committee members in the listing standards of the New York Stock Exchange and under the federal securities laws. The responsibilities of the Audit Committee are set forth in a written Audit Committee Charter, a copy of which is available on the Corporate Governance page of our investor relations website at www.phstock.com.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended June 30, 2014 with management and with Deloitte & Touche LLP, or D&T, our independent registered public accounting firm for the fiscal year ended June 30, 2014.

The Audit Committee has discussed with D&T the matters required to be discussed by the statement on Auditing Standards No. 16, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received and reviewed the written disclosures and letter from D&T required by applicable requirements of the Public Company Accounting Oversight Board regarding D&T’s communications with the Audit Committee concerning independence, and has discussed with D&T their independence.

Based on the reviews and discussions described above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for the fiscal year ended June 30, 2014 be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed with the SEC.

Audit Committee:

Linda S. Harty, Chair

Robert G. Bohn

William E. Kassling

Kevin A. Lobo

Wolfgang R. Schmitt

Åke Svensson

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY—FISCAL YEAR 2014.

Objectives and Philosophies of the Executive Compensation Program.

In fiscal year 2001, we introduced the “Win Strategy” as the foundation of our business. The Win Strategy represents the unified vision of our employees worldwide, and defines the key goals, operational priorities and metrics used to profitably grow our business. The Win Strategy can be illustrated as follows:

The Win Strategy centers on three fundamental goals: premier customer service; financial performance; and profitable growth. The Win Strategy outlines various individual initiatives intended to advance those goals in all aspects of our business, including on-time delivery of quality products, value-added services and systems, strategic procurement of goods and services, lean operations, strategic pricing, a focus on strategic markets, product innovation and strong distribution. Our employees all over the world, who are empowered to implement these strategies and are ultimately responsible for achieving these goals, represent the foundation of the Win Strategy. We are confident that a worldwide focus on the Win Strategy will maximize the long-term value of our shareholders’ investments by helping us to realize top-quartile performance among our competitors and peers and steady appreciation of our stock price.

The Win Strategy also provides the means by which we can measure and reward success. In fact, the objective of our executive compensation program is to encourage and reward performance that implements the strategies and advances the goals of the Win Strategy. The program is designed to:

•

align the financial interests of our executive officers and our shareholders by encouraging and rewarding our executive officers for performance that achieves or exceeds significant financial and operational performance goals and by holding them accountable for results;

•

encourage and reward our executive officers for experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and to the success of our business;

•

attract, retain and motivate highly-talented and ethical individuals at all levels who are focused on the long-term success of our business and who are equipped, motivated and poised to lead and manage our business presently and in the future;

•	offer compensation that keeps us competitive with companies that compete with us for talented employees and shareholder investment;

•

promote accountability by allocating a greater proportion of the compensation for executive officers, as compared to other employees, to elements that are dependent on the performance of our business; and

•	maintain a level of flexibility sufficient to adjust for trends and changes in the continuously evolving global business and regulatory environment.

Categories and Elements of Executive Compensation.

Our executive compensation program covers all compensation paid to our executive officers. Our executive officers include, among others, the Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers identified in the Summary Compensation Table for Fiscal Year 2014 on page 48, which we refer to as the Named Executive Officers.

Our executive compensation program offers the categories and elements of compensation identified in the following table. Each element of compensation is more specifically defined and described in the “Elements of Executive Compensation” section of this Compensation Discussion and Analysis beginning on the page indicated in the table. In addition in fiscal year 2014, we granted restricted stock units as more specifically described beginning on page 39.

Category of Compensation	Element(s) of Compensation	Defined/Described Beginning on:
Base Salaries	Base Salaries	Page 31
Annual Cash Incentive Compensation	Target Incentive Bonuses General RONA Bonuses Converted RONA Bonuses Volume Incentive Bonuses	Page 32 Page 33 Page 33 Page 35
Long-Term Incentive Compensation	LTIP Awards Stock Incentives	Page 36 Page 38
Employee Benefits	Various	Page 40
Executive Perquisites	Various	Page 44

“Pay-for-Performance”—Structure, Key Financial Metrics and Impact on Compensation Payouts.

Our executive compensation program is structured to ensure that a significant portion of the compensation for executive officers is dependent upon the performance of our business. This “pay-for-performance” structure drives the program to achieve its objective to encourage and reward performance that implements the strategies and advances the goals of the Win Strategy. The program is also structured to ensure that it is not overly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers. The “Allocation of Executive Compensation” section beginning on page 28 describes our policies and practices for allocating executive compensation among the various categories and elements.

To illustrate, the chart below shows the mix of fixed and at-risk, annual and long-term and cash and equity compensation represented by base salaries and the elements of annual cash incentive compensation and long-term incentive compensation for the Named Executive Officers. The percentages of total compensation reflected in this chart were calculated using each Named Executive Officer’s fiscal year 2014 base salary, target annual cash incentive compensation and target long-term incentive compensation.

Emphasis on Sustained Performance

The “Elements of Executive Compensation” section beginning on page 31 provides detailed discussion and analysis as to how each element of compensation encourages and rewards performance that implements the strategies and advances the goals of the Win Strategy. To summarize, we provide base salaries, employee benefits and executive perquisites primarily to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals needed to implement and advance our strategies and goals. In addition, as illustrated in the Compensation Design Chart on the next two pages, we provide each other element of annual cash incentive compensation and each element of long-term incentive compensation primarily to encourage and reward performance that implements and advances our strategies and goals relating to financial performance and profitable growth.

In fiscal year 2014, our executive compensation program and its “pay-for-performance” structure ensured that annual cash incentive compensation and long-term incentive compensation payouts to our executive officers aligned with our performance in certain key financial metrics that we use to measure the overall performance of our business. The Compensation Design Chart shows the behaviors, key financial metrics and fiscal year 2014 results driven by each element of at-risk compensation provided to the Named Executive Officers in fiscal year 2014.

Total Compensation for the Named Executive Officers — Fiscal Year 2014

- Comprised of fixed and at-risk compensation.

Fixed Compensation

- Encourages and rewards attainment of individual performance goals established during the annual performance review process.
- Recognizes experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, and individual accomplishment.

At-Risk Compensation

Annual Cash Incentive Compensation

RONA Bonuses (General and Converted)

RONA Bonuses are incentives that encourage Named Executive Officers to maximize the company's return on net assets.

Payouts increase as the return on net assets increases.

RONA Bonuses encourage and reward strategic pricing, strategic procurement, innovative products, system solutions and strong distribution.

General RONA Bonuses, together with Target Incentive Bonuses, are generally targeted at the market median as part of the overall annual incentive opportunity. Converted RONA Bonuses remain targeted at the value of the perquisites they replaced.

Our return on consolidated net assets and return on net assets for all divisions were above target, with a payout to our Named Executive Officers at approximately 106% of target.

Target Incentive Bonuses

Payouts increase as our free cash flow margin increases above established target percentages.

Target Incentive Bonuses encourage and reward continuous improvement in net income, lean initiatives, inventory controls, collection of receivables, control of payables and capital expenditures, and the ability to finance dividends, acquisitions and product innovations.

Target Incentive Bonuses, together with General RONA Bonuses, are generally targeted at the market median as part of the overall annual incentive opportunity. Performance objectives are established after a review of our Peer Group's realized free cash flow margin over the past one-, three- and five-year period.

Our operating cash flows were $1.39 billion or 10.5% of sales. This performance helped us to achieve free cash flow margin of 9.43% resulting in a payout of 171.5% of target.

Volume Incentive Bonuses

Volume Incentive Bonuses encourage eligible operating Group Presidents to grow their operating groups both organically and through acquisitions.

Payouts are earned when revenue growth exceeds 7.5% for the operating group during the fiscal year.

Volume Incentive Bonuses are capped at 15% of salary.

During FY2014, none of the Named Executive Officers received a Volume Incentive Bonus.

22

Long-Term Incentive Compensation

LTIP Awards

LTIP Awards encourage sustained high performance relative to our Peer Group.

Payouts are based upon our Peer Group ranking in three key metrics over a three-year period – average return on invested capital, growth in fully diluted earnings per share and revenue growth.

Performance results are influenced by our ability to deliver on key Win Strategy goals including product innovation, on-time delivery of quality products, value-added services and systems, strategic procurement of goods and services, lean operations, strategic pricing, strong distribution and profitable growth.

LTIP Awards represent approximately half of the long-term compensation awarded to our Named Executive Officers and are targeted to deliver market median award values.

For our three-year performance period ended December 31, 2013, our performance was in the top quartile for average return on invested capital, near the median for revenue growth, and slightly above threshold for earnings per share growth resulting in a payout at 118.42% of target.

Stock Incentives

Stock Incentives encourage sustained high performance that results in stock price appreciation.

Value realized by our Named Executive Officers is based upon the stock price appreciation between the date of grant and the date of exercise of an award.

Stock Incentives encourage and reward sustained profitable growth and financial and operational performance that contribute to appreciation of our stock price.

Stock Incentives represent approximately half of the long-term compensation awarded to our Named Executive Officers and are targeted to deliver median award values.

Our average daily closing per share stock price was $115.87 in fiscal year 2014, as compared to $87.26 in fiscal year 2013. The value of outstanding Stock Incentives showed corresponding improvements during fiscal year 2014.

23

Highlights and Significant Changes to Executive Compensation Program.

We continue to maintain several long-standing compensation practices that we believe contribute to good corporate governance, including our “claw-back policy” described on page 30, our stock ownership guidelines described on page 30, our hedging, pledging and other stock ownership restrictions described on page 31 and our annual compensation risk review described beginning on page 6. We did not make any other significant changes to our executive compensation program in fiscal year 2014.

On August 13, 2014, the Human Resources and Compensation Committee of our Board of Directors, which we refer to in this Compensation Discussion and Analysis as the Committee authorized and adopted the following changes to our executive compensation program for fiscal year 2015:

•

Profitable Growth Incentive Plan: The Committee adopted the Profitable Growth Incentive Plan which in fiscal year 2015 will replace the Volume Incentive Plan in its entirety. The participants in the plan will include group presidents. The plan is designed to implement the strategies and advance the goals of the Win Strategy by encouraging and rewarding participants for organic sales growth and sales growth through acquisitions, encouraging those activities we expect to result in long-term sustainable profitable growth.

Under the terms of the plan, the annual General RONA Bonus for the participants may be adjusted after each fiscal year on the basis of a multiplier, which we refer to as the PG RONA Multiplier, that is determined by the three-year compound annual growth rate of external customer sales for the applicable operating group or division, which we refer to as 3-year CAGR.

The following table sets forth examples of the PG RONA Multiplier that may be applied to, and which may adjust, the General RONA Bonuses under the plan after each fiscal year:

3-year CAGR:	Less than or equal to -5%	3% - 5%	8%	Greater than or equal to 15%
PG RONA Multiplier:	90%	100%	105%	130%

The PG RONA Multiplier that may be applied are interpolated on a linear basis between the points in the above table.

•

Calculation of Target Incentive Bonuses: The Committee evaluated our fiscal year 2015 annual plan for free cash flow margin and developed the following table to illustrate how final Target Incentive Bonus amounts will be calculated at the end of fiscal year 2015:

FY15 Free Cash Flow Margin:	Less than 5%	5%	7.5%	Greater than or equal to 10%
Payout %	0%	50%	100%	200%

The Target Incentive Bonus payout percentage that is applied is interpolated on a linear basis between the points in the above table.

ADMINISTRATION, OVERSIGHT AND DETERMINATION OF EXECUTIVE COMPENSATION.

Human Resources and Compensation Committee.

The Committee, has various duties and responsibilities with respect to the administration, oversight and determination of executive compensation. As described in the Committee’s Charter, which is posted and available on the Corporate Governance page of our investor relations website at www.phstock.com, these duties and responsibilities include:

•	establishing our executive compensation program and overseeing its development and implementation;

•	reviewing and approving the relevant performance goals of our Chief Executive Officer and determining whether or not they have been achieved;

•	setting and reviewing the compensation of our Chief Executive Officer, and reviewing and approving the compensation programs for our other executive officers;

•	reviewing and evaluating the performance of our Chief Executive Officer, and reviewing performance evaluations of our other executive officers; and

•	performing other duties and responsibilities assigned by our Board of Directors.

The Committee also retains the discretion to authorize periodic compensation adjustments due to promotions or increases in the responsibilities of our executive officers.

In fulfilling its duties and responsibilities, the Committee seeks periodic input, advice and recommendations from various sources, including our Board of Directors, our executive officers and the Committee’s independent executive compensation consultant. The Committee is not bound by that input or advice or those recommendations. The Committee at all times exercises independent discretion in its executive compensation decisions.

Board of Directors.

Our Board of Directors approves all incentive compensation plans and equity-based plans reviewed and recommended by the Committee and all other plans and programs which, by their terms, require approval of our Board of Directors. Our Board of Directors does not authorize or approve any other specific executive compensation matters. Our Board of Directors oversees the Committee’s activities and performance, including the identification, evaluation and monitoring of risks arising from our compensation policies and practices, and reviews all material information relating to executive compensation matters approved by the Committee. This oversight ensures that the Committee fulfills its duties and responsibilities and that the executive compensation program is reasonable and appropriate, meets its objectives and effectively serves the interests of our business and our shareholders.

Executive Officers.

Our executive officers also play a role in the administration, oversight and determination of executive compensation. At the beginning of each fiscal year, each executive officer sets annual performance goals for his or her direct reports, which may include other executive officers. The performance goals are designed to promote individual performance consistent with the strategies and goals of the Win Strategy. Throughout the fiscal year, each executive officer’s performance is reviewed and evaluated against his or her performance goals. At the end of the fiscal year, each executive officer conducts a final performance review for each of his or her direct reports. Based on those reviews, our executive officers, other than our Chief Executive Officer, recommend any annual compensation adjustments and awards for their executive officer direct reports to our Chief Executive Officer.

Our Chief Executive Officer similarly reviews and evaluates his direct reports, which include each of the other Named Executive Officers other than Mr. Cullman. Our Chief Executive Officer also reviews and evaluates the recommendations made with respect to all of our other executive officers and makes any modifications that he deems appropriate. Our Chief Executive Officer then recommends to the Committee annual compensation adjustments and awards for all of our executive officers other than himself.

Our Chief Executive Officer, our Executive Vice President—Human Resources & External Affairs and our Secretary attend all meetings of the Committee other than appropriate executive sessions, and our Chief Executive Officer does not attend any meetings relating to his performance or compensation. Our executive officers prepare and provide to the Committee tally sheets for certain executive officers, which are used by the Committee to understand and measure the performance and effectiveness of our annual cash incentive compensation and long-term incentive compensation. Our executive officers also periodically consult with and assist the Committee in calculating incentive compensation payouts, establishing and monitoring performance goals and addressing other appropriate executive compensation matters.

COMPENSATION CONSULTANTS AND BENCHMARKING.

The Committee regularly monitors, reviews and evaluates our executive compensation program to ensure that it provides reasonable compensation ranges at appropriate levels and remains competitive and effective. The Committee engages Mercer Human Resource Consulting, an independent human resources and compensation consulting firm, which we refer to as Mercer, to assist the Committee in its monitoring, review and evaluation and to otherwise provide assistance and guidance to the Committee on executive officer and director compensation matters. Mercer is a wholly owned subsidiary of Marsh & McLennan Companies, Inc. The Committee first engaged Mercer in fiscal year 2009 following a robust procurement process involving multiple consulting firms. Mercer emerged from that process as the Committee’s provider of choice based on its level of expertise and financial and strategic fit. Mercer reports directly to the Committee and attends all meetings of the Committee. The Committee has sole authority for the appointment, removal, replacement, compensation and oversight of Mercer and its affiliates for executive officer and director compensation matters.

Mercer provides a wide range of executive officer and director compensation consulting services for the Committee. Mercer prepares and provides to the Committee a comprehensive annual review of base salaries, target annual cash incentive compensation, target long-term incentive compensation and target total cash and direct compensation for all of our executive officers. Mercer uses this annual review to advise the Committee with respect to the effectiveness and competitiveness of our executive compensation program. The Committee considers this annual review when establishing compensation levels and otherwise to ensure that our executive compensation program remains competitive and effective.

Mercer prepares the annual review by using proxy statement data and surveys published by leading human resources and compensation consultants to conduct market analyses of base salaries, target annual bonuses, target long-term incentive compensation and target total cash and direct compensation offered to executives of other diversified industrial companies with revenues and market values comparable to ours, which we refer to as the Peer Group. Mercer also uses broader market data on companies outside of the Peer Group to the extent that it is available and appropriate.

The Committee regularly reviews and updates the Peer Group to make sure that it consists of companies which directly compete with us for talented employees and shareholder investment and that it otherwise represents a meaningful group of peers. In evaluating the Peer Group companies, the Committee looks for companies in the Diversified Industrials industry/sector with similar characteristics and business strategies to ours. The Peer Group for fiscal year 2014, which was the same as the Peer Group for fiscal year 2013, consisted of the following companies:

• Caterpillar Inc.	• Emerson Electric Co.	• Johnson Controls, Inc.
• Cummins Inc.	• Flowserve Corporation	• Pall Corporation
• Danaher Corporation	• Honeywell International, Inc.	• Rockwell Automation, Inc.
• Deere & Company	• Illinois Tool Works Inc.	• SPX Corporation
• Dover Corporation	• Ingersoll-Rand Company Limited	• Textron, Inc.
• Eaton Corporation plc	• ITT Corporation

Other executive officer and director compensation consulting services provided for the Committee by Mercer during fiscal year 2014 included:

•	preparing for and participating in all Committee meetings and all necessary prior or subsequent meetings and debriefings with the Chair of the Committee and/or management;

•	preparing and providing to the Committee a comprehensive review of compensation provided to our non-management Directors;

•	reviewing, analyzing and reporting on market trends and perspectives in executive and director compensation;

•	working with management to conduct the annual compensation risk review described beginning on page 6 of this Proxy Statement;

•	reviewing, analyzing and reporting on our qualified and non-qualified retirement programs relative to our Peer Group;

•	periodically working with management to gather information on proposals that management may make to the Committee and to better understand our executive compensation program and its objectives; and

•	periodically assisting management in calculating incentive compensation payouts and addressing other appropriate executive and director compensation matters.

For fiscal year 2014, we paid $216,174 in fees, administrative charges, out-of-pocket expenses and other costs to Mercer for executive officer and director compensation consulting services provided for the Committee.

Management directly engages Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) in the ordinary course, without the approval of our Board of Directors or the Committee, to provide services in areas other than executive officer and director compensation. These additional services include:

•	consulting services regarding life insurance, prescription drug and other benefits programs for our employees generally;

•	consulting services regarding investment options available under our benefit plans for our employees generally;

•	providing benchmarking surveys for information on compensation and benefits for our employees generally; and

•	providing services as an insurance broker.

For fiscal year 2014, we paid $835,325 in fees, administrative charges, out-of-pocket expenses and other costs to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer) for these additional services. The consolidated revenues of Marsh & McLennan Companies, Inc. were $12.26 billion as reported in its Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

The Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, that could give rise to a potential conflict of interest with respect to Mercer. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Mercer. The Committee also periodically reviews the relationship with Mercer to determine whether there are sufficient internal safeguards in place to ensure that Mercer provides services to the Committee independent of any influence from management. The Committee identified the following safeguards:

•	Mercer reports directly to the Committee and not to management on executive officer and director compensation matters;

•	at each meeting of the Committee, Mercer and the Committee meet in executive session without members of management present;

•	all non-executive compensation services are provided by Mercer consultants who are not involved in providing executive officer and director compensation consulting services for the Committee;

•	the Committee has exclusive authority to retain and set the compensation for Mercer’s executive officer and director compensation consulting services;

•	the Mercer consultants to the Committee do not provide any services to us other than those provided for the Committee;

•

the Mercer consultants to the Committee do not participate in any client development activities that are not directly related to executive officer or director compensation services for the Committee; and

•	the amounts paid to the Mercer consultants by the Committee are not directly impacted by any growth in the fees we pay to Marsh & McLennan Companies, Inc. and its affiliates (including Mercer).

GENERAL POLICIES AND PRACTICES RELATING TO EXECUTIVE COMPENSATION.

Allocation of Executive Compensation.

The Committee seeks to provide a package of compensation, employee benefits and executive perquisites which is adequate to keep us competitive in attracting, retaining and motivating present and future executive officers. Annually, base salaries, target annual cash incentive compensation and long-term incentive compensation for each executive officer is compared to the median of companies included in Mercer’s annual review with the objective that, in aggregate, our compensation generally remains at the median of the Peer Group.

When deciding whether to materially increase or decrease the amount of any element of compensation, the Committee considers Mercer’s annual review, the annual performance reviews of the executive officers and the performance of our business as a whole. The Committee does not consider amounts realized from prior compensation in determining the levels of compensation paid to executive officers.

To ensure that our executive compensation program meets its objective to drive and support the Win Strategy, the Committee allocates the majority of compensation for executive officers to annual cash incentive compensation and long-term incentive compensation. Each of the at-risk elements of compensation within those categories is directly tied to appreciation of our stock price and/or to significant financial and operational performance goals. More than one-half of the targeted total compensation for the executive officers is, therefore, “at risk” and may significantly fluctuate from year to year based on our financial, operational and stock performance. In addition, the Committee makes sure that executive officers, as compared to other employees, have a greater proportion of their total compensation allocated to these at-risk elements. The Committee structures the program in this manner to better align the financial interests of our executive officers with the financial interests of our shareholders, to better ensure a “pay-for-performance” result and to promote internal equity by recognizing that our executive officers, as compared to other employees, have greater responsibility and influence over the performance of our business.

Our executive compensation program is also structured to offer a reasonable balance of annual and long-term, as well as cash and equity, elements of compensation. The program provides a mix of those elements specifically designed to encourage and reward performance that contributes to the advancement of the Win Strategy. The Committee does not have any formal policies or guidelines with respect to the allocation of executive compensation between annual and long-term elements, cash and equity elements or different forms of equity elements. In practice, however, the Committee has taken the following approaches.

•

Allocation between annual and long-term elements. The Committee considers Mercer’s annual review as it sets the total of each executive officer’s base salary and annual cash incentive compensation to ensure that it is reasonable in the context of the midpoint value of his or her comparable position within the companies included in the annual review. The Committee also considers Mercer’s annual review as it sets the total target value of each executive officer’s long-term incentive compensation as a multiple of the midpoint of the base salary range of his or her comparable position within the companies included in the annual review.

•

Allocation between cash and equity elements. Base salaries and annual cash incentive compensation are paid in cash. Long-term incentive compensation is generally paid in equity because of the long-term nature of equity awards and our desire to encourage performance that drives long-term shareholder value.

•

Allocation between different forms of equity elements. The Committee generally allocates 50% of the total target value of each executive officer’s long-term incentive compensation to LTIP Awards and 50% to Stock Incentives. The Committee takes this approach to balance the allocation between elements based on long-term financial, operational and strategic metrics and those based on long-term performance of our common stock. The Committee also uses a balanced approach to avoid any appearance that the executive compensation program is a positive or negative indicator of current stock value or anticipated stock price performance.

The Committee generally makes all elements of executive compensation available to all executive officers and makes executive compensation decisions on a consistent and equitable basis. The Committee generally does not offer any element to an executive officer that is not available to other executive officers. As described beginning on page 35, however, the Committee provides the opportunity to earn Volume Incentive Bonuses only to certain operating group presidents.

Accounting and Tax Considerations.

Our executive compensation program is structured to achieve flexibility, maximize benefits and minimize detriments to our business and our executive officers from a tax and accounting perspective. As a result, we continuously review and evaluate the impact of changes in tax laws and accounting practices and interpretations and similar factors affecting our executive compensation program. For example, Financial Accounting Standards Board ASC Topic 718, which results in recognition of compensation expense for Stock Incentives, and Section 409A of the Internal Revenue Code, which impacts deferred compensation arrangements, are considered as we evaluate structure and implement changes to the program.

In addition, we try to structure the program and each element of compensation in a way that allows us to deduct compensation payments for tax purposes. The Committee takes into account whether particular elements are “performance-based” compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) sets a limit of $1,000,000 on the amount we can deduct for compensation paid to each of the Chief Executive Officer and the three other most highly compensated executive officers other than the Chief Financial Officer. Compensation that qualifies as “performance-based” compensation under Section 162(m) does not count toward the $1,000,000 limit.

Base salary does not qualify as “performance-based” compensation under Section 162(m). The Committee, therefore, generally tries to make sure that annual cash incentive compensation and long-term incentive compensation qualify as fully deductible “performance-based” compensation under Section 162(m).

At the 2010 Annual Meeting of Shareholders, our shareholders approved our Performance Bonus Plan. The Performance Bonus Plan is designed to ensure that annual cash incentive compensation and long-term incentive compensation awarded under the plan are “performance-based” compensation exempt from the $1,000,000 deduction limit under Section 162(m). The Committee grants all LTIP Awards under the Performance Bonus Plan because it is difficult to predict over a long-term period which executive officers will be covered by Section 162(m) and whether or not annual compensation to those executive officers in future years will exceed $1,000,000. The Committee also grants Target Incentive Bonuses and General RONA Bonuses under the Performance Bonus Plan to executive officers who may potentially be subject to Section 162(m), and then only to the extent that the Committee deems necessary to ensure their deductibility under Section 162(m). The Committee, however, reserves the right to award compensation outside of the Performance Bonus Plan, even if the awards cannot be deducted by the Company, if the Committee determines that the awards are reasonable and appropriate.

In fiscal year 2014, the Committee awarded Target Incentive Bonuses and General RONA Bonuses under the Performance Bonus Plan to each of the Named Executive Officers. Because the Committee did not award any Converted RONA Bonuses or Volume Incentive Bonuses under the Performance Bonus Plan in fiscal year 2014, or under any other Section 162(m) qualified plan, these elements of compensation do not qualify as “performance-based” compensation under Section 162(m).

Committee Discretion.

The Committee does not change the pre-determined performance goals or increase the amount of any at-risk compensation following the grant date except as permitted by applicable laws and regulations. The Committee may increase the amount of any award of annual cash incentive compensation made outside of the Performance Bonus Plan if appropriate to account for corporate policy changes, executive compensation program changes and major corporate programs, and to account for the negative impact of acquisitions on goodwill and amortization expense, losses on dispositions of real property during plant moves or shutdowns and other unexpected occurrences that negatively impact awards. The Committee has historically exercised this discretion only with respect to General RONA Bonuses. The Committee exercises this discretion to encourage our employees to engage in activities and initiatives that drive and support the Win Strategy but have an adverse impact on General RONA Bonuses, such as significant restructuring initiatives.

The Committee may reduce the amount of any award of annual cash incentive compensation or long-term incentive compensation made outside of the Performance Bonus Plan other than Stock Incentives. The Committee also may reduce the amount of any award made under the Performance Bonus Plan as long as the award would continue to qualify as “performance-based” compensation under Section 162(m). The Committee retains this discretion for the following purposes:

•

to ensure greater control over final performance-based compensation amounts based on its assessment of the quality of our results in our various performance measures, the risks taken to attain those results and our overall financial performance;

•	to ensure that performance-based compensation continues to effectively serve the interests of our business and our shareholders; and

•	to avoid inappropriately rewarding executive officers based on events or circumstances that were not expected at the beginning of the performance period.

The Committee has historically exercised this discretion with respect to General RONA Bonuses awarded under the Performance Bonus Plan to the Chief Executive Officer, the Chief Financial Officer and certain other executive officers. At the beginning of the year, the Committee determines for each of these executive officers a General RONA Bonus award opportunity that is large enough to ensure that we meet our objectives for annual cash incentive compensation and, at the same time, preserve the ability of the Committee to exercise its discretion to reduce the amount of the award payout to an appropriate level as compared to the final payouts made to executive officers who receive General RONA Bonuses outside the Performance Bonus Plan and after taking into account individual performance and contributions to the success of our business. In addition, as described beginning on page 36, our calculation methodology for LTIP Award payouts will also allow the Committee to exercise this discretion with respect to LTIP Award payouts.

“CLAW-BACK” POLICY.

On August 13, 2009, our Board of Directors adopted a “claw-back policy.” This policy allows us to recover or withhold any Target Incentive Bonuses, General RONA Bonuses, Converted RONA Bonuses or LTIP Awards granted on or after July 1, 2009 which are paid or payable to an executive officer if:

•	payment, grant or vesting was based on the achievement of financial results that were subsequently the subject of a restatement of any of our financial statements filed with the SEC;

•	our Board of Directors determines in its sole discretion that the fraud or misconduct of the executive officer caused or contributed to the need for the restatement;

•	the amount that would have been paid or payable to the executive officer would have been less if the financial results had been properly reported; and

•

our Board of Directors determines in its sole discretion that it is in our best interests and in the best interests of our shareholders to require the executive officer to repay or forfeit all or any portion of the amount paid or payable.

STOCK OWNERSHIP GUIDELINES.

The Committee has recommended, and our Board of Directors adopted, stock ownership guidelines to further align the financial interests of our executive officers, directors and shareholders by encouraging the accumulation and retention of our common stock by our directors and executive officers. The current guidelines for our directors and executive officers are as follows:

Participants	Guidelines
Chief Executive Officer	Five times annual base salary
Executive or Senior Vice Presidents	Three times annual base salary
Other executive officers	Two times annual base salary
Non-management directors	Four times annual retainer

The recommended time period for achieving compliance with the guidelines is five years from election or appointment to the position that is subject to the guidelines. The Committee reviews share ownership information with the Chief Executive Officer in August of each year to ensure compliance with the guidelines. As of June 30, 2014, all executive officers and directors in their positions for at least five years were in compliance with the guidelines.

STOCK OWNERSHIP RESTRICTIONS.

We maintain an insider trading policy which, among other things, restricts our executive officers from hedging or pledging their stock ownership positions or engaging in other speculative transactions that could lead to inadvertent violations of insider trading laws.

ELEMENTS OF EXECUTIVE COMPENSATION.

Our executive compensation program provides the Named Executive Officers with the elements of compensation described below. All of these elements are designed to work together to contribute to our continuing effort to achieve top-quartile performance among our peers and increase our stock price by pursuing the strategies and goals of the Win Strategy.

Base Salaries.

Each of the Named Executive Officers receives an annual base salary, paid monthly, as compensation for services rendered during the fiscal year. We provide base salaries to:

•	encourage and reward attainment of individual performance goals established during the annual performance review process;

•

recognize experience, expertise, level of responsibility, continuity of leadership, leadership qualities, advancement, individual accomplishment and other significant contributions to the enhancement of shareholder value and the success of our business; and

•	ensure that the executive compensation program remains competitive to attract, retain and motivate the highly-talented and ethical individuals necessary to advance the goals of the Win Strategy.

The Committee establishes a base salary range for each Named Executive Officer by using Mercer’s annual review to analyze base salaries of persons holding comparable positions within the companies included in the annual review. The Committee determines the base salary for each Named Executive Officer for the next fiscal year based on the Named Executive Officer’s annual performance review, and compares the amount to the applicable market range to make sure that it is reasonable. The Committee may also increase base salaries, where appropriate, periodically throughout the fiscal year based on the results of interim performance reviews. The Committee generally tries to target base salary amounts at approximately the median of the companies included in Mercer’s annual review. During fiscal year 2014, the Named Executive Officers received the base salaries included in the “Salary” column of the Summary Compensation Table for Fiscal Year 2014 on page 48.

Annual Cash Incentive Compensation.

Our executive officers are eligible to receive annual cash incentive compensation based on pre-determined financial and growth objectives relating to free cash flow margin, return on net assets and revenue growth. This category of compensation consists of four specific elements, which we refer to as Target Incentive Bonuses, General RONA Bonuses, Converted RONA Bonuses and Volume Incentive Bonuses. All of the Named Executive Officers are eligible to receive Target Incentive Bonuses, General RONA Bonuses and Converted RONA Bonuses. As described beginning on page 35, Mr. Cullman is the only Named Executive Officer eligible to participate in the Volume Incentive Plan.

The Committee allocates a significant portion of the total compensation for executive officers to annual cash incentive compensation, which is wholly dependent on achieving pre-determined financial and operational goals. At the beginning of fiscal year 2014, for example, target values of Target Incentive Bonuses and General and Converted RONA Bonuses represented 153% of base salary for the Chief Executive Officer, 74%-90% of base salary for the Chief Financial Officer and the Executive Vice Presidents and 62%-75% of base salary for all other executive officers. The following table reflects the target percentage of base salary represented by Target Incentive Bonuses and General and Converted RONA Bonuses for each Named Executive Officer at the beginning of fiscal year 2014:

Named Executive Officer	Target Percentage of Base Salary— Target Incentive Bonuses and General and Converted RONA Bonuses
Donald E. Washkewicz	153%
Jon P. Marten	88%
Lee C. Banks	90%
Thomas L. Williams	90%
Jeffery A. Cullman	69%

The Committee pre-determines the performance measures applicable to each element by analyzing our annual goals and objectives for each performance measure and, for Target Incentive Bonuses, Mercer’s annual review. The Committee directly and materially links annual cash incentive compensation to performance that drives and supports the Win Strategy.

Target Incentive Bonuses.

During fiscal year 2014, the Named Executive Officers received annual cash incentive compensation based on our free cash flow margin, which we refer to as Target Incentive Bonuses. Free cash flow margin is calculated as the percentage of sales represented by actual operating cash flow less capital expenditures, excluding discretionary pension contributions made during the fiscal year.

The Committee identified free cash flow margin as a performance measure critical to the financial performance and profitable growth goals of the Win Strategy. Maximizing free cash flow allows us to continue to pay annual dividends, strategically acquire our outstanding shares, and reinvest in our business by funding innovation and financing growth through acquisitions of businesses and technologies. Target Incentive Bonuses encourage executive officers to maximize free cash flow by increasing net income, implementing lean initiatives, controlling inventory, collecting receivables, controlling accounts payable and limiting capital expenditures. We have also identified a strong correlation between increases in free cash flow and increases in operating earnings.

During the first quarter of fiscal year 2014, the Committee approved the following target awards for each of the Named Executive Officers and established the levels of performance for threshold target and maximum payouts after evaluating our annual plan for free cash flow margin and comparing the plan to the historical performance of the Peer Group to ensure its reasonableness:

Named Executive Officer	Target Awards—Target Incentive Bonuses
Donald E. Washkewicz	$793,000
Jon P. Marten	$209,000
Lee C. Banks	$216,000
Thomas L. Williams	$216,000
Jeffery A. Cullman	$110,000

At the beginning of fiscal year 2014, the Committee developed the following table to illustrate how final Target Incentive Bonus amounts would be calculated at the end of fiscal year 2014:

FY14 Free Cash Flow Margin:	Less than 6%	6%	8%	Greater than or equal to 10%
Payout %	0%	50%	100%	200%

This table illustrates that each recipient of a Target Incentive Bonus would receive a year-end payout of 100% of his or her target award if our free cash flow margin for fiscal year 2014 was 8%, and a maximum payout of 200% of his or her target award if our free cash flow margin was greater than or equal to 10%. This table also illustrates that no Target Incentive Bonuses would be paid if our free cash flow margin for fiscal year 2014 was less than 6%. The payout percentage that is applied is interpolated on a linear basis between the points in the above table. For example, a free cash flow margin of 8.40% would result in a payout of 120% of the applicable target award.

The Committee designed Target Incentive Bonuses to reward executive officers directly for performance in relation to our annual plan and against the historical performance of the Peer Group. The Committee estimated that 6%, 8% and 10% free cash flow margins would represent bottom-quartile, median and top-quartile free cash flow margin results, respectively, within the Peer Group during fiscal year 2014.

Our actual free cash flow margin for fiscal year 2014 was 9.43%. As a result, each of the Named Executive Officers received 171.5% of his target award, which is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2014 on page 48.

Target Incentive Bonuses are paid in one lump sum in August for each executive officer whose Target Incentive Bonus is awarded under the Performance Bonus Plan, and are paid in three installments in March, June and August for all other executive officers. The March and June payments are estimated based on year-to-date results, and the August payment represents the balance of the Target Incentive Bonus payable based on the actual results for the entire fiscal year. We generally hold back 25% of the year-to-date estimate from each March and June payment to ensure that we have the flexibility to reconcile the August payments to final year-end results. All payments are made in cash, except that the August payment may, at the election of the recipient, be deferred as a credit to the recipient’s account under the Executive Deferral Plan, which we describe on page 42.

General RONA Bonuses and Converted RONA Bonuses.

During fiscal year 2014, each of the Named Executive Officers received annual cash incentive compensation, which we refer to as General RONA Bonuses and Converted RONA Bonuses. The Committee awards General RONA Bonuses to our executive officers to encourage and reward performance which maximizes our returns on net assets. The Committee awards Converted RONA Bonuses to our executive officers in place of certain executive perquisites. The performance measure used to determine the amount of the payouts on Converted RONA Bonuses is the return on average net assets for all of our divisions. The performance measures used to determine the amount of the payouts on General RONA Bonuses are as follows:

•

for the Chief Executive Officer, the Chief Financial Officer, the Executive Vice Presidents, and other executive officers who receive General RONA Bonuses under the Performance Bonus Plan, return on consolidated net assets;

•

for each operating group president who does not receive his or her General RONA Bonus under the Performance Bonus Plan or who is not an Executive Vice President, the return on average division net assets for the divisions in his or her operating group; and

•	for all other executive officers, return on average net assets for all divisions.

Return on net assets is calculated by dividing earnings (year-to-date segment operating income) by average assets (average of inventory, accounts receivable, prepaid expenses, property, plant and equipment, goodwill and intangibles, less trade accounts payable and contract reserves, at the beginning of the fiscal year and at the end of each applicable quarter).

The Committee identified return on net assets as a performance measure critical to the financial performance and profitable growth goals of the Win Strategy. The Committee uses General RONA Bonuses and Con-

verted RONA Bonuses to encourage executive officers and other employees to increase segment income and control net average assets by reducing investments in assets and increasing efficiency in managing those investments. In addition, General RONA Bonuses and Converted RONA Bonuses encourage executive officers and other employees to increase sales and to reduce materials handling and other costs associated with excess inventory levels by taking profit margins, asset turnover and outside leveraging into account in measuring overall performance. The Committee also believes that offering Converted RONA Bonuses in lieu of certain eliminated executive perquisites is appropriate to keep us competitive in attracting, retaining and motivating present and future executive officers and to hold our executive officers accountable for results.

General RONA Bonuses awarded under the Performance Bonus Plan are paid in one lump sum in August. General RONA Bonuses awarded outside the Performance Bonus Plan and Converted RONA Bonuses, which are not awarded under the Performance Bonus Plan, are paid in four installments in October, January, April and August. Each installment is based on actual year-to-date results. We generally hold back 25% of the year-end estimate from each October, January and April installment to ensure that we have the flexibility to reconcile the August payments to final year-end results. All payments are made in cash, except that General RONA Bonus payments made in August may, at the election of the recipient, be deferred as a credit to the recipient’s Executive Deferral Plan account.

Converted RONA Bonus payments are not eligible for deferral under the Executive Deferral Plan, the Retirement Savings Plan described on page 41 or the Savings Restoration Plan described beginning on page 41. Converted RONA Bonuses are also not considered in calculating benefits under the Pension Plan described on page 40, the Pension Restoration Plan described beginning on page 42, the Supplemental Retirement Program described on page 43, the Executive Long-Term Disability Plan described on page 44 and the Change in Control Agreements described on page 44. The Committee determined that it would not be appropriate to allow Converted RONA Bonuses to be deferred under those plans or considered in those calculations because they are awarded in place of executive perquisites which, historically, were not used or taken into account for those purposes.

The Committee calculates General RONA Bonuses and Converted RONA Bonuses at each payment date as follows:

•	The applicable target payout amount awarded to the recipient at the beginning of the fiscal year is converted into a number of “RONA shares” based on our annual goals for return on net assets.

•

The applicable return on net assets is calculated by dividing earnings (year-to-date segment operating income) by average assets (average of inventory, accounts receivable, prepaid expenses, property, plant and equipment, goodwill and intangibles, less trade accounts payable and contract reserves, at the beginning of the fiscal year and at the end of each applicable quarter-end to date).

•	The multiple is calculated as follows:

•	For that portion of the applicable return on net assets which is less than or equal to 35%, the multiple is 1% for every 5.6% of return on net assets.

•	For that portion of return on net assets in excess of 35%, the multiple is 1% for every 11.2% of the excess.

•

For General RONA Bonuses, the amount of the payout is calculated by multiplying the number of General RONA Bonus shares determined for the recipient by the multiple, and multiplying that total by the recipient’s base salary for the fiscal year.

•

For Converted RONA Bonuses, the amount of the payout is calculated by multiplying the number of Converted RONA Bonus shares determined for the recipient by the multiple, and multiplying that total by the midpoint of the base salary range applicable to the recipient’s position.

During the first quarter of fiscal year 2014, the Committee established for each of the Named Executive Officers the following General RONA Bonus target payout amounts:

Named Executive Officer	General RONA Bonus Target Payout Amount
Donald E. Washkewicz	$1,105,000
Jon P. Marten	$ 268,380
Lee C. Banks	$ 360,000
Thomas L. Williams	$ 360,000
Jeffery A. Cullman	$ 219,880

During fiscal year 2014, the Committee also awarded to each of the Named Executive Officers the following Converted RONA Bonus target payout amounts:

Named Executive Officer	Converted RONA Bonus Target Payout Amount
Donald E. Washkewicz	$86,061
Jon P. Marten	$48,100
Lee C. Banks	$69,462
Thomas L. Williams	$69,462
Jeffery A. Cullman	$47,942

Each of the Named Executive Officers received the General RONA Bonuses and Converted RONA Bonuses included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2014 on page 48. In arriving at these amounts, the Committee compared the original award opportunities for executive officers receiving General RONA Bonuses under the Performance Bonus Plan (including the Named Executive Officers) with the final payout amounts for the other executive officers, and evaluated the individual performance and contributions to the success of our business of the executive officers receiving General RONA Bonuses under the Performance Bonus Plan (including the Named Executive Officers). Based on that comparison and evaluation, the Committee determined that it would be appropriate to reduce the final General RONA Bonus payout amounts for General RONA Bonuses awarded to the Named Executive Officers under the Performance Bonus Plan between 42% and 52%, with an average reduction of approximately 47%. The amounts reported in the table represent the final amounts paid to the Named Executive Officers following that exercise of discretion.

Volume Incentive Bonuses.

During fiscal year 2014, our operating group presidents were eligible to receive additional annual cash incentive compensation under our Volume Incentive Plan, which we refer to as Volume Incentive Bonuses.

Volume Incentive Bonuses encourage and reward our eligible group presidents to maximize sales growth through acquisitions within their operating groups and internally through value added services, strong distribution and innovative products. Based on our continued focus on increased market share, returns on invested capital and our stock price, the Committee identified sales growth as a performance measure critical to advance the financial performance and profitable growth goals of the Win Strategy. The Committee uses Volume Incentive Bonuses to reward our eligible group presidents for performance that approaches or exceeds our annual sales growth goals.

Each participant in the Volume Incentive Plan receives a Volume Incentive Bonus equal to 1% of base salary for each 1% of sales by which his or her operating group exceeds its sales for the prior year by between 7.5% and 15%, and 2% of base salary for each 1% of sales by which his or her operating group exceeds its sales for the prior year by more than 15%. Payouts are calculated on a sliding-scale basis so that, for example, if fiscal year sales for a particular operating group exceed its sales for the prior fiscal year by 8%, then the participant would receive a Volume Incentive Bonus equal to 0.5% of his or her base salary. Volume Incentive Bonuses are capped at an overall maximum of 15% of base salary. Volume Incentive Bonuses are paid in cash and in one lump sum in August.

In fiscal year 2014, Mr. Cullman did not receive a Volume Incentive Bonus. None of the other Named Executive Officers were eligible to participate in the Volume Incentive Plan.

Long-Term Incentive Compensation.

The Named Executive Officers receive long-term incentive compensation consisting of long-term incentive performance awards, which we refer to as LTIP Awards, and stock appreciation rights, which we refer to as Stock Incentives. Stock Incentives granted from fiscal years 2005 to 2010 which are currently outstanding consisted of stock options with tandem stock appreciation rights, and Stock Incentives granted prior to fiscal year 2005 which are currently outstanding consisted of stock options. The target amounts of LTIP Awards and the number of Stock Incentives awarded to the Named Executive Officers are based on similar compensation awarded to persons holding comparable positions within the companies included in Mercer’s annual review.

LTIP Awards and Stock Incentives encourage long-term focus on shareholder value and are directly and materially linked to performance that advances both the financial performance and profitable growth goals of the Win Strategy over the long-term. LTIP Award payouts are based on a comparison of our performance against the Peer Group in certain key financial metrics over a three-year performance period. The holders of Stock Incentives realize a payout only if our stock price increases above the applicable grant price over a long-term vesting period. LTIP Awards and Stock Incentives work together to align the long-term financial interests of our executive officers and shareholders.

LTIP Awards are granted to eligible employees on an annual basis at the January meeting of the Committee. This meeting is typically scheduled at least one year in advance. The only exceptions to this practice are that pro-rated LTIP Awards are granted to individuals who become executive officers, are promoted to new executive officer positions or are given increased responsibilities during a performance period.

Stock Incentives are granted to eligible employees on an annual basis at the August meeting of the Committee. This meeting is typically scheduled at least one year in advance. The only exception to this practice is due to an obligation under those Stock Incentives that were granted on or before August 12, 2009 under either our 2003 Stock Incentive Plan or our 1993 Stock Incentive Program. Of those remaining grants of Stock Incentives, reloads occur automatically upon certain exercises of those legacy Stock Incentives granted on or before August 12, 2009. Our 2009 Omnibus Stock Incentive Plan does not permit reload grants of Stock Incentives. Any outstanding Stock Incentive eligible for a reload grant, if not exercised before its expiration date, will expire on or before August 11, 2019.

The Committee does not grant LTIP Awards or Stock Incentives to executive officers in anticipation of the release of significant positive earnings announcements or other material non-public information likely to result in changes to the price of our common stock. Similarly, the Committee does not time the release of material non-public information based on Stock Incentive grant dates.

LTIP Awards.

During the third quarter of fiscal year 2011, the Committee adopted a Long-Term Incentive Performance Plan Under the Performance Bonus Plan, which we refer to as the Officer LTIP Plan. The Officer LTIP Plan establishes the terms and conditions for LTIP Awards granted to our executive officers during and after fiscal year 2011.

During the third quarter of fiscal year 2014, the Committee granted to each of the Named Executive Officers, under our Officer LTIP Plan and our 2009 Omnibus Stock Incentive Plan, the following target LTIP Awards based on the following target LTIP Award values:

Named Executive Officer	Target LTIP Award Shares	Target LTIP Award Values
Donald E. Washkewicz	39,340	$4,150,000
Jon P. Marten	8,600	$ 875,000
Lee C. Banks	11,060	$1,125,000
Thomas L. Williams	11,060	$1,125,000
Jeffery A. Cullman	5,410	$ 550,000

The target LTIP Award shares shown in this table are also included in the “Estimated Future Payouts Under Equity Incentive Plan Awards—Target” column of the Grants of Plan-Based Awards for Fiscal Year 2014 table beginning on page 50 . The “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2014 on page 48 includes the aggregate grant date fair value of these awards in fiscal year 2014.

Under the Officer LTIP Plan, the actual payouts for these LTIP Awards will be calculated following the three-year performance period ending December 31, 2016 as follows:

•	The Committee will first determine if, during the performance period, we achieved an average return on average equity of 4% or an average free cash flow margin of 4%.

•	If at least one of these threshold performance measures are not achieved, participants will not receive a payout.

•

If at least one of these threshold performance measures are achieved, participants will become eligible to receive the maximum payout of 200% of the applicable target LTIP Award value. The Committee will then, if appropriate, apply its discretion to reduce the final payouts based on any performance measures that the Committee determines to be appropriate. The Committee determined that this calculation methodology would provide the Committee with more flexibility to ensure that payout levels are as accurately reflective of the Company’s performance against the Peer Group as possible and are otherwise in the best interests of our business and our shareholders.

To provide the Committee with some guidelines for exercising its discretion, the Officer LTIP Plan provides that the Committee may, among other things, following the calendar year 2014-15-16 performance period compare our revenue growth, growth in fully diluted earnings per share from continuing operations and average return on invested capital from continuing operations against the corresponding results for all members of the Peer Group during their three most recent fiscal years. The Committee has identified long-term revenue growth, earnings per share growth and return on invested capital as performance measures critical to the financial performance and profitable growth goals of the Win Strategy because, among other things, they encourage our executive officers to provide on-time delivery of quality products, value-added services and systems, strategic procurement of goods and services, lean operations, strategic pricing, product innovation and strong distribution.

Specifically, the Officer LTIP Plan provides for using weights of 20% for revenue growth, 40% for growth in fully diluted earnings per share from continuing operations, and 40% for average return on invested capital from continuing operations for the applicable performance periods, and the following table to calculate final LTIP Award payouts:

Peer Group Percentile Rank:	Less than 35	35	50	75 or higher
Payout %	0%	50%	100%	200%

At the end of calendar year 2016, if we achieve an average return on average equity or an average free cash flow margin of 4% or greater, the Committee may exercise discretion in determining the appropriate payout by determining our percentile rank as compared to the Peer Group for each of the three performance measures. Using this table, the Committee will calculate the portion of the target LTIP Award value earned with respect to each performance measure. The Committee will multiply each portion by its applicable weight and add up the total to determine the total LTIP Award payout for the calendar year 2014-15-16 performance period. This table illustrates that recipients of LTIP Awards granted during calendar year 2014 will receive the maximum payout of 200% of the applicable target LTIP Award value if we rank at or above the 75th percentile among the Peer Group in the aggregate based on all three performance measures, and will receive no payout if we rank at or below the 35th percentile in the aggregate based on all three performance measures. The payout percentage that is applied is interpolated on a linear basis between the points in the above table.

LTIP Award payouts for the calendar year 2014-15-16 performance period may only be paid after the end of the applicable three-year performance period in unrestricted shares of our common stock.

The Committee designed these LTIP Awards to reward executive officers directly in relation to our long-term performance against the Peer Group. The Committee determined that requiring performance in excess of the 50th percentile for a payout in excess of 100% would encourage executive officers to achieve performance above median Peer Group performance. The Committee also determined that requiring performance at the 75th percentile for a maximum payout, and awarding no payout for performance at or below the 35th percentile, would further encourage executive officers to achieve top-quartile performance within the Peer Group.

In addition, each of the Named Executive Officers received a payout under LTIP Awards granted during the third quarter of fiscal year 2011 for the three-year performance period ending December 31, 2013. We exceeded our threshold performance measures with an average return on average equity for the three-year performance period of 19.7% and average free cash flow margin for the three-year performance period of 9.8%. The Committee decided to exercise discretion to determine the appropriate payout and determined that we achieved the following percentile rankings among the Peer Group with respect to the LTIP Award performance measures for the calendar year 2011-12-13 performance period:

Performance Measure	Result	Percentile Rank	Weighted Payout Percentage
Revenue growth	17.75%	47th	18.03%
Growth in fully diluted EPS	29.84%	35th	20.39%
Average return on invested capital	21.44%	76th	80.00%

As a result, each of the Named Executive Officers received the LTIP Award payout for fiscal year 2014 included in the “Number of Shares Acquired on Vesting” column of the Option Exercises and Stock Vested for Fiscal Year 2014 table on page 54. Each payment represents a total payout of 118.42% of the target LTIP Award values for the three-year performance period ended December 31, 2013.

Stock Incentives.

Each of the Named Executive Officers received Stock Incentives under our 2009 Omnibus Stock Incentive Plan during the first quarter of fiscal year 2014. The Committee grants Stock Incentives to executive officers to encourage and reward efforts and accomplishments that advance the goals of the Win Strategy and make other contributions to maximize our stock price.

The number of Stock Incentives granted by the Committee is determined by utilizing the Black-Scholes valuation model to convert a target dollar value into the number of Stock Incentives to be granted. The Committee uses Mercer’s annual review to ensure the target dollar values are reasonable in relation to the median of similar compensation offered within the companies included in Mercer’s annual review. The following table shows the Target Value and the number of Stock Incentives granted to each of the Named Executive Officers in the first quarter of fiscal year 2014:

Named Executive Officer	Target Value	Stock Incentive Grants (# of Underlying Shares)
Donald E. Washkewicz	$4,150,000	126,990
Jon P. Marten	$ 875,000	27,100
Lee C. Banks	$1,125,000	34,840
Thomas L. Williams	$1,125,000	34,840
Jeffery A. Cullman	$ 550,000	35,990

The fiscal year 2014 Stock Incentive grants shown in this table are also included in the “All Other Option Awards: Number of Securities Underlying Options” column of the Grants of Plan-Based Awards for Fiscal Year 2014 table beginning on page 50 and the “Option Awards—Number of Securities Underlying Unexercised Options—Unexercisable” column of the Outstanding Equity Awards at June 30, 2014 table beginning on page 52. The “Option Awards” column of the Summary Compensation Table for Fiscal Year 2014 on page 48 includes the aggregate grant date fair value of these awards in fiscal year 2014.

As required by the terms of our 2009 Omnibus Stock Incentive Plan, all fiscal year 2014 Stock Incentives have an exercise price equal to the closing price of our common stock on the date of grant. The plan does not permit the re-pricing of Stock Incentives. The Committee analyzed the terms of our 2009 Omnibus Stock Incentive Plan and Mercer’s annual review to establish all other terms of these Stock Incentives. All fiscal year 2014 Stock Incentives have a ten-year term and vest in one-third increments over three years following the grant date. When vested, each Stock Incentive will entitle the holder to receive the increase in value of one common share from the grant date to the date of exercise.

Upon exercise of fiscal year 2014 Stock Incentives, common shares will be issued directly to the holder. The appreciation in these Stock Incentives will be calculated by subtracting the grant price from the fair market value of the common shares at exercise, and multiplying the result by the number of Stock Incentives exercised. The number of common shares to be issued is determined by dividing that appreciation by the market price of the common shares at exercise. Our 2009 Omnibus Stock Incentive Plan does not contain a reload grant of Stock Incentives.

Currently, there are only four executive officers, including two Named Executive Officers, who still have unexercised Stock Incentives that are eligible for a reload grant of Stock Incentives. If any of these four executive officer exercises a Stock Incentive granted on or before August 12, 2009 under either our 2003 Stock Incentive Plan or our 1993 Stock Incentive Program as a stock option by surrendering shares to satisfy the exercise price, the executive officer will receive a reload grant of stock appreciation rights to restore the appreciation lost on the shares that were surrendered to pay the stock option cost. The number of stock appreciation rights granted is equal to the number of shares surrendered. The reload grant has the same expiration date as the underlying grant. The reload grant price is equal to the closing stock price of our common stock on the date of exercise of the underlying grant. The reload grant vests one year from the date of exercise, provided that the executive officer remains employed with us and retains ownership of the shares received from the exercise for one year, less shares surrendered or sold to pay income taxes. Grants of Stock Incentives made under our 2009 Omnibus Stock Incentive Plan or made prior to the executive officer’s appointment as an executive officer do not include these reload grants. Any outstanding Stock Incentive eligible for a reload grant, if not exercised before its expiration date, will expire on or before August 11, 2019. The following table sets forth the only remaining outstanding Stock Incentives previously granted to executive officers, including Named Executive Officers, that have the reload grant feature.

Executive Officer	Grant Date	Grant Price	Amount Granted	Expiration Date
Jon P. Marten	8/13/2008 8/12/2009	$65.34 $49.46	7,800 9,530	8/12/2018 8/11/2019
Lee C. Banks	8/13/2008	$65.34	35,000	8/12/2018
Non-Named Executive Officer	8/13/2008	$65.34	24,120	8/12/2018
Non-Named Executive Officer	8/13/2008	$65.34	11,700	8/12/2018

During fiscal year 2014, the Named Executive Officers exercised Stock Incentives previously granted under our 2009 Omnibus Stock Incentive Plan and 2003 Stock Incentive Plan, which are included in the “Option Awards—Number of Shares Acquired on Exercise” column of the Option Exercises and Stock Vested for Fiscal Year 2014 table on page 54.

Restricted Stock Units.

On August 14, 2013, in recognition of the significant contributions that Mr. Cullman and the Hydraulics Group, under his leadership, have made to our innovation efforts, the Committee granted Mr. Cullman a special equity award of 15,000 restricted stock units, which we refer to as RSUs. Each RSU represents the right to re-

ceive one share of common stock. The RSUs will vest in full on August 14, 2018, provided that Mr. Cullman remains an active full-time employee throughout the vesting period. If Mr. Cullman ceases to be employed by us for any reason, other than death, disability or a Change in Control as defined beginning on page 60, he will forfeit the entire award. In the event of Mr. Cullman’s death, disability or a Change in Control prior to the vesting date, the RSUs will vest immediately. Upon the vesting date, the RSUs will be paid to Mr. Cullman or his estate in shares of our common stock. Mr. Cullman does not receive dividends nor does he have voting rights in the common shares underlying the RSUs, however, he does receive dividend equivalents.

Mr. Cullman’s award of RSUs are included in the “Estimated Future Payouts Under Equity Incentive Plan Awards—Target” column of the Grants of Plan-Based Awards for Fiscal Year 2014 table beginning on page 50. The “Stock Awards” column of the Summary Compensation Table for Fiscal Year 2014 on page 48 includes the aggregate grant date fair value of this award in fiscal year 2014.

Employee Benefits.

The Named Executive Officers are eligible to participate in various employee benefit plans and programs. These plans and programs reward experience, expertise, level of responsibility, continuity of leadership and advancement. We use these plans to ensure that our executive compensation program remains sufficiently competitive to attract, retain and motivate the executive officers and other employees necessary to advance the goals of the Win Strategy.

Qualified Benefit Plans.

During fiscal year 2014, the Named Executive Officers participated in the following tax-qualified benefit plans and programs:

•	The Parker-Hannifin Consolidated Pension Plan, which we refer to as the Pension Plan; and

•	The Parker Retirement Savings Plan, which we refer to as the Retirement Savings Plan.

The Pension Plan is a qualified defined benefit pension plan in which most full-time non-union U.S. salaried employees hired prior to April 1, 2004 participate. The Pension Plan offers normal retirement, early retirement and death benefits. The monthly normal retirement benefit is the greater of a minimum benefit and an amount based on final average pay. The minimum benefit and final average pay amounts are calculated as follows:

Minimum Benefit:	$21.00 multiplied by years of service, up to a maximum of 40 years.
Final Average Pay Amount:

•    0.75% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses up to the social security wage base, multiplied by years of service up to a maximum of 35 years; plus

•    1.36% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses in excess of the social security wage base, multiplied by years of service up to a maximum of 35 years; plus

•    0.50% of the highest five consecutive year average of monthly base salary, Target Incentive Bonuses and General RONA Bonuses, multiplied by years of service in excess of 35 up to a maximum of five years.

The amount of the benefit is reduced by 6% per year for each year prior to age 65 if retirement occurs and payments commence before age 65 and after age 55. We elected to freeze new participation in the Pension Plan in 2004. All participants as of April 1, 2004 were given the option to either remain in the Pension Plan or terminate in favor of maintaining a retirement income account under the Retirement Savings Plan. Employees hired after April 1, 2004 were not eligible to participate in the Pension Plan and instead maintain a retirement income account under the Retirement Savings Plan. Each of the Named Executive Officers elected to remain in and continue to accrue benefits under the Pension Plan. All benefits accrued by employees who elected to terminate participation in the Pension Plan were frozen as of June 30, 2004. Those employees initiated their retirement income accounts on July 1, 2004.

The Retirement Savings Plan is a qualified defined contribution pension plan under Section 401(k) of the Internal Revenue Code. Most full-time U.S. employees are eligible to participate in the Retirement Savings Plan. Participants may make pre-tax contributions to the Retirement Savings Plan up to the applicable statutory limit. Converted RONA Bonuses are not eligible for deferral under the Retirement Savings Plan. We provide to each participant a matching contribution of 100% on the first 3% of pay contributed and 50% on the 4th and 5th percent of pay contributed on a pre-tax basis. As described above, certain participants also maintain a retirement income account within the Retirement Savings Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation up to the Internal Revenue Service statutory limit (currently $260,000 per year), based on age and length of service. These contributions range from 0.5% to 6% of the participant’s compensation which does not exceed that limit. Participants accrue earnings on contributions based on the performance of various investment funds available within the Retirement Savings Plan. The contributions made by us under the Retirement Savings Plan for the Named Executive Officers during fiscal year 2014 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2014 on page 48.

Non-Qualified Benefit Plans.

During fiscal year 2014, the Named Executive Officers participated in the following non-qualified benefit plans and programs:

•	The Parker Hannifin Savings Restoration Plan, which we refer to as the Savings Restoration Plan;

•	The Parker Hannifin Executive Deferral Plan, which we refer to as the Executive Deferral Plan;

•	The Parker-Hannifin Corporation Pension Restoration Plan, which we refer to as the Pension Restoration Plan; and

•	The Parker-Hannifin Corporation Supplemental Executive Retirement Benefits Program, which we refer to as the Supplemental Retirement Program.

The Savings Restoration Plan is available to employees who earn base salaries in excess of $150,000 per year and who are otherwise eligible to participate in the plan. The Savings Restoration Plan was established to restore deferral opportunities and matching contributions lost because of statutory limits in the Retirement Savings Plan. Specifically, the Savings Restoration Plan allows executive officers to defer a portion of their pre-tax compensation and receive matching contributions from us that would have been available under the Retirement Savings Plan if the Internal Revenue Service statutory limit did not exist. Converted RONA Bonuses are not eligible for deferral under the Savings Restoration Plan. Each Named Executive Officer may annually defer to his or her Savings Restoration Plan account any portion of the compensation that he cannot defer under the Retirement Savings Plan due to the statutory limit, other than Converted RONA Bonuses, up to the greater of 20% of base pay or $25,000. We provide to each participant a matching contribution of common stock equal to 100% on the first 3% of pay contributed and 50% on the 4th and 5th percent of pay contributed, reduced by the maximum matching contribution available to the participant under the Retirement Savings Plan. We also take into account the matching contributions made under the Retirement Savings Plan to ensure that the maximum match under both plans does not exceed $17,000. In addition, all participants who maintain a retirement income account within the Retirement Savings Plan also maintain a separate retirement income account within the Savings Restoration Plan. We provide to each holder of a retirement income account an annual contribution equal to a percentage of the amount of the participant’s annual compensation in excess of the Internal Revenue Service statutory limit determined based on age and length of service. These contributions range from 0.5% to 6% of the amount of the participant’s compensation in excess of that limit. All deferrals and contributions are made under the Savings Restoration Plan by accounting entry rather than any physical exchange of cash or common stock. Participants also accrue earnings, on an accounting-entry basis, on deferrals based on the performance of various investment fund choices and on contributions based on the performance of our common stock. Participants are our unsecured creditors for their respective account balances.

Account balances are paid out upon any of the following events as follows:

Retirement:	Balances are distributed to the participant in either a lump sum or in periodic installments, based on a prior election by the participant. The participant can delay the commencement of payments up to five years following retirement. Balances continue to accumulate earnings under the various investment funds at all times during the payout period.
Termination Before Retirement:	Balances accruing on or prior to December 31, 2004 are, at our election, distributed to the participant in either a lump sum upon termination or in periodic installments. Account balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum upon termination.
Disability:	If we determine that a participant is totally disabled, the participant’s account balance will be paid upon termination in the same manner as if he or she retired.
Withdrawals During Employment:	Balances can be withdrawn without penalty during employment only if we determine that the participant suffered severe financial hardship. Balances accruing on or prior to December 31, 2004 can also be withdrawn voluntarily during employment, subject to a 10% forfeiture penalty.
Death:	Balances are distributed to the participant’s beneficiary in a lump sum or, if elected by the participant, in installments.
Change in Control:	Balances accruing on or prior to December 31, 2004 are distributed to the participant in a lump sum without penalty if the participant expressly elected a lump sum. If the participant did not expressly elect a lump sum, distributions are treated as unscheduled withdrawals and are subject to a forfeiture penalty of 5% if they are withdrawn within 30 days or 10% if they are withdrawn beyond the 30-day period. Balances accruing on or after January 1, 2005 are distributed to the participant in a lump sum.

Our matching contributions made under the Savings Restoration Plan for the Named Executive Officers during fiscal year 2014 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2014 on page 48. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan during fiscal year 2014 are included in the Nonqualified Deferred Compensation for Fiscal Year 2014 table on page 56.

The Executive Deferral Plan is available to executive officers and certain other key employees. The Executive Deferral Plan provides executive officers with an opportunity to defer a portion of their compensation (in addition to that deferred under the Retirement Savings Plan and the Savings Restoration Plan) on a pre-tax basis, including Target Incentive Bonuses and General RONA Bonuses, and to accumulate tax-deferred earnings on the deferrals. LTIP Award payouts and Converted RONA Bonuses are not eligible for deferral under the Executive Deferral Plan. Each executive may defer to his or her account up to 80% of base salary and 80% of General RONA Bonuses paid in August and Target Incentive Bonuses paid in August. Similar to the Savings Restoration Plan, all deferrals are made under the Executive Deferral Plan by accounting entry rather than any physical exchange of cash. Participants also accrue earnings on an accounting-entry basis based on the performance of various investment fund choices. Participants are our unsecured creditors for their respective account balances. Account balances are paid out upon the same events and in the same manner as account balances under the Savings Restoration Plan, except for distributions made upon a change in control. In that case, balances are distributed to the participant or the participant’s beneficiary in a lump sum. Prior to distribution, the balances are increased to reflect any “gross-up” amount necessary to offset federal excise taxes and any after-tax value the participant would have received if the account had remained in place and been paid as elected by the participant. All contributions, earnings, withdrawals, distributions and aggregate balances for the Named Executive Officers participating in the Executive Deferral Plan during fiscal year 2014 are included in the Nonqualified Deferred Compensation for Fiscal Year 2014 table on page 56.

The Pension Restoration Plan is available to all individuals who participate in the Pension Plan or any other qualified benefit plan and who are otherwise eligible to participate in the Pension Restoration Plan. The Pen-

sion Restoration Plan was established to restore benefits lost because of statutory limits on the Pension Plan. Specifically, the benefits available under the Pension Restoration Plan equal the amount that would be payable to the participant under the Pension Plan in excess of the Internal Revenue Service statutory limit if that limit did not exist and the participant had not elected to defer any compensation under the Savings Restoration Plan and the Executive Deferral Plan. Similar to the Pension Plan, Converted RONA Bonuses are not considered in calculating the benefits available under the Pension Restoration Plan.

The Supplemental Retirement Program was established to provide executive officers with retirement benefits supplemental to the benefits under the Pension Plan. The benefit provided under the Supplemental Retirement Program is intended, at age 65, to provide to participants with at least 15 years of service 55% of the average of the three highest years of base salary plus annual cash incentive compensation. Similar to the Pension Plan and the Pension Restoration Plan, Converted RONA Bonuses are not considered in calculating the benefits available under the Supplemental Retirement Program. Volume Incentive Bonuses, LTIP Awards and Stock Incentives are also not considered in calculating the benefits available under the Supplemental Retirement Program. The benefit is subject to reduction for early retirement, less than 15 years of service, benefits under the Pension Plan, the Pension Restoration Plan and any of our non-U.S. pension plans, 50% of primary social security benefits and 100% of any similar non-U.S. state-provided retirement benefits, and contributions to the participant’s retirement income accounts under the Retirement Savings Plan and the Savings Restoration Plan. Participants vest at age 60, or at age 55 with the consent of the Committee, and with five years of participation in the Supplemental Retirement Program, or a lesser period established by the Committee at the time they become participants. To receive a benefit under the Supplemental Retirement Program, however, a vested participant must have at least five years of service. During fiscal year 2007, the Finance Committee of our Board of Directors adopted an amendment to the Pension Plan which allowed us to shift some of our obligations under the Supplemental Retirement Program to the Pension Plan. Under the amendment, as participants vested under the Supplemental Retirement Program, their Pension Plan formulas were modified to shift a portion of their benefits from the Supplemental Retirement Program to the Pension Plan (up to the limits established by statute and under the Pension Plan). We incurred no additional cost or liability and participants received no additional value under the Supplemental Retirement Program as a result of the amendment. We and the participants did, however, receive various tax benefits as a result of the amendment. In August 2013, the Finance Committee authorized management to eliminate this shifting of benefits from the Supplemental Retirement Program to the Pension Plan for any and all future Supplemental Retirement Program participants and current Supplemental Retirement Program participants who are not yet vested in the Supplemental Retirement Program.

Health and Welfare Benefits.

The Named Executive Officers participated in various health and welfare programs generally available to all employees during fiscal year 2014. The Named Executive Officers also participated in our Officer Life Insurance Plan and Executive Long-Term Disability Plan.

Under the Officer Life Insurance Plan, we pay all required premiums for life insurance on executive officers who were participants prior to January 1, 2008, which includes the Named Executive Officers, for the longer of 10 years or until the executive officer reaches age 65. The premiums are designed to allow for accumulation of cash surrender values sufficient to fund the policies during retirement up to age 95, assuming that the participant invests only in the policy’s fixed income account, and to maintain death benefits equal to:

•	five times base salary during employment and two times final base salary after retirement at age 65 for the Chief Executive Officer; and

•	three times base salary during employment and two times final base salary after retirement at age 65 for all other Named Executive Officers and other participants.

We will not make any post-retirement premium payments on behalf of any executive officer who becomes a participant on or after January 1, 2008.

If the participant retires between ages 55 and 65, the post-retirement death benefit is reduced by 10% of base salary for each year prior to age 65 that the participant retires. The amount of the death benefit is adjusted each year on January 1st based on the participant’s base salary as of the preceding December 1st. The policies underlying the plan are cash value life insurance policies owned by the participants. Cash surrender values accrue earnings based on their investment in various funds offered within the policies. The premiums we paid on behalf of the Named Executive Officers during fiscal year 2014 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2014 on page 48.

The Executive Long-Term Disability Plan is intended to replace a reasonable amount of an executive officer’s income upon disability. The plan provides a total benefit in the event of a qualifying disability of two-thirds of base salary plus Target Incentive Bonuses and General RONA Bonuses paid during the calendar year ending December 31 of the year prior to the disability, up to a maximum benefit of $33,000 per month. Our executive officers are not eligible to receive the long-term disability benefit generally available to other employees.

Change in Control Agreements.

We are not a party to any written employment agreements with our executive officers. We have, however, entered into separate Change in Control Severance Agreements with our executive officers, which we refer to as the Change in Control Agreements. We are not obligated to pay severance to executive officers under any agreement other than the Change in Control Agreements. The executive officers are, however, eligible to receive severance upon termination for reasons other than a change in control in accordance with our general severance policy for salaried employees. The Change in Control Agreements are designed to attract, retain and motivate executive officers, provide for stability and continuity of management in the event of any actual or threatened change in control, encourage executive officers to remain in service after a change in control and ensure that executive officers are able to devote their entire attention to maximizing shareholder value and safeguarding employee interests in the event of a change in control. The Committee determined that the amounts payable under the Change in Control Agreements are reasonable and necessary to achieve those objectives. The Potential Payments upon Termination or Change of Control at June 30, 2014 tables and the related narrative descriptions beginning on page 57 provide additional information on the Change in Control Agreements, including a brief discussion of the material provisions of the Change in Control Agreements beginning on pages 60 and 62 under the captions “Payments upon a Change in Control” and “Payments upon a Qualifying Termination in Connection with a Change in Control.”

Indemnification Agreements.

We enter into separate Indemnification Agreements with each of our executive officers. Each agreement remains in effect during and after employment with respect to any action taken while the individual serves as an executive officer. The agreements are designed to attract, retain and motivate executive officers by encouraging reasonable and measured risk-taking in the interests of our business and our shareholders, and protecting against liabilities incurred in the performance of their duties to the maximum extent permitted by Ohio law.

The agreements provide for indemnification for all expenses, including attorney fees, judgments, fines and settlement amounts, that the executive officer incurs by reason of his or her service:

•

in a civil action or proceeding by another party (unless it is proven that the officer’s act or failure to act was taken with deliberate intent to cause injury to our business or in reckless disregard for the best interest of our business); or

•	in a criminal action or proceeding (unless the officer had reasonable cause to believe his or her conduct was unlawful).

Executive Perquisites.

During fiscal year 2014, we made various executive perquisites available to each of the Named Executive Officers. These perquisites are offered to promote the business objectives for each perquisite as described below and to ensure that our executive compensation program remains competitive to attract, retain and motivate the individuals necessary to advance the goals of the Win Strategy. The costs of these perquisites for the

Named Executive Officers reportable for fiscal year 2014 are included in the “All Other Compensation” column of the Summary Compensation Table for Fiscal Year 2014 on page 48.

Private Clubs. We pay or reimburse initiation fees for one private club for each executive officer. We also provide a gross up payment to account for taxes assessed against the executive officers with respect to those fees. We offer these perquisites to encourage executive officers to entertain business colleagues and customers, engage in social interaction with peers from other companies, local leadership and the community, and hold business meetings at offsite locations. We also pay or reimburse the initiation fees and provide gross up payments on those fees for additional clubs for the Chief Executive Officer, the Chief Financial Officer and at the Executive and Senior Vice President levels on a business-needs basis and only with appropriate advance approval.

Spousal Travel. In limited circumstances and only with appropriate advance approval, we reimburse our executive officers for transportation, lodging, meals, entertainment and other travel expenses for their spouses or other family members who accompany them on out-of-town business. We offer these perquisites to encourage executive officers to spend an appropriate amount of time with their direct reports in locations away from corporate headquarters, to allow executive officers and their spouses to develop a more personal relationship with the executive officers’ subordinates and their families, and to encourage spouses to attend retirement parties, funerals, business dinners and other corporate functions at locations away from their homes.

Executive Physicals. We pay for annual physicals and any necessary travel vaccinations for each of our executive officers and certain other key employees. We offer this benefit as part of our overall preventive medicine program to promptly identify and address medical issues and to preserve our investment in our executive officers by encouraging them to maintain healthy lifestyles and be proactive in addressing actual or potential health issues.

Leased Vehicles. We lease an automobile for each of our executive officers and for certain other key employees. We offer this perquisite to provide executive officers with use of a company car for business travel needs, recognizing that the vehicles can also be used for personal purposes. We pay or reimburse each executive officer for lease payments on one automobile, typically for a three-year term. Each executive officer has a maximum allowance of $1,570 per month. We also reimburse each executive officer for the cost of tires and maintenance and provide insurance on each vehicle during the lease term. We require each executive officer to take title to his or her vehicle at the end of the lease term because we amortize the entire cost of the vehicle over the lease term. We pay or reimburse each executive officer for sales taxes on his or her vehicle at the time of title transfer, but the executive officer is responsible for the payment of all income taxes assessed on payments and reimbursements made during the lease term and at the time of title transfer, including those assessed on the fair market value of the vehicle at the time of title transfer.

Matching Gifts Program. We match any amount in excess of $20 contributed to any accredited educational institution by an active, full-time employee, retiree, or member of our Board of Directors. Our matching contributions are capped at $5,000 per fiscal year for any individual’s contribution to any single institution, and $10,000 per fiscal year for any individual’s aggregate contributions to all institutions.

Company Apartments. We maintain apartments in Cleveland, Ohio, Newport Beach, California and London, England to provide accommodations to employees working off-site at or relocating to our primary facilities. The apartments are also available to the executive officers for personal use with appropriate advance approval if the apartments are not otherwise being used for business purposes.

Entertainment Venues. We maintain loges, boxes and tickets at various entertainment venues to provide civic support to arts, entertainment and other cultural activities at certain significant business locations and to provide a favorable setting for our employees to entertain customers and other business associates. The loges, boxes and tickets are, however, available to executive officers for personal use if they are not otherwise being used for business purposes. We pay all costs of admission, but all costs of food are paid by the executive officer using the venue only for personal use.

Corporate Aircraft. In limited circumstances, we provide our executive officers with use of corporate aircraft for non-business purposes at no cost. Otherwise, the executive officers may use corporate aircraft for non-business travel if the flight was previously authorized for business purposes, there are available seats that are not being used for those business purposes and the officer’s use does not involve a deviation or extension of the planned business-travel itinerary.

CONSIDERATION OF 2013 SAY-ON-PAY VOTING RESULTS.

At the 2013 Annual Meeting of Shareholders, we received approval, based on the total votes cast, for our advisory “say-on-pay” vote to approve the compensation of our Named Executive Officers. The Committee and Mercer specifically considered the voting results when exploring potential changes to our Named Executive Officer compensation program for 2014. The Committee believes the voting results demonstrate consistent support for our executive compensation program. Based on the Committee’s own independent analysis and taking into consideration the continued shareholder support, the Committee chose to not make any changes to the existing program. The Committee will, however, continue to explore various executive pay and corporate governance changes with Mercer to the extent appropriate to keep our executive compensation program aligned with best practices in our competitive market.

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Corporation’s management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Human Resources and Compensation Committee:

Candy M. Obourn, Chair

Robert G. Bohn

William E. Kassling

Robert J. Kohlhepp

Joseph Scaminace

James L. Wainscott

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2014

The following table sets forth compensation information for our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Donald E. Washkewicz, Chief Executive Officer, President and Chairman of the Board	2014	1,300,000(1)	4,484,760(2)	4,302,234(4)	2,617,755(5)	2,164,537(6)	136,434(7)	15,005,720
	2013	1,273,400	4,228,192	16,401,635	2,469,824	2,926,749	141,088	27,440,888
	2012	1,212,750	3,295,624	2,272,110	2,921,214	4,395,168	190,769	14,287,635

Jon P. Marten, Chief Financial Officer and Executive Vice President – Finance & Administration	2014	611,310(1)	1,456,299(2)	907,037(4)	699,724(5)	1,580,094(6)	114,556(7)	5,369,020
	2013	539,050	715,555	541,726	599,970	1,343,863	106,801	3,846,965
	2012	488,925	633,425	436,598	676,401	1,277,421	152,582	3,665,352

Lee C. Banks, Executive Vice President and Operating Officer	2014	720,000(1)	1,260,840(2)	1,539,161(4)	823,952(5)	1,101,243(6)	96,292(7)	5,541,488
	2013	689,000	1,508,652	1,886,453	776,738	573,735	151,826	5,586,404
	2012	650,000	873,122	602,162	881,645	1,772,968	195,445	4,975,342
Thomas L. Williams, Executive Vice President and Operating Officer	2014	720,000(1)	1,260,840(2)	2,030,626(4)	823,952(5)	1,228,950(6)	98,041(7)	6,162,409
	2013	689,000	1,508,652	1,376,126	776,738	877,219	193,354	5,421,089
	2012	650,000	873,122	602,162	881,645	1,535,690	204,990	4,747,609
Jeffery A. Cullman(8), Vice President and President, Hydraulics Group	2014	549,700(1)	2,209,440(2)(3)	570,329(4)	516,325(5)	757,264(6)	128,624(7)	4,731,682

(1)	Includes the following amounts deferred under the Savings Restoration Plan and the Executive Deferral Plan for fiscal year 2014:

Savings Restoration Plan: Mr. Washkewicz—$13,000; Mr. Marten—$24,090; Mr. Banks—$25,775; Mr. Williams—$25,775; and Mr. Cullman—$25,980.

Executive Deferral Plan: Mr. Marten—$20,000.

These amounts are also reported in the “Executive Contributions in Last Fiscal Year” column of the Nonqualified Deferred Compensation for Fiscal Year 2014 table on page 56.

(2)	Amount consists of the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of LTIP Awards granted during fiscal year 2014 to each of the Named Executive Officers. The amount does not reflect whether a Named Executive Officer has actually realized a financial benefit from the LTIP awards. The amount was calculated by multiplying the closing price on the date of grant by the number of LTIP Awards received and assuming a payout of 100%. As described beginning on page 36, however, LTIP Award payouts will be calculated following the applicable three-year performance period and could range from a minimum of 0% to a maximum of 200%. The grant date fair value of the LTIP Awards granted during fiscal year 2014 at the maximum payout of 200% are: Mr. Washkewicz—$8,969,520; Mr. Marten—$2,912,598; Mr. Banks—$2,521,680; Mr. Williams—$2,521,680; and Mr. Cullman—$1,233,480. Dividends are not accrued or paid on the LTIP Awards until after the performance period ends and the shares are issued.

(3)	Amount also includes the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of RSUs granted during fiscal year 2014 to Mr. Cullman. The amount does not reflect whether Mr. Cullman has actually realized a financial benefit from the RSUs. The amount was calculated by multiplying the closing price on the date of grant by the number of RSUs received. As described beginning on page 39, the RSUs are subject to a five-year vesting period, with accelerated vesting in the event of death, disability or a Change in Control as defined on page 60. Dividends are not accrued or paid on the RSUs until after the vesting period ends and the shares are issued, however, Mr. Cullman does receive dividend equivalents on the RSUs.

(4)	Amount reflects the aggregate grant date fair value for fiscal year 2014 computed in accordance with FASB ASC Topic 718 of Stock Incentive grants and Stock Incentive reload grants under our 2009 Omnibus Stock Incentive Plan. The amount does not reflect whether a Named Executive Officer has actually realized a financial benefit from the award. The amount was calculated using the Black-Scholes option pricing model with one or more of the following weighted-average assumptions:

Fiscal Year of Grant	Participant	Grant Date	Type of Grant	Risk-free Interest Rate	Expected Life of Award	Expected Dividend Yield of Stock	Expected Volatility of Stock
2014	Named Executive Officers	8/14/2013	annual grant	1.54%	5.32 years	1.89%	40.0%
2014	Mr. Williams	10/22/2013	reload grant	1.30%	3.83 years	1.89%	29.9%
2014	Mr. Banks	12/6/2013	reload grant	1.51%	3.67 years	1.89%	30.0%
2014	Mr. Williams	5/13/2014	reload grant	1.62%	4.25 years	1.89%	29.5%

During fiscal year 2014, no Stock Incentive awards were forfeited by any of the Named Executive Officers.

(5)	Amount consists of the following Target Incentive Bonuses, General RONA Bonuses and Converted RONA Bonuses for fiscal year 2014, which were paid in one or more installments with the final payment in August 2014:

Target Incentive Bonus for fiscal year 2014: Mr. Washkewicz—$1,359,995; Mr. Marten—$358,435; Mr. Banks—$370,440; Mr. Williams—$370,440; and Mr. Cullman—$188,650.

General RONA Bonus for fiscal year 2014: Mr. Washkewicz—$1,166,880; Mr. Marten—$290,495; Mr. Banks—$380,160; Mr. Williams—$380,160; and Mr. Cullman—$277,049.

Converted RONA Bonus for fiscal year 2014: Mr. Washkewicz—$90,880; Mr. Marten—$50,794; Mr. Banks—$73,352; Mr.Williams—$73,352; and Mr. Cullman—$50,626.

(6)	Amount consists of the change in annual actuarial present value of pension benefits for Messrs. Washkewicz, Marten, Banks, Williams and Cullman, as also reported in the Pension Benefits for Fiscal Year 2014 table on page 55. None of the Named Executive Officers received above-market or preferential earnings on deferred compensation.

(7)	The following table describes each component of the All Other Compensation column:

Name	Company Contributions to Defined Contribution Plans (a)	Life Insurance Premiums Paid	Dividend Equivalents on RSUs	Perquisites (b)	Total “All Other Compensation”
Donald E. Washkewicz	$16,724	$82,904	$0	$38,806	$136,434
Jon P. Marten	16,919	68,970	0	28,667	114,556
Lee C. Banks	17,414	51,346	0	27,532	96,292
Thomas L. Williams	17,406	58,067	0	22,568	98,041
Jeffery A. Cullman	16,679	45,908	27,900	38,137	128,624

(a)	Although our contributions to Defined Contribution Plans reported for the fiscal year may be greater than the $17,000 maximum contribution amount, we did not exceed $17,000 in contributions during the calendar year.

(b)	Reported in this column are amounts reimbursed or incurred by us with respect to (i) executive long term disability insurance premiums and (ii) one or more of the following executive perquisites: (A) leased vehicle; (B) spousal travel; (C) executive physicals; and (D) matching gifts program. The Named Executive Officers also use our loge, box seats or tickets to various entertainment venues. However, there is no incremental cost to us for their use of these loges, box seats and tickets. No Named Executive Officer received an executive perquisite in an amount that exceeds the greater of $25,000 or 10% of the total amount of executive perquisites received by the Named Executive Officer.

(8)	Mr. Cullman was not a Named Executive Officer for fiscal years 2012 and 2013.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR 2014

The following table sets forth information with respect to non-equity and equity incentive plan awards granted to the Named Executive Officers during fiscal year 2014. The LTIP Awards, RSUs and Stock Incentives listed below have been granted under the 2009 Omnibus Stock Incentive Plan.

Name	Grant Date	Compensation Committee Action Date (If Different than Grant Date)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Donald E. Washkewicz
Target Incentive Bonus	8/14/2013	—	0	793,000	1,586,000	—	—	—	—	—	—
General RONA Bonus	8/14/2013	—	0	1,105,000	(1)	—	—	—	—	—	—
Converted RONA Bonus	8/14/2013	—	0	86,061	(1)	—	—	—	—	—	—
LTIP Award (CY14-15-16)	1/29/2014	—	—	—	—	0	39,340	78,680	—	—	4,484,760(2)
Stock Incentives	8/14/2013	—	—	—	—	—	—	—	128,540	106.18	4,302,234
Jon P. Marten
Target Incentive Bonus	8/14/2013	—	0	209,000	418,000	—	—	—	—	—	—
General RONA Bonus	8/14/2013	—	0	268,380	(1)	—	—	—	—	—	—
Converted RONA Bonus	8/14/2013	—	0	48,100	(1)	—	—	—	—	—	—
LTIP Award (CY11-12-13)(3)	8/14/2013	—	—	—	—	0	602	1,204	—	—	63,920(2)
LTIP Award (CY12-13-14)(3)	8/14/2013	—	—	—	—	0	1,455	2,910	—	—	154,492(2)
LTIP Award (CY13-14-15)(3)	8/14/2013	—	—	—	—	0	2,425	4,850	—	—	257,487(2)
LTIP Award (CY14-15-16)	1/29/2014	—	—	—	—	0	8,600	17,200	—	—	980,400(2)
Stock Incentives	8/14/2013	—	—	—	—	—	—	—	27,100	106.18	907,037
Lee C. Banks
Target Incentive Bonus	8/14/2013	—	0	216,000	432,000	—	—	—	—	—	—
General RONA Bonus	8/14/2013	—	0	360,000	(1)	—	—	—	—	—	—
Converted RONA Bonus	8/14/2013	—	0	69,462	(1)	—	—	—	—	—	—
LTIP Award (CY14-15-16)	1/29/2014	—	—	—	—	0	11,060	22,120	—	—	1,260,840(2)
Stock Incentives	8/14/2013	—	—	—	—	—	—	—	34,840	106.18	1,166,095
Stock Incentives(4)	12/6/2013	8/15/2007	—	—	—	—	—	—	15,043	121.10	373,066

Name	Grant Date	Compensation Committee Action Date (If Different than Grant Date)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas L. Williams
Target Incentive Bonus	8/14/2013	—	0	216,000	432,000	—	—	—	—	—	—
General RONA Bonus	8/14/2013	—	0	360,000	(1)	—	—	—	—	—	—
Converted RONA Bonus	8/14/2013	—	0	69,462	(1)	—	—	—	—	—	—
LTIP Award (CY14-15-16)	1/29/2014	—	—	—	—	0	11,060	22,120	—	—	1,260,840(2)
Stock Incentives	8/14/2013	—	—	—	—	—	—	—	34,840	106.18	1,166,095
Stock Incentives(4)	10/22/2013	8/15/2007	—	—	—	—	—	—	15,740	114.31	369,890
Stock Incentives(4)	5/13/2014	8/13/2008	—	—	—	—	—	—	18,132	126.04	494,641
Jeffery A. Cullman
Target Incentive Bonus	8/14/2013	—	0	110,000	220,000	—	—	—	—	—	—
Volume Incentive Bonus	8/14/2013	—	0	(5)	82,455	—	—	—	—	—	—
General RONA Bonus	8/14/2013	—	0	219,880	(1)	—	—	—	—	—	—
Converted RONA Bonus	1/29/2014	—	0	47,942	(1)	—	—	—	—	—	—
LTIP Award (CY14-15-16)	1/29/2014	—	—	—	—	0	5,410	10,820	—	—	616,740(2)
RSUs	8/14/2013	—	—	—	—	0	15,000	15,000	—	—	1,592,700
Stock Incentives	8/14/2013	—	—	—	—	—	—	—	17,040	106.18	570,329

(1)	There are no maximum amounts for General RONA Bonuses or Converted RONA Bonuses. General RONA Bonuses and Converted RONA Bonuses are calculated as described in the Compensation Discussion and Analysis beginning on page 33.

(2)	Calculated assuming a payout of 100% as described in footnote 2 to the Summary Compensation Table for Fiscal Year 2014 on page 48.

(3)	Mr. Marten received additional target awards under his LTIP Awards due to his increased responsibilities.

(4)	Represents reload grants of Stock Incentives which are exercisable on the date following completion of one year of continuous full-time employment after the exercise of the underlying Stock Incentive, provided, the Named Executive Officer retains ownership for one year of the shares resulting from the underlying Stock Incentive exercise, less shares surrendered or sold to satisfy tax obligations. Reload grants of Stock Incentives have accelerated vesting in the event of a Change in Control as defined on page 60.

(5)	There is no target amount for Volume Incentive Bonuses. Volume Incentive Bonuses are calculated as described in the Compensation Discussion and Analysis, beginning on page 35.

The elements of executive compensation included in each Named Executive Officer’s total compensation as reported in the Summary Compensation Table for Fiscal Year 2014 on page 48 and the compensation programs under which the grants described in the Grants of Plan-Based Awards for Fiscal Year 2014 table above were made are described in the Compensation Discussion and Analysis, beginning on page 31.

OUTSTANDING EQUITY AWARDS AT JUNE 30, 2014

The following table sets forth information with respect to Stock Incentives and stock awards held by the Named Executive Officers as of June 30, 2014.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Donald E. Washkewicz	0	128,540(2)	106.1800	8/13/2023	—	—	—	—
	42,330	84,660(3)	81.8600	8/14/2022	—	—	—	—
	74,107	37,053(4)	69.1000	8/16/2021	—	—	—	—
	157,680	0	62.3500	8/10/2020	—	—	—	—
	114,795	0	86.6500	8/11/2019	—	—	—	—
	107,967	0	97.5900	8/12/2018	—	—	—	—
	96,491	0	97.5900	8/14/2017	—	—	—	—
	—	—	—	—	39,686(8)	4,989,721	—	—
	—	—	—	—	—	—	80,020(9)	10,060,915
	—	—	—	—	—	—	90,880(10)	11,426,342
	—	—	—	—	—	—	78,680(11)	9,892,436
Jon P. Marten	0	27,100(2)	106.1800	8/13/2023	—	—	—	—
	7,160	14,320(3)	81.8600	8/14/2022	—	—	—	—
	14,240	7,120(4)	69.1000	8/16/2021	—	—	—	—
	7,370	0	62.3500	8/10/2020	—	—	—	—
	9,530	0	49.4600	8/11/2019	—	—	—	—
	7,800	0	65.3400	8/12/2018	—	—	—	—
	4,942	0	60.9334	8/14/2017	—	—	—	—
	—	—	—	—	4,499(8)	565,659	—	—
	—	—	—	—	—	—	18,290(9)	2,299,602
	—	—	—	—	—	—	20,230(10)	2,543,518
	—	—	—	—	—	—	17,200(11)	2,162,556
Lee C. Banks	0	34,840(2)	106.1800	8/13/2023	—	—	—	—
	11,997	23,993(3)	81.8600	8/14/2022	—	—	—	—
	19,640	9,820(4)	69.1000	8/16/2021	—	—	—	—
	41,790	0	62.3500	8/10/2020	—	—	—	—
	21,285	0	100.0100	8/11/2019	—	—	—	—
	35,000	0	65.3400	8/12/2018	—	—	—	—
	0	15,043(5)	121.1000	8/14/2017	—	—	—	—
	13,632	0	100.0100	8/15/2016	—	—	—	—
	12,372	0	89.9300	8/9/2015	—	—	—	—
	—	—	—	—	14,801(8)	1,860,930	—	—
	—	—	—	—	—	—	24,992(9)	3,142,244
	—	—	—	—	—	—	25,760(10)	3,238,805
	—	—	—	—	—	—	22,120(11)	2,781,148
Thomas L. Williams	0	34,840(2)	106.1800	8/13/2023	—	—	—	—
	11,997	23,993(3)	81.8600	8/14/2022	—	—	—	—
	19,640	9,820(4)	69.1000	8/16/2021	—	—	—	—
	41,790	0	62.3500	8/10/2020	—	—	—	—
	14,200	0	100.0100	8/11/2019	—	—	—	—
	7,329	0	96.5600	8/11/2019	—	—	—	—
	0	18,132(6)	126.0400	8/12/2018	—	—	—	—
	0	15,740(7)	114.3100	8/14/2017	—	—	—	—
	—	—	—	—	14,801(8)	1,860,930	—	—
	—	—	—	—	—	—	24,992(9)	3,142,244
	—	—	—	—	—	—	25,760(10)	3,238,805
	—	—	—	—	—	—	22,120(11)	2,781,148

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Jeffery A. Cullman	0	17,040(2)	106.1800	8/13/2023	—	—	—	—
	5,580	11,160(3)	81.8600	8/14/2022	—	—	—	—
	11,093	5,547(4)	69.1000	8/16/2021	—	—	—	—
	5,296	0	92.4000	8/11/2019	—	—	—	—
	—	—	—	—	10,290(8)	1,293,762	—	—
	—	—	—	—	—	—	11,980(9)	1,506,245
	—	—	—	—	—	—	11,980(10)	1,506,245
	—	—	—	—	—	—	10,820(11)	1,360,399
	—	—	—	—	—	—	15,000(12)	1,885,950

(1)	The market value is calculated by multiplying the closing price of our Common Stock on June 30, 2014 ($125.73) by the number of shares.

(2)	Represents Stock Incentives granted on August 14, 2013. The Stock Incentives vest in three equal annual installments beginning August 14, 2014.

(3)	Represents Stock Incentives granted on August 15, 2012. The Stock Incentives vest in three equal annual installments beginning August 15, 2013.

(4)	Represents Stock Incentives granted on August 17, 2011. The Stock Incentives vest in three equal annual installments beginning August 17, 2012.

(5)	Represents a reload grant of Stock Incentives made on December 6, 2013. Assuming continued full-time employment, the grant will vest on December 6, 2014.

(6)	Represents a reload grant of Stock Incentives made on May 13, 2014. Assuming continued full-time employment, the grant will vest on May 13, 2015.

(7)	Represents a reload grant of Stock Incentives made on October 22, 2013. Assuming continued full-time employment, the grant will vest on October 22, 2014.

(8)	Represents restricted shares issued in payment under our FY2009-10-11 LTIP Award that vested on August 17, 2014.

(9)	Assumes that we exceed our target performance goals and payout will be at 200% of the target LTIP Award value. Assuming continued employment through the end of the performance period (December 31, 2014), actual payouts under the CY2012-13-14 LTIP Awards will be in common shares to be issued in April 2015 following the Human Resources and Compensation Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment.

(10)	Assumes that we exceed our target performance goals and payout will be at 200% of the target LTIP Award value. Assuming continued employment through the end of the performance period (December 31, 2015), actual payouts under the CY2013-14-15 LTIP Awards will be in common shares to be issued in April 2016 following the Human Resources and Compensation Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment.

(11)	Assumes that we exceed our target performance goals and payout will be at 200% of the target LTIP Award value. Assuming continued employment through the end of the performance period (December 31, 2016), actual payouts under the CY2014-15-16 LTIP Awards will be in common shares to be issued in April 2017 following the Human Resources and Compensation Committee’s certification of our performance results, subject to the Committee’s exercise of any discretion to reduce the amount payable and the Committee’s authorization of payment.

(12)	Represents a grant of RSUs made on August 14, 2013. Assuming continued full-time employment, the grant will vest on August 14, 2018.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL YEAR 2014

The following table sets forth information with respect to Stock Incentives that were exercised during fiscal year 2014 and restricted and common shares issued under LTIP Awards that vested for the Named Executive Officers during fiscal year 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Donald E. Washkewicz	238,867	9,297,586	83,916	10,174,002
Jon P. Marten	4,950	319,555	13,340	1,682,321
Lee C. Banks	43,873	2,203,019	26,551	3,186,152
Thomas L. Williams	64,700	3,709,785	26,551	3,186,152
Jeffery A. Cullman	23,600	1,386,500	15,096	1,786,791

(1)	Calculated by multiplying the number of shares acquired by the difference between the exercise price and closing price of our common stock on the exercise date.

(2)	Calculated by multiplying the number of shares acquired by the closing price of our common stock on the applicable vesting date.

PENSION BENEFITS FOR FISCAL YEAR 2014

The following table sets forth the actuarial present value of the benefits accumulated by each of the Named Executive Officers under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Donald E. Washkewicz	Pension Plan Pension Restoration Plan Supplemental Retirement Program	42 38.1 42	2,455,595 16,970,244 8,653,792	0 0 0
Jon P. Marten	Pension Plan Pension Restoration Plan Supplemental Retirement Program	26.9 26.9 26.9	758,054 2,007,972 3,027,355	0 0 0
Lee C. Banks	Pension Plan Pension Restoration Plan Supplemental Retirement Program	22.6 22.6 22.6	471,232 2,393,123 3,459,352	0 0 0
Thomas L. Williams	Pension Plan Pension Restoration Plan Supplemental Retirement Program	10.6 10.6 10.6	265,624 1,324,352 4,653,369	0 0 0
Jeffery A. Cullman	Pension Plan Pension Restoration Plan Supplemental Retirement Program	35.9 35.9 35.9	1,042,354 2,922,437 1,378,067	0 0 0

(1)	Credited Service in the Pension Restoration Plan is frozen as of the date the Named Executive Officer becomes 100% vested in the Supplemental Retirement Program (typically age 60). Mr. Washkewicz is over age 60.

(2)	The present value of the accumulated benefits is calculated under each plan using the following assumptions: (i) a discount rate of 4.05%; (ii) no pre-retirement decrements; and (iii) retirement at age 65.

For the Pension Plan, additional assumptions include: (i) participants elect a life annuity; and (ii) the 2014 Static Mortality Table for Annuitants and Non-Annuitants per Section 1.430(h)(3)-1(e) of the Internal Revenue Code.

For the Pension Restoration Plan, using each Named Executive Officer’s participant elections under the Pension Restoration Plan, additional assumptions include: (i) calculating lump sums using the applicable mortality table under Section 417(e) of the Internal Revenue Code; and (ii) a discount rate of 4.05%.

For the Supplemental Retirement Program, using each Named Executive Officer’s participant elections under the Supplemental Retirement Program, additional assumptions include: (i) calculating lump sums using a life expectancy based on the 1983 Group Annuity Mortality Table (80% male) (other than for Messrs. Marten and Cullman, whose lump sum was based on the applicable mortality table under Section 417(e) of the Internal Revenue Code for 2014); and (ii) a discount rate of 3.70%.

The Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program are described in the Compensation Discussion and Analysis, beginning on page 40.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2014

The following table sets forth the contributions, earnings, withdrawals/distributions and aggregate balances for the Named Executive Officers participating in the Savings Restoration Plan and the Executive Deferral Plan during fiscal year 2014.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Donald E. Washkewicz
Savings Restoration Plan	13,000	6,700	226,795	0	1,011,670(3)
Executive Deferral Plan	0	0	1,068,910	0	5,438,155
Jon P. Marten
Savings Restoration Plan	24,090	6,427	48,431	0	318,685(3)
Executive Deferral Plan	20,000	0	25,945	0	141,607(4)
Lee C. Banks
Savings Restoration Plan	25,775	6,867	163,633	0	786,120(3)
Executive Deferral Plan	0	0	1,203,424	0	6,132,475
Thomas L. Williams
Savings Restoration Plan	25,775	6,867	62,388	0	411,678(3)
Executive Deferral Plan	0	0	3,101	0	16,829
Jeffery A. Cullman
Savings Restoration Plan	25,980	6,957	97,117	0	480,032
Executive Deferral Plan	0	0	9,857	0	50,387

(1)	For each of the Named Executive Officers, amounts are included in the “Salary” column and referenced in footnote 1 of the Summary Compensation Table for Fiscal Year 2014 on page 48.
(2)	Amounts are included along with our contributions to the Retirement Savings Plan, which is a qualified deferred compensation plan, in the “Company Contributions to Defined Contribution Plans” column in the All Other Compensation components table in footnote 7 of the Summary Compensation Table for Fiscal Year 2014 on page 49.
(3)	Includes the following amounts that were deferred during fiscal year 2013 under the Savings Restoration Plan: Mr. Washkewicz—$12,734; Mr. Marten—$26,541; Mr. Banks—$25,975; and Mr. Williams—$25,975.
(4)	Includes $20,000 that was deferred by Mr. Marten during fiscal year 2013 under the Executive Deferral Plan.

The Savings Restoration Plan and the Executive Deferral Plan are described in the Compensation Discussion and Analysis, beginning on page 41. The investment options under both plans are identical. During fiscal year 2014, there were up to eleven investment funds that a Named Executive Officer could choose with annual rates of return for the year ended June 30, 2014 ranging from 0.01% to 26.68%. Under the plans, participants have the ability to change their investments at any time.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

AT JUNE 30, 2014

Each of the Named Executive Officers may be entitled to payments under our executive compensation program upon a termination of employment or a change in control. The events which may trigger these payments include death, long-term disability, retirement, termination for cause, termination without cause, resignation, change in control or a qualifying termination in connection with a change in control. The following narratives and tables describe the payments the Named Executive Officers may receive under the written terms of our executive compensation program plans and arrangements as in effect on June 30, 2014 for each triggering event as if the triggering event occurred on June 30, 2014.

Payments Generally Available

A Named Executive Officer will generally receive the following upon termination of employment:

•	base salary earned but not yet paid as of the date of termination;

•	Target Incentive Bonuses, General RONA Bonuses, Converted RONA Bonuses and Volume Incentive Bonuses earned but not yet paid as of the date of termination;

•	LTIP Award payouts for the most recently completed three-year performance period not yet paid as of the date of termination;

•

amounts accrued and vested under the Pension Plan, the Pension Restoration Plan and the Supplemental Retirement Program as of the date of termination, as described in the Compensation Discussion and Analysis beginning on page 40;

•

account balances under the Retirement Savings Plan, the Savings Restoration Plan and the Executive Deferral Plan as of the date of termination, as described in the Compensation Discussion and Analysis beginning on page 41; and

•	any accrued and unused vacation pay as of the date of termination.

The Committee may, however, reduce any payments of a Target Incentive Bonus, Volume Incentive Bonus or LTIP Award payout in its sole discretion, up to and including a reduction to zero.

In determining the amounts reflected in the following tables, we used the following general assumptions and principles.

•

We assumed that each of the triggering events occurred on June 30, 2014. This includes our assumption that, upon a qualifying termination in connection with a change in control, the qualifying termination and change in control both occurred on June 30, 2014.

•

We did not include amounts for base salaries, Target Incentive Bonuses, General RONA Bonuses, Converted RONA Bonuses, or Volume Incentive Bonuses in the following tables because the amounts are already earned and are not affected by the triggering events, which are assumed to occur on June 30, 2014.

•	Amounts were calculated based on each Named Executive Officer’s age, compensation and years of service as of June 30, 2014.

•

All present values of pension amounts shown for the Pension Plan assume a 4.05% discount rate, the 2014 Static Mortality Table for Annuitants and Non-Annuitants per Section 1.430(h)(3) —1(e) of the Internal Revenue Code, and assume that the annuity payment elected is 50% joint and survivor.

•

With the exception of the values for the Supplemental Retirement Program in the “Change in Control” and “Qualifying Termination in Connection with a Change in Control” columns, all lump sum values of pension amounts shown assume the following:

•	for the Pension Restoration Plan, segment rates (after phase-in) of 1.243%, 4.13% and 5.15%, and the applicable mortality table under Section 417(e) of the Internal Revenue Code for 2014; and

•

for the Supplemental Retirement Program, a 3.70% discount rate and life expectancy based on 1983 Group Annuity Mortality Table (80% male) (other than Mssrs. Marten and Cullman, whose lump sum was based on the applicable mortality table under Section 417(e) of the Internal Revenue Code for 2014).

•

We did not include amounts for account balances in the Retirement Savings Plan because this plan is available to all salaried employees. We did not include amounts for account balances under the Savings Restoration Plan and the Executive Deferral Plan because these amounts, which are reported under the “Aggregate Balance at Last Fiscal Year End” column in the Nonqualified Deferred Compensation for Fiscal Year 2014 table on page 56, would not be increased in connection with any triggering event.

Payments upon Death

Upon the death of a Named Executive Officer, in addition to the “Payments Generally Available” described above, the estate or beneficiary of the Named Executive Officer will receive the following:

•	accelerated vesting of all outstanding Stock Incentives;

•

for Stock Incentives granted on or before August 11, 2010 and for Stock Incentives granted on or after August 17, 2011 if the Named Executive Officer is not retirement eligible at the time of death, retention of all outstanding Stock Incentives for the earlier of (i) two years after the Named Executive Officer’s death or (ii) the expiration date listed in the grant letter;

•

for Stock Incentives granted on or after August 17, 2011 if the Named Executive Officer is retirement eligible at the time of death, retention of all outstanding Stock Incentives until the expiration date listed in the grant letter;

•	accelerated vesting of the unvested portion of the Named Executive Officer’s account under our Executive Deferral Plan;

•	accelerated vesting of unvested RSUs;

•	accelerated vesting of restricted shares issued in payment of LTIP Awards;

•

pro-rated LTIP Award payouts for the calendar year 2012-13-14, calendar year 2013-14-15 and calendar year 2014-15-16 performance periods, to be determined at the end of the respective performance periods, based on the number of full quarters served during the performance period; and

•	death benefits under the Officer Life Insurance Plan as described in the Compensation Discussion and Analysis on page 43.

In determining the amounts payable upon death reported in the following tables, the following assumptions and principles were used.

•	For restricted stock that vested on the triggering event, the shares were valued at an amount per share equal to the closing stock price on June 30, 2014 ($125.73).

•	For RSUs that vested on the triggering event, the shares were valued at an amount per share equal to the closing stock price on June 30, 2014 ($125.73).

•

To calculate the estimated value of the LTIP Awards, we assumed a payout of 100% of the pro-rated LTIP Award target amount and used our closing stock price on June 30, 2014 ($125.73). Because the payout of the LTIP Awards is dependent upon our performance against the Peer Group during the three-year performance period, a Named Executive Officer’s actual payout could range from a minimum of zero to a maximum of 200% of the Named Executive Officer’s pro-rated LTIP Award target amount.

•

The death benefit payable under the Officer Life Insurance Plan is funded through individual life insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policy.

Payments upon Long-Term Disability

Upon the long-term disability of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:

(i)	the term for all outstanding Stock Incentives will continue for the remainder of their ten-year terms; and

(ii)	the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan.

In addition, the Named Executive Officer will receive the following:

•	monthly benefits under the Executive Long Term Disability Plan;

•	six months of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer; and

•	premium payments under the Officer Life Insurance Plan for the greater of ten years from commencement of plan participation or the number of years until the Named Executive Officer reaches age 65.

The benefit in the following tables for each of the Named Executive Officers under the Executive Long-Term Disability Plan represents one year of long term disability benefits which are capped at $396,000 for one year. The disability benefit payable under the plan is funded through group and individual long-term disability insurance policies owned by each of the Named Executive Officers that would be paid by the insurance company issuing the policies.

Payments upon Retirement

Upon the retirement of a Named Executive Officer at (A) age 65 or older, or (B) age 55 or older with at least 10 years of service, the Named Executive Officer will receive the “Payments Generally Available” described above and the “Payments Upon Death” described above, except that:

(i)	the vesting schedule in all outstanding Stock Incentives will continue;

(ii)	the term for all outstanding Stock Incentives will continue for the remainder of their ten-year terms;

(iii)	any unvested RSUs will be forfeited;

(iv)	if the Named Executive Officer is (A) age 65 or older, or (B) age 60 or older with at least 10 years of service and 12 months of continuous employment during the performance periods, he will receive a full LTIP Award payout for calendar year 2012-13-14 and calendar year 2013-14-15 performance periods, to be determined at the end of the performance periods, as if he had remained continuously employed through the end of the performance periods; and

(v)	the Named Executive Officer will not receive death benefits under the Officer Life Insurance Plan until death subsequently occurs.

However, if the Named Executive Officer is less than 60 years of age on the date of retirement, then the Named Executive Officer must seek early retirement approval from the Human Resources and Compensation Committee to receive payments with respect to the following:

•	the Supplemental Retirement Program;

•	account balance in the unvested portion of the Named Executive Officer’s LTIP Award deferrals under our Executive Deferral Plan; and

•	accelerated vesting of restricted shares issued under LTIP Awards.

In addition, the Named Executive Officer must be at least 55 years of age on the date of retirement to continue to receive premium payments under the Officer Life Insurance Plan which will continue for the greater of ten years from commencement of plan participation or the number of years until the Named Executive Officer reaches age 65.

In determining the amounts payable upon retirement reported in the following tables, we assumed that the Named Executive Officer did not receive Human Resources and Compensation Committee approval for early retirement.

Payments upon Termination for Cause or Resignation

Upon the termination for cause or the resignation of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above, except that the Named Executive Officer will (i) forfeit his Supplemental Retirement Program Benefit if the termination for cause is the result of competition by the Named Executive Officer against us, and (ii) forfeit his LTIP Awards if the termination or resignation occurs during the applicable performance period.

In determining the amounts payable upon termination for cause under the Supplemental Retirement Program, we assumed that the termination did not result from competition against us.

Payments Upon Termination Without Cause

Upon the termination without cause of a Named Executive Officer, the Named Executive Officer will receive the “Payments Generally Available” described above. In addition, if the Named Executive Officer signs a release of all claims against us, the Named Executive Officer will receive a lump sum payment equal to one week’s pay for each full year of service up to a maximum of twenty-six weeks of pay and continuation of premium payments for medical and dental insurance based on the applicable COBRA rates for the Named Executive Officer for up to three months.

In determining the amounts payable upon termination without cause reported in the following tables, we assumed that the Named Executive Officer signed a release.

Payments upon a Change in Control

A Change in Control occurs if and when:

•

subject to certain exceptions, any “person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner, directly or indirectly, of securities representing 20% or more of the combined voting power of our then outstanding securities eligible to vote for the election of the Board of Directors;

•

during any period of 24 consecutive months, individuals who at the beginning of such 24-month period were our directors, which we refer to as the Incumbent Board, cease to constitute at least a majority of the Board of Directors, unless the election, or nomination for election, of any person becoming a director subsequent to the beginning of such 24-month period was approved by a vote of at least two-thirds of the Incumbent Board;

•	our shareholders approve a plan of complete liquidation or dissolution; or

•	we enter into a merger, consolidation or other reorganization, or sell all of our assets, unless:

•

immediately following the business combination, (1) more than 50% of the total voting power eligible to elect directors of the resulting entity is represented by shares that were common shares immediately prior to the business combination, (2) subject to certain exceptions, no person becomes the beneficial owner, directly or indirectly, of 20% or more of the voting power of the entity resulting from the business combination, and (3) at least a majority of the members of the board of directors of the resulting entity were members of the Incumbent Board at the time of the approval by the Board of Directors of the execution of the initial agreement providing for such business combination; or

•

the business combination is effected by means of the acquisition of common shares from us, and the Board of Directors approves a resolution providing expressly that such business combination does not constitute a Change in Control.

On July 21, 2008, we adopted certain amendments to our deferred compensation plans and arrangements to comply with Section 409A of the Internal Revenue Code. The amendments included certain modifications to the above definition of “Change in Control” for purposes of those plans and arrangements which were necessary to comply with the definition required by Section 409A.

A Change in Control, either with or without a qualifying termination of a Named Executive Officer (as described below in “Payments upon a Qualifying Termination in Connection with a Change in Control”), has the following effects under the executive compensation plans:

•	any outstanding unvested Stock Incentive held by an executive officer vests and becomes exercisable immediately upon a Change in Control;

•

any outstanding unvested shares of restricted stock issued or unvested Executive Deferral Plan amounts credited to an executive officer pursuant to LTIP Awards vest immediately in the event of a Change in Control;

•	any outstanding unvested RSUs vest immediately in the event of a Change in Control;

•

any outstanding LTIP Award will be paid in common shares equal to the greater of (i) the target LTIP Award or (ii) the LTIP Award that would be payable at the end of the performance period assuming a level of financial performance equivalent to that existing at the fiscal quarter end immediately preceding the date of the Change in Control;

•

upon a Change in Control, all amounts previously deferred by the executive under the Executive Deferral Plan, together with a “make whole” amount designed to compensate the executive for the lost opportunity to continue to defer receipt of such income (and the earnings thereon) pursuant to elections made under the Executive Deferral Plan, will be paid to the executive; and

•

upon a Change in Control, under the Supplemental Retirement Program each participant will receive three additional years of age and service credit, a lump-sum payment equal to the present value of the participant’s vested benefit under the Supplemental Retirement Program, and a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code on such lump sum payment.

In determining the amounts payable upon a Change in Control reported in the following tables, the following assumptions or principles were used.

•	We used the same assumptions in “Payments Generally Available” described above.

•	We assumed that the Change in Control met the requirements of a Change in Control under Section 409A of the Internal Revenue Code unless otherwise noted.

•	For restricted stock that vested on the triggering event, we valued the shares at an amount per share equal to our closing stock price on June 30, 2014 ($125.73).

•	For RSUs that vested on the triggering event, we valued the shares at an amount per share equal to our closing stock price on June 30, 2014 ($125.73).

•

For Stock Incentives that vested on the triggering event, we valued the Stock Incentives at an amount per share equal to the difference between our closing stock price on June 30, 2014 ($125.73) and the grant price per share for each of the Stock Incentives.

•

For lump sum present values for the Supplemental Retirement Program, we assumed a 1.25% discount rate for a Change in Control that meets the requirements under Section 409A of the Internal Revenue Code and a 3.70% discount rate for a Change in Control that does not meet the requirements of Section 409A. In both instances, we used the life expectancy based on 1983 Group Annuity Mortality Table (80% male) (other than Messrs. Marten and Cullman, whose lump sum was based on the applicable mortality table under Section 417(e) of the Internal Revenue Code for 2014).

•

To calculate the value of the LTIP Awards, we assumed a payout of 100% of the target LTIP Award and used our closing stock price on June 30, 2014 ($125.73). Because the payout of the LTIP Awards is dependent upon the financial performance against the Peer Group equivalent to that existing at the fiscal quarter end immediately preceding the date of the Change in Control, a Named Executive Officer’s actual payout could range from a minimum of zero to a maximum of 200% of the Named Executive Officer’s target LTIP Award.

Payments upon a Qualifying Termination in Connection with a Change in Control

Each of the Change in Control Agreements requires two triggering events to result in any severance payments to the Named Executive Officers:

•	Change in Control; and

•	termination of the employment of the Named Executive Officer in connection with a Change in Control.

Each Change in Control Agreement provides that, if the employment of the Named Executive Officer is terminated during the three years following a Change in Control, or prior to a Change in Control, where the termination was in anticipation of the Change in Control, either by us without “Cause” (as defined in the Change in Control Agreements) or by the Named Executive Officer for “Good Reason” (as described below), the Named Executive Officer shall be entitled to receive the “Payments upon a Change in Control” described above and the following:

•	pro rata base salary, unused vacation, and annual cash and long-term incentive compensation for the year of termination of employment;

•	severance pay equal to three times the executive’s annual base salary and annual cash incentive compensation, other than Converted RONA Bonuses;

•	continuation of welfare benefits (e.g., medical, life insurance, disability coverage) for a period of three years;

•

to the extent not previously received, all amounts previously deferred under our non-qualified income deferral plans, together with a “make-whole” amount as described above, where the Named Executive Officer’s termination occurs within two years of a Change in Control that constitutes a “change in control” as defined under Section 409A of the Internal Revenue Code; and

•	a “gross-up” payment to offset the effect, if any, of the excise tax imposed by Section 4999 of the Internal Revenue Code.

“Good Reason” for termination of employment by the Named Executive Officer includes, without limitation, diminution in duties, reduction in compensation or benefits, relocation, or termination of employment by the executive for any or no reason during the 180-day period beginning on the 91st day after the Change in Control.

The following tables illustrate the payments that each Named Executive Officer would have received if any of the triggering events occurred on June 30, 2014.

Donald E. Washkewicz

	Death	Long-Term Disability	Retirement	Termination for Cause or Resignation	Termination without Cause	Change in Control	Qualifying Termination in Connection with a Change in Control
Severance Pay	—	—	—	—	649,979	—	11,774,445
Accelerated Vesting of Stock Incentives	8,325,303	8,325,303	—	—	—	8,325,303	8,325,303
Accelerated Vesting of Restricted Stock	4,989,721	4,989,721	4,989,721	—	—	4,989,721	4,989,721
Pension Plan	1,362,260	2,644,200	2,644,200	2,644,200	2,644,200	2,644,200	2,644,200
Pension Restoration Plan	8,592,934	16,971,014	16,971,014	16,971,014	16,971,014	16,971,014(1)	16,971,014
Supplemental Retirement Program	17,839,575	10,347,884	10,347,884	10,347,884	10,347,884	17,642,035(1)	17,642,035(2)
Executive Deferral Plan	—	—	—	—	—	148,707(1)	148,707
LTIP Awards	7,873,003	7,873,003	11,567,998	—	—	15,689,847	15,689,847
Executive Long-Term Disability Benefit	—	396,000	—	—	—	—	—
Executive Long-Term Disability Premiums	—	—	—	—	—	—	20,999
Medical and Dental Benefits	—	8,676	—	—	4,338	—	52,068
Officer Life Insurance Benefit	6,063,750	—	—	—	—	—	—
Officer Life Insurance Premiums	—	70,775	0	—	—	—	248,713
Excise and Related Income Tax Gross-Up	—	—	—	—	—	0	0
Vacation Pay	99,781	99,781	99,781	99,781	99,781	99,781	99,781
Total	55,146,327	51,726,357	46,620,598	30,062,879	30,717,196	66,510,608	78,606,833

(1)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the Change in Control is “0.”

(2)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the qualifying termination in connection with a Change in Control is $11,401,382.

Jon P. Marten

	Death	Long-Term Disability	Retirement	Termination for Cause or Resignation	Termination without Cause	Change in Control	Qualifying Termination in Connection with a Change in Control
Severance Pay	—	—	—	—	313,102	—	3,511,993
Accelerated Vesting of Stock Incentives	1,561,229	1,561,229	—	—	—	1,561,229	1,561,229
Accelerated Vesting of Restricted Stock	565,659	565,659	—	—	—	565,659	565,659
Pension Plan	402,172	777,476	777,476	777,476	777,476	777,476	777,476
Pension Restoration Plan	929,323	1,811,598	1,811,598	1,811,598	1,811,598	1,811,598(1)	1,811,598
Supplemental Retirement Program	6,099,997	5,287,717	—	—	5,287,717	10,204,761(1)	10,204,761(2)
Executive Deferral Plan	—	—	—	—	—	27,794(1)	27,794
LTIP Awards	1,774,260	1,774,260	1,774,260	—	—	3,502,838	3,502,838
Executive Long-Term Disability Benefit	—	396,000	—	—	—	—	—
Executive Long-Term Disability Premiums	—	—	—	—	—	—	23,872
Medical and Dental Benefits	—	10,044	—	—	5,022	—	60,273
Officer Life Insurance Benefit	1,789,200	—	—	—	—	—	—
Officer Life Insurance Premiums	—	196,637	0	—	—	—	206,910
Excise and Related Income Tax Gross-Up	—	—	—	—	—	5,417,733	11,245,555
Vacation Pay	41,676	41,676	41,676	41,676	41,676	41,676	41,676
Total	13,163,516	12,422,296	4,405,010	2,630,750	8,236,591	23,910,764	33,541,634

(1)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the Change in Control is “0.” There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

(2)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the qualifying termination in connection with a Change in Control is $7,145,408. There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

Lee C. Banks

	Death	Long-Term Disability	Retirement	Termination for Cause or Resignation	Termination without Cause	Change in Control	Qualifying Termination in Connection with a Change in Control
Severance Pay	—	—	—	—	304,603	—	4,496,594
Accelerated Vesting of Stock Incentives	2,359,451	2,359,451	—	—	—	2,359,451	2,359,451
Accelerated Vesting of Restricted Stock	1,860,930	1,860,930	—	—	—	1,860,930	1,860,930
Pension Plan	169,586	371,133	371,133	371,133	371,133	371,133	371,133
Pension Restoration Plan	757,799	2,051,062	1,926,252	1,926,252	1,926,252	1,926,252(1)	1,926,252
Supplemental Retirement Program	6,429,038	6,370,824	—	—	—	12,188,970(1)	12,188,970(2)
Executive Deferral Plan	—	—	—	—	—	2,326,519(1)	2,326,519
LTIP Awards	2,350,732	2,350,732	—	—	—	4,581,098	4,581,098
Executive Long-Term Disability Benefit	—	396,000	—	—	—	—	—
Executive Long-Term Disability Premiums	—	—	—	—	—	—	13,093
Medical and Dental Benefits	—	9,282	—	—	4,641	—	55,686
Officer Life Insurance Benefit	2,160,000	—	—	—	—	—	—
Officer Life Insurance Premiums	—	19,501	—	—	—	—	154,038
Excise and Related Income Tax Gross-Up	—	—	—	—	—	11,502,184	14,262,943
Vacation Pay	46,053	46,053	46,053	46,053	46,053	46,053	46,053
Total	16,133,589	15,834,968	2,343,438	2,343,438	2,652,682	37,162,590	44,642,760

(1)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the Change in Control is “0.” There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

(2)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the qualifying termination in connection with a Change in Control is $8,574,665. There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

Thomas L. Williams

	Death	Long-Term Disability	Retirement	Termination for Cause or Resignation	Termination without Cause	Change in Control		Qualifying Termination in Connection with a Change in Control
Severance Pay	—	—	—	—	138,456	—		4,496,594
Accelerated Vesting of Stock Incentives	2,469,552	2,469,552	—	—	—	2,469,552		2,469,552
Accelerated Vesting of Restricted Stock	1,860,930	1,860,930	—	—	—	1,860,930		1,860,930
Pension Plan	110,618	225,528	225,528	225,528	225,528	225,528		225,528
Pension Restoration Plan	492,942	1,139,726	1,139,726	1,139,726	1,139,726	1,139,726	(1)	1,139,726
Supplemental Retirement Program	7,066,743	7,436,493	—	—	7,436,493	13,819,339	(1)	13,819,339(2)
Executive Deferral Plan	—	—	—	—	—	4,094	(1)	4,094
LTIP Awards	2,350,732	2,350,732	2,350,732	—	—	4,581,098		4,581,098
Executive Long-Term Disability Benefit	—	396,000	—	—	—	—		—
Executive Long-Term Disability Premiums	—	—	—	—	—	—		16,776
Medical and Dental Benefits	—	9,618	—	—	4,809	—		57,712
Officer Life Insurance Benefit	2,160,000	—	—	—	—	—		—
Officer Life Insurance Premiums	—	144,301	0	—	—	—		174,201
Excise and Related Income Tax Gross-Up	—	—	—	—	—	11,419,083		14,194,977
Vacation Pay	27,632	27,632	27,632	27,632	27,632	27,632		27,632
Total	16,539,149	16,060,512	3,743,618	1,392,886	8,972,644	35,546,982		43,068,159

(1)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the Change in Control is “0.” There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

(2)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the qualifying termination in connection with a Change in Control is $10,437,213. There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

Jeffery A. Cullman

	Death	Long-Term Disability	Retirement	Termination for Cause or Resignation	Termination without Cause	Change in Control	Qualifying Termination in Connection with a Change in Control
Severance Pay	—	—	—	—	274,841	—	2,961,882
Accelerated Vesting of Stock Incentives	1,136,848	1,136,848	—	—	—	1,136,848	1,136,848
Accelerated Vesting of Restricted Stock	1,293,762	1,293,762	—	—	—	1,293,762	1,293,762
Accelerated Vesting of RSUs	1,885,950	1,885,950	—	—	—	1,885,950	1,885,950
Pension Plan	543,647	1,087,522	1,087,522	1,087,522	1,087,522	1,087,522	1,087,522
Pension Restoration Plan	1,352,894	2,733,941	2,733,941	2,733,941	2,733,941	2,733,941(1)	2,733,941
Supplemental Retirement Program	4,790,026	3,321,806	—	—	3,321,806	6,942,663(1)	6,942,663(2)
Executive Deferral Plan	—	—	—	—	—	7,055(1)	7,055
LTIP Awards	1,117,530	1,117,530	1,117,530	—	—	2,186,445	2,186,445
Executive Long-Term Disability Benefit	—	396,000	—	—	—	—	—
Executive Long-Term Disability Premiums	—	—	—	—	—	—	17,266
Medical and Dental Benefits	—	9,930	—	—	4,965	—	59,569
Officer Life Insurance Benefit	1,649,100	—	—	—	—	—	—
Officer Life Insurance Premiums	—	105,595	0	—	—	—	137,725
Excise and Related Income Tax Gross-Up	—	—	—	—	—	5,656,947	7,436,277
Vacation Pay	45,555	45,555	45,555	45,555	45,555	45,555	45,555
Total	13,815,312	13,134,439	4,984,548	3,867,018	7,468,630	22,976,688	27,932,460

(1)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the Change in Control is “0.” There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

(2)	If the Change in Control does not meet the requirements of a Change in Control under Section 409A of the Internal Revenue Code, payment at the time of the qualifying termination in connection with a Change in Control is $4,535,776. There would also be a corresponding reduction in the excise and related income tax gross-up and in his total payments.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2014

The following table sets forth compensation information for our non-employee Directors for fiscal year 2014.

Name(1)	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert G. Bohn	120,000	127,006	—	1,583	248,589
Linda S. Harty	135,000	127,006	—	1,583	263,589
William E. Kassling	120,000	127,006	—	1,583	248,589
Robert J. Kohlhepp	145,000	127,006	—	11,583	283,589
Kevin A. Lobo	110,000	127,006	—	1,583	238,589
Klaus-Peter Müller	120,000	127,006	—	1,583	248,589
Candy M. Obourn	130,000	127,006	—	1,583	258,589
Joseph Scaminace	120,000	127,006	—	6,583	253,589
Wolfgang R. Schmitt	120,000	127,006	—	1,583	248,589
Åke Svensson	120,000	127,006	—	1,583	248,589
James L. Wainscott	127,500	127,006	—	11,583	266,089

(1)	Donald E. Washkewicz, our Chairman of the Board, Chief Executive Officer and President, is not included in this table because he is a Named Executive Officer and received no additional compensation in his capacity as a Director. The compensation paid by us to Mr. Washkewicz in fiscal year 2014 is reflected in the Summary Compensation Table on page 48.

(2)	During fiscal year 2014, the following Directors elected to defer either a portion or all of their annual retainer under our Deferred Compensation Plan for Directors: Ms. Harty $135,000 and Mr. Kassling $60,000.

(3)	This column represents the aggregate grant date fair value of a restricted stock award under our 2004 Non-Employee Directors’ Stock Incentive Plan granted in fiscal year 2014 in the amount of 1,123 shares granted to each of our non-employee Directors. The amount was computed in accordance with FASB ASC Topic 718 and was calculated using the average of the high and low stock price on the date of grant.

There were no forfeitures of stock awards by any of our non-employee Directors during fiscal year 2014. As of June 30, 2014, each Director had the following aggregate number of unvested restricted stock awards: 1,123 shares.

(4)	During fiscal year 2014, none of our non-employee Directors received a grant of stock options nor were there any forfeitures of stock options by any of our non-employee Directors. As of June 30, 2014, each director had the following aggregate number of outstanding stock options: each of Mses. Harty and Obourn and Messrs. Bohn, Kassling, Lobo, Müller, Scaminace, Svensson, and Wainscott—0 options; Mr. Kohlhepp—2,082 options and Mr. Schmitt—2,140 options.

(5)	The amounts reported in this column include (a) the dividends earned on the restricted stock awards granted in fiscal year 2014 reported in footnote 3 to this table and (b) the following matching gifts under our Matching Gifts Program: Mr. Kohlhepp—$10,000; Mr. Scaminace—$5,000; and Mr. Wainscott—$10,000.

Compensation of Directors

Directors who are also our employees do not receive any additional compensation for their services as Directors. During fiscal year 2014, non-employee Directors received an annual retainer, meeting fees (if applicable), and a restricted stock award. Our non-employee Directors are also eligible to participate in our Matching Gifts Program as described in the Compensation Discussion and Analysis on page 45 of this Proxy Statement. The following annual retainers of the non-employee Directors were approved on August 15, 2012 and August 13, 2014, respectively:

	Approved August 15, 2012	Approved August 13, 2014
	From 10/24/2012 through 10/21/2014	Effective beginning 10/22/2014
Annual retainer for Corporate Governance and Nominating Committee Chair:	$145,000	$155,000
Annual retainer for Audit Committee Chair:	$135,000	$137,500
Annual retainer for Human Resources and Compensation Committee Chair:	$130,000	$135,000
Annual retainer for the Finance Committee:	$127,500	$130,000
Annual retainer for non-chair committee members:	$120,000	$120,000

In addition to the annual retainers described above, non-employee Directors were entitled to receive a $2,000 fee for attending each Board of Directors or Committee meeting that exceeds the number of regularly scheduled Board of Directors or Committee meetings in a fiscal year by more than two. During fiscal year 2014, neither the Board of Directors nor any of the Committees met more than two times beyond their regularly scheduled meetings.

During fiscal year 2014, Directors could elect to defer all or a portion of their annual retainers under our Deferred Compensation Plan for Directors.

Each Director who was serving as a Director on October 23, 2013 and who was not a current or retired employee was granted 1,123 shares of restricted stock as of October 23, 2013 under our 2004 Non-Employee Directors Stock Incentive Plan. The original terms of the shares provide that the shares will vest 100% on October 22, 2014, except that if a Director ceases to be a Director for any reason prior to October 22, 2014, a pro-rated portion of her or his restricted shares will vest immediately on the date of termination and the remaining shares will be forfeited. All shares of restricted stock earn dividends payable directly to each Director to whom they are issued.

ITEM 2 – RATIFICATION OF THE

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors recommends ratification of its appointment of D&T as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ending June 30, 2015. D&T served as the independent registered public accounting firm to audit our financial statements as of and for the fiscal year ended June 30, 2014. A representative of D&T is expected to be present at the Annual Meeting of Shareholders and available to respond to appropriate questions, and will have an opportunity to make a statement if he or she desires to do so. Ratification of the appointment of D&T as the independent registered public accounting firm for the fiscal year ending June 30, 2015 requires the affirmative vote of the holders of at least a majority of the shares of our common stock present or represented and entitled to vote on the proposal at the Annual Meeting of Shareholders.

Audit Fees.    The aggregate fees billed or expected to be billed by D&T for the fiscal years ended June 30, 2014 and June 30, 2013 for auditing our annual consolidated financial statements, reviewing our interim financial statements included in our Quarterly Reports on Form 10-Q filed with the SEC and services normally provided in connection with statutory and regulatory filings or engagements were $9.29 million and $8.81 million, respectively.

Audit-Related Fees.    The aggregate fees billed by D&T during the fiscal years ended June 30, 2014 and June 30, 2013 for assurance and related services provided to us that are reasonably related to the performance of the audit or review of our financial statements and are not included in “Audit Fees” above were $20,984 and $55,534, respectively. The fees billed related primarily to audit procedures required to respond to or comply with financial, accounting or regulatory reporting matters and internal control reviews and reporting requirements.

Tax Fees.    The aggregate fees billed by D&T during the fiscal years ended June 30, 2014 and June 30, 2013 with respect to tax compliance services, such as global assistance in preparing various types of tax returns, were $2.19 million and $1.88 million, respectively, and for tax planning services, were $52,504 and $982,322, respectively.

All Other Fees.    The aggregate fees billed by D&T during the fiscal years ended June 30, 2014 and June 30, 2013 that are not included in the above categories were $2,157 and $1,900, respectively, for training sessions.

Audit Committee Pre-Approval Policies and Procedures.    In accordance with the SEC’s rules issued pursuant to the Sarbanes-Oxley Act of 2002, which require, among other things, that the Audit Committee pre-approve all audit and non-audit services provided by our independent registered public accounting firm, the Audit Committee has adopted a formal policy on auditor independence requiring the approval by the Audit Committee of all professional services rendered by our independent registered public accounting firm. The policy specifically pre-approves certain services up to a budgeted amount to be determined annually by the Audit Committee. All other services require Audit Committee approval on a case-by-case basis.

All of the services described in “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were approved by the Audit Committee in accordance with our formal policy on auditor independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF D&T AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JUNE 30, 2015.

ITEM 3 – PROPOSAL TO APPROVE THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS ON A NON-BINDING, ADVISORY BASIS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934 (adopted under the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related SEC rules, we are providing our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers as disclosed on pages 19-67 of this Proxy Statement. We encourage our shareholders to carefully read this Proxy Statement in its entirety before deciding whether or not to vote for or against this Item 3.

Currently, the non-binding, advisory vote on the compensation of the Named Executive Officers is scheduled to be conducted annually. The next non-binding, advisory vote on the compensation of the Named Executive Officers is expected to take place at our 2015 Annual Meeting of Shareholders.

As described in detail throughout our Compensation Discussion and Analysis beginning on page 19 of this Proxy Statement, and as summarized in the “Executive Summary — Fiscal Year 2014” section beginning on page 19 of this Proxy Statement, our executive compensation program features, among other things, the following:

•

A “pay-for-performance” structure which ensures that a significant portion of the compensation for our executive officers is “at-risk,” is dependent on the short-term and long-term performance of our business and encourages and rewards performance that drives the key goals, operational priorities and metrics that we use to profitably grow our business and enhance shareholder value;

•

A structure which ensures that our executive compensation program aligns the interests of our executive officers and our shareholders, is not overly weighted towards annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers;

•

A structure consistent with our philosophy of targeting executive compensation at market median, which allows us to remain competitive with companies that compete with us for talented employees and shareholder investment;

•

Various executive compensation practices that contribute to good corporate governance, including a “claw-back policy,” stock ownership guidelines for Directors and executive officers, hedging and other stock ownership restrictions, and an annual compensation risk review; and

•

Detailed and effective oversight and decision-making by a highly-independent Board of Directors and a Human Resources and Compensation Committee consisting entirely of independent directors that retains an independent executive compensation consultant.

The vote on this Item 3 is non-binding and advisory in nature, which means that the vote is not binding on us, our Board of Directors or any of the Committees of our Board of Directors. However, our Board of Directors values the views of our shareholders and our Board of Directors and Human Resources and Compensation Committee will review the results of the vote and take them into account when addressing future compensation policies and decisions.

Our Board of Directors believes that our executive compensation program is reasonable and well-structured, satisfies its objectives and philosophies and is worthy of shareholder support. Accordingly, our Board of Directors requests that our shareholders vote to approve the following resolution:

RESOLVED, that the compensation paid to our Named Executive Officers, as disclosed pursuant to the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, is approved on a non-binding, advisory basis.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT ON A NON-BINDING ADVISORY BASIS.

ITEM 4 – APPROVAL OF THE PARKER-HANNIFIN

CORPORATION GLOBAL EMPLOYEE STOCK PURCHASE PLAN

Introduction

Subject to shareholder approval at the 2014 Annual Meeting of Shareholders, on August 14, 2014, our Board of Directors approved the Parker-Hannifin Corporation Global Employee Stock Purchase Plan, which we refer to as the Purchase Plan. The Purchase Plan offers eligible employees the opportunity to acquire our common stock through periodic payroll deductions that will be applied towards the purchase of our common shares at a discount from the then current market price.

The following is a summary of the principal features of the Purchase Plan. This summary, however, does not purport to be a complete description of all the provisions of the Purchase Plan. A copy of the Purchase Plan is included as Appendix A.

Administration

The Purchase Plan will be administered by the Human Resources and Compensation Committee of our Board of Directors. The Human Resources and Compensation Committee may delegate some or all of its duties to a standing committee of the Company. We refer to this committee or its delegate in this Item 4 as the Plan Administrator. The Plan Administrator has full authority to adopt administrative rules and procedures and to interpret the provisions of the Purchase Plan. Our Board of Directors has exclusive authority to designate the Company, or any of our subsidiaries or affiliates to participate in the Purchase Plan after the effective date of the Purchase Plan. Currently, our Board of Directors does not intend for the Company to be designated to participate in the Purchase Plan and participation is expected to initially be limited to certain of our subsidiaries in the United Kingdom and Korea. We, or our participating subsidiaries or affiliates, will pay all costs and expenses incurred in administering the Purchase Plan without charge to participants.

Special Provisions of the Parker-Hannifin Corporation Employee Stock Purchase Plan for Foreign Subsidiaries

The Purchase Plan includes a sub-plan, which is the Parker-Hannifin Corporation Employee Stock Purchase Plan for Foreign Subsidiaries. We refer to this sub-plan, or any successor or additional sub-plan that may be created in the future under the Purchase Plan, as the Sub-Plan. The Sub-Plan is generally intended to extend participation in the Purchase Plan to eligible employees of certain of our non-U.S. affiliates. To facilitate such participation, the Purchase Plan also authorizes the adoption of addenda (rules, procedures or sub-plans) as part of the Sub-Plan, pursuant to which purchase rights (or rights similar to purchase rights) may be granted in a manner that does not satisfy the requirements of Section 423 of the Internal Revenue Code if necessary or desirable to achieve tax, securities law or other objectives or as necessary to comply with local laws, regulations or rules. Assuming, for example, that the Plan Administrator exercises its discretion to impose additional limitations on eligibility, such as a requirement to work more than 20 hours per week or more than five months per calendar year (as described in the “Eligibility and Participation” section below), employees in certain non-U.S. jurisdictions may not be required to satisfy such a condition to participate if the requirement is prohibited by local law or if an addenda to the Sub-Plan provides otherwise.

Securities Subject to the Purchase Plan

An aggregate of 10,000,000 of our common shares have been reserved for purchase under the Purchase Plan (including the Sub-Plan) over the term of the Purchase Plan. We may issue the common shares from authorized but unissued shares, treasury shares or shares we purchase in the open market in accordance with the Purchase Plan. Any common shares issued under the Purchase Plan will reduce, on a share-for-share basis, the number of common shares available for subsequent issuance under the Purchase Plan. In the event of any change to our outstanding common shares, such as a recapitalization, share split or similar event, appropriate adjustments will be made to the Purchase Plan and to each outstanding purchase right.

Eligibility and Participation

Employees eligible to participate in the Purchase Plan generally include employees who have been employed by a designated participating company for more than three months. The Plan Administrator has discretion under the Purchase Plan to limit (consistent with Section 423 of the Internal Revenue Code) eligibility to employees who (i) are regularly scheduled to work more than 20 hours per week or more than five months per calendar year (or, in either case, such lesser period of time as may be determined by the Plan Administrator in its discretion), (ii) have completed up to two years of service (or such lesser period of time as may be determined by the Plan Administrator in its discretion), or (iii) are not “highly compensated employees” within the meaning of Section 414(q) of the Internal Revenue Code. Those participants employed outside the United States are subject to similar eligibility restrictions, unless prohibited by the laws of the jurisdiction in which they are employed. Employees (including employee directors and executive officers) of a participating company are eligible to participate in the Purchase Plan. Accordingly, each employee member of the Board of Directors and each executive officer of the Company may have an interest in this proposal if participation in the Purchase Plan is extended to employees of the Company.

Eligible employees may participate in the Purchase Plan for a particular purchase period by completing and filing the prescribed enrollment forms (including the purchase agreement and a payroll deduction authorization).

As of June 30, 2014, we estimate that approximately 3,490 employees, including 0 executive officers, will be eligible to participate in the Purchase Plan.

Purchase Periods and Purchase Dates

The Purchase Plan provides that the Plan Administrator will establish consecutive purchase periods with a duration not to exceed 24 months during which participants may authorize amounts of their compensation (within the limits provided in the Purchase Plan) be accumulated for purchase of our common shares. Purchase periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals. The purchase right will be granted on the first day of each purchase period and will automatically be exercised on the last U.S. business day of that purchase period.

Participants in the Purchase Plan may participate in only one purchase period at a time.

Purchase Price

The purchase price of our common shares acquired on each purchase date will be no less than 90% of the lesser of (i) the closing selling price per common share on the date on which the purchase right is granted or (ii) the closing selling price per common share on the date the purchase right is exercised.

The closing selling price of our common share on any relevant date under the Purchase Plan will be deemed to be equal to the closing selling price per share on such date on the New York Stock Exchange — Composite Transactions or the principal exchange on which our common shares are at the time traded. On June 30, 2014, the closing selling price per common share determined on such basis was $125.73 per share.

Payroll Deductions and Share Purchases

Each participant may authorize periodic payroll deductions in any whole percentage or dollar amount up to a maximum of 20% from their eligible earnings received during the purchase period. However, the total payroll deductions permitted to be authorized by a participant for any calendar year cannot exceed $10,000. The accumulated deductions will automatically be applied on the last U.S. business day of the purchase period to the purchase of whole common shares at the purchase price in effect for that purchase date. In certain non-U.S. jurisdictions, the Plan Administrator will prescribe the method for funding the purchase of common shares, including a participant’s authorized payroll deductions whenever possible or other approved contributions. For purposes of the Purchase Plan, eligible earnings generally include basic earnings, overtime pay, and certain salary deferral contributions (i.e., contributions made to a plan under Section 401(k) of the Internal Revenue

Code, a plan under Section 125 of the Internal Revenue Code or any nonqualified deferred compensation plan). Under the Sub-Plan, eligible earnings are generally limited to regular basic gross earnings, unless otherwise required by local law or otherwise specified in any addenda to the Sub-Plan.

Special Limitations

The Purchase Plan imposes certain statutory limitations upon a participant’s right to acquire our common shares, including the following:

•

Purchase rights may not be granted to any participant who owns (or would be deemed to own through attribution) shares (including common shares purchasable under any outstanding purchase rights or options) possessing 5% or more of the total combined voting power or value of all classes of our shares of or any of our affiliates.

•

A participant may not be granted rights to purchase more than $25,000 worth of our common shares (valued at the time each purchase right is granted) for each calendar year in which such purchase rights are outstanding.

Termination of Purchase Rights

A participant may withdraw from a purchase period, and his or her accumulated payroll deductions may, at the participant’s election, be refunded or applied to the purchase of our common shares on the next scheduled purchase date. If a participant withdraws, but no election is made, then the accumulated payroll deductions will be refunded to the participant at the end of such purchase period. A participant’s purchase right will immediately terminate upon his or her cessation of employment for any reason (other than by death or a paid leave of absence), and any payroll deductions previously collected from the participant will be promptly refunded to the participant. Should the participant’s employee status cease by reason of death or a paid leave of absence, then such participant (or the appropriate representative or designated beneficiary, as applicable) may elect to have the participant’s accumulated payroll deductions either refunded or applied to the purchase of common shares on the next scheduled purchase date. If no election is made, then the accumulated payroll deductions will be held for the purchase of common shares at the end of such purchase period.

Shareholder Rights

No participant will have any shareholder rights with respect to the common shares covered by his or her purchase rights until the common shares are actually purchased on the participant’s behalf. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the purchase date. The common shares purchased will be held in a brokerage account, subject to a one-year transfer restriction except in the event of a participant’s death, during which time such common shares may not be sold, assigned or transferred.

Assignability

No purchase rights will be assignable or transferable by the participant, except by will or the laws of inheritance following a participant’s death.

Change in Control

In the event that we or our shareholders enter into an agreement to dispose of all or substantially all of our assets or outstanding capital shares by means of a sale, merger or reorganization in which we will not be the surviving corporation (other than a transaction in which there is no substantial change in our shareholders or their relative share holdings) or in the event we are liquidated, then all outstanding purchase rights will automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation. The purchase price will be no less than 90% of the lesser of (i) the closing selling price per common share on the date the purchase period begins or (ii) the closing selling price per common share immediately prior to the effective date of the acquisition. In addition, in accordance with the principles of Section 423 of the

Internal Revenue Code, the Plan Administrator may create special purchase periods for individuals who become employees in connection with the acquisition of another company or may provide for special purchase dates for participants who cease to be employees in connection with the disposition of all or a portion of any participating company or a portion of us.

Share Proration

Should the total number of common shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of common shares available for issuance under the Purchase Plan at that time, the Plan Administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common shares allocated to such individual, will be refunded.

Amendment and Termination

The Purchase Plan will terminate upon the earlier of (i) December 31, 2024 or (ii) the date on which all common shares available for issuance under the Purchase Plan and the Sub-Plan are sold pursuant to exercised purchase rights.

Generally, our Board of Directors may at any time alter, amend, suspend or discontinue the Purchase Plan. However, our Board of Directors may not, without shareholder approval, (i) increase the number of common shares issuable under the Purchase Plan, (ii) alter the purchase price formula so as to reduce the purchase price or (iii) materially modify the requirements for eligibility to participate in the Purchase Plan.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States Federal income taxation consequences to us and participants subject to U.S. taxation with respect to participation in the Purchase Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any city, state, or foreign jurisdiction in which a participant may reside.

The Purchase Plan is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under such an arrangement, no taxable income will be recognized by a participant, and no deductions will be allowable to us, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until either there is a sale or other disposition of the common shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased common shares.

If a participant sells or otherwise disposes of the purchased common shares within two years from the first day of the purchase period in which such shares were acquired or within one year from the actual purchase date of those common shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the common shares on the purchase date exceeded the purchase price paid for those shares, and we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal in amount to such excess the participant includes in income. Any additional gain or loss recognized on the disposition of the shares will be short- or long-term capital gain or loss, depending on the length of time the participant holds the shares after the purchased date.

If a participant sells or disposes of the purchased common shares more than two years from the first day of the purchase period in which the common shares were acquired and more than one year from the actual purchase date of those shares, the participant will recognize ordinary income in the year of sale or disposition equal to the lower of (i) the amount by which the fair market value of the common shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the amount by which the fair market value of the common shares on the first day of the purchase period exceeded the purchase price (computed as of the first day of the purchase period, i.e., the grant date, even if the closing selling price of the common shares on the last U.S. business day of the purchase period is actually used to calculate the purchase price) of the common shares. Any additional gain or loss upon the disposition will be taxed as a long-term capital gain or loss. We will not be entitled to an income tax deduction with respect to such disposition.

If a participant still owns the purchased common shares at the time of death, his or her estate will recognize ordinary income in the year of death equal to the lower of (i) the amount by which the fair market value of the common shares on the date of death exceeds the purchase price or (ii) the amount by which the fair market value of the common shares on the first day of the purchase period exceeded the purchase price (computed as of the grant date).

Non-U.S. Income Tax Consequences

The income taxation consequences to participants and to us (or our foreign subsidiaries) with respect to participation in the Purchase Plan vary by country.

New Plan Benefits

The benefits to be received by our executive officers, directors and employees as a result of the proposed Purchase Plan are not determinable, since their eligibility initially depends on our Board of Directors designating the Company as a participating company under the Purchase Plan, and upon entry into the Purchase Plan, the amounts of purchases by participants are based on elective participant contributions. Currently, our Board of Directors does not intend for the Company to be designated to participate in the Purchase Plan and no purchase rights have been granted, and no common shares have been issued, with respect to the Purchase Plan.

Effective Date of Purchase Plan

If our shareholders approve the Purchase Plan, the effective date of the Purchase Plan will be January 1, 2015.

Shareholder Approval

Approval of the Purchase Plan requires the affirmative vote of a majority of our common shares present or represented by proxy at the Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS HAS APPROVED THE PURCHASE PLAN AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE PURCHASE PLAN.

Equity Compensation Plan Information.

The following table sets forth certain information regarding the Company’s equity compensation plans as of June 30, 2014, unless otherwise indicated.

	Column (a)		Column (b)	Column (c)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	9,127,439	(1)	$72.87	13,795,319	(2)

Equity compensation plans not approved by security holders(3)	0		$0	0

Total	9,127,439		$72.87	13,795,319

(1)	Includes the maximum future payouts of common stock that may be issued under the calendar year 2012-13-14, 2013-14-15 and 2014-15-16 LTIP Awards. For these LTIP Awards, payouts will be determined based on our achieving an average return on average equity of 4% or an average free cash flow margin of 4%. If these performance measures are achieved, the participants will be eligible to receive the maximum payout of 200%. The Human Resources and Compensation Committee will then compare our performance to that of a group of our peers and, if appropriate, apply its discretion to reduce the final payouts based on any performance measures that the Committee determines to be appropriate. Also includes 44,400 phantom shares held in an account pursuant to the Stock Option Deferral Plan (which plan has not been approved by shareholders). The phantom shares resulted from exercises of stock options granted under the 1990 Employees Stock Option Plan, which was approved by the shareholders. No further deferral elections may be made under the Stock Option Deferral Plan.

(2)	The maximum number of shares of our common stock that may be issued under the 2009 Omnibus Stock Incentive Plan is 14.7 million. The maximum number of shares that may be issued under the 2004 Non-Employee Directors’ Stock Incentive Plan is 375,000 shares.

ITEM 5 – SHAREHOLDER PROPOSAL

DIRECTOR ELECTION MAJORITY VOTE STANDARD

This proposal has been submitted on behalf of the United Brotherhood of Carpenters Pension Fund with administrative offices at 101 Constitution Avenue, N.W., Washington, D.C. 20001. United Brotherhood of Carpenters Pension Fund is one of our shareholders. We will provide to shareholders, promptly upon receiving an oral or written request, the number of shares of our common stock beneficially held by United Brotherhood of Carpenters Pension Fund as of August 29, 2014. In accordance with the applicable proxy rules, the proposed resolution and supporting statement, for which our Board of Directors accepts no responsibility, are set forth below.

Proposal Resolution

Resolved:    That the shareholders of Parker-Hannifin Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Proponent’s Supporting Statement

Parker-Hannifin’s Board of Directors should establish a majority vote standard in uncontested director elections in order to provide shareholders a meaningful role in these important elections. The proposed majority vote standard requires that a director nominee receive a majority of the votes cast in an election in order to be formally elected. The Company’s current plurality standard is not well suited for the typical director election that involves only a management slate of nominees running unopposed. Under these election circumstances, a board nominee is elected with as little as a single affirmative vote, even if a substantial majority of the “withhold” votes are cast against the nominee. So-called “withhold” votes simply have no legal consequence in uncontested director elections. We believe that a majority vote standard in board elections establishes a challenging vote standard for board nominees, enhances board accountability, and improves the performance of boards and individual directors.

Over the past eight years, over 87% of the companies in the S&P 500 Index, including numerous companies incorporated in Ohio, have adopted a majority vote standard in company bylaws, articles of incorporation, or charters. Further, these companies have also adopted a director resignation policy that establishes a board-centered post-election process to determine the status of any director nominee that is not elected. This dramatic move to a majority vote standard is in direct response to strong shareholder demand for a meaningful role in director elections.

Parker-Hannifin has not established a majority vote standard, retaining its plurality vote standard. A majority vote standard combined with the Company’s current post-election director resignation policy would establish a meaningful right for shareholders to elect directors at Parker-Hannifin, while reserving for the Board an important post-election role. We believe that the Company should join the mainstream of major U.S. companies and establish a majority vote standard for uncontested director elections.

Board of Directors Response

Our Board of Directors unanimously recommends a vote AGAINST this shareholder proposal. This shareholder proposal requests that our Board of Directors takes measures to amend our Amended Articles of Incorporation to provide that Director nominees be elected by the affirmative vote of the majority of the votes cast at an annual meeting of shareholders in uncontested elections. We carefully considered several factors with respect to majority voting, including the merits of the majority vote standard, the responsibilities of our Corporate Governance and Nominating Committee and the best interests of our shareholders. After a thorough review of the proposal, we believe that our current Director resignation policy achieves the same objectives as the proposed structure, but with fewer uncertainties and ambiguities and with more transparency to our shareholders, and continues to be in the best interests of the Company and shareholders.

The Board of Directors has consistently and continuously demonstrated its commitment to good governance. As the proponent fails to fully acknowledge, our Board of Directors has already adopted a Director resignation policy for uncontested director elections. The policy, contained in our Board of Directors Guidelines on Significant Corporate Governance Issues (available at www.phstock.com), provides that any current Director who receives a greater number of votes “withheld” than votes “for” in an uncontested election must promptly submit a written offer of resignation to the Corporate Governance and Nominating Committee, which is not only composed exclusively of independent Directors but also appointed exclusively by independent Directors. Our Corporate Governance and Nominating Committee will consider the resignation and recommend to our Board of Directors whether it should be accepted. Our Board of Directors (excluding any Director who tendered his or her resignation) must then, within 90 days of the certification of election results, publicly disclose its decision to accept or reject the resignation and, if a resignation is rejected, the reasons for its decision. We believe that this policy promotes a good balance between providing shareholders a meaningful role in the process of electing Directors, promoting transparency in corporate governance by requiring a public disclosure of whether our Board of Directors accepts or rejects a resignation, and allowing our Board of Directors flexibility to exercise its independent judgment on a case-by-case basis. Our policy ensures that a Director nominee who receives less than a majority of the votes cast will not continue to serve on the Board of Directors without undergoing a high degree of scrutiny by the Corporate Governance and Nominating Committee and independent members of the Board of Directors. Furthermore, by allowing shareholders to express preferences regarding Director nominees, our policy produces in spirit and substance the same result as the structure in the proposal, but adds the element of transparency while avoiding the potential negative consequences discussed below.

There are significant practical difficulties involving the use of a majority vote standard, and adopting a majority vote standard introduces unnecessary legal uncertainty into our corporate governance. We believe that implementing a majority vote standard could lead to the following negative consequences:

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the failure to elect a specified percentage of Directors could result in a “change of control,” which could accelerate debt maturities, lead to the cancelation of a line of credit or even trigger changes in licenses and other vital or irreplaceable corporate arrangements; and

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the failure to elect Director nominees could adversely affect our ability to comply with the New York Stock Exchange Listing Standards or SEC requirements for independent or non-employee Directors or Directors who have particular essential qualifications, such as a financial expert to serve on the Audit Committee.

Majority voting could also cause a number of other difficulties, including those relating to a “failed election” and the application of the “holdover rule.” If a failed election occurs, which is one in which one or more Directors standing for election are not seated on our Board of Directors and vacancies on our Board of Directors results, our operations and the operations of our Board of Directors may be significantly disrupted and our Board of Directors may not be able to act with required authority. Majority voting requirements also raise legal and practical concerns about the applicability of the “holdover rule,” that is when an unelected Director continues to serve until a successor is elected. Even if the proposal is adopted, we would not be able to force a Director who fails to receive a majority vote to leave our Board of Directors until his or her successor is elected. We believe our Board of Directors needs to have certainty in its composition, coupled with a defined mechanism that provides transparency to our shareholders when reviewing the desirability of continued service in the event a Director receives a greater number of “withhold” votes than “for” votes in an uncontested election. Our current policy provides that mechanism whereas the structure set forth in the shareholder proposal does not. Finally, significant turnover among Directors may impede long-term strategic planning, due to insufficient continuity of leadership, and impact the stability of our Board of Directors and the Company.

Furthermore, we do not believe that adopting a majority vote standard for uncontested director elections would provide shareholders with any additional meaningful input on the election of Directors. If there is a failed election, our Board of Directors must fill the vacancy without any further shareholder vote. Shareholders would have no greater assurance that the person selected to fill the vacancy would be any more satisfactory than the person who failed to receive the majority vote. Under the current plurality voting standard, shareholders have the ability to express disapproval of corporate policies, strategy or director candidates through the use of withhold votes. The use of withhold votes, as opposed to implementation of majority voting, provides the Board of Directors with flexibility in appropriately responding to shareholder dissatisfaction without concern for potential corporate governance implications arising from a failed election.

The Board of Directors is committed to listening carefully to the collective voice of our shareholders. Our current resignation policy implements the objectives of a majority voting standard without the inherent limitations that a strict majority voting standard places on the flexibility of the Board of Directors. For example, pursuant to our policy, the Board of Directors has the ability to assess whether the sudden resignations of one or more Directors would materially impair the effective functioning of the Board of Directors.

Our policy is also intended to allow the Board of Directors to assess whether a Director received withhold votes for reasons unrelated to his or her performance on the Board of Directors. Based on current proxy voting trends and the influence of proxy voting advisory services, we believe that many withhold votes for directors in uncontested elections occur as a result of the rigid application of voting guidelines that heavily focus on technical corporate governance mechanics. These voting guidelines typically do not take into account the more important role of Directors in setting strategic priorities and making important business decisions.

As a result, it may be that our Board of Directors, after considering all of the facts and circumstances surrounding a majority withhold vote, would still view the election of its original nominee as in the best interests of the Company and our shareholders, and our policy requires the Board of Directors to publish that decision. Moreover, addressing failed elections undoubtedly would be distracting to our Board of Directors and may require our Board of Directors and the Corporate Governance and Nominating Committee to repeat much of the process it went through prior to the shareholder meeting in order to select nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

Shareholder Approval

Approval of this proposal requires the affirmative vote of a majority of our common shares present or represented by proxy at the Annual Meeting of Shareholders.

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of August 29, 2014 except as otherwise indicated, the name and address of each person believed to be a beneficial owner of more than 5% of our common shares and the number of common shares and the percentage so owned, as well as the beneficial ownership of our common shares by our Directors, the Named Executive Officers and all of our Directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(a)		Percentage of Class(b)
BlackRock Inc. 40 East 52nd Street New York, NY 10022	8,811,103	(c)	5.90%
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	15,940,000	(d)	10.70%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	8,047,461	(e)	5.39%
Robert G. Bohn	5,702
Linda S. Harty	9,681
William E. Kassling	26,320	(f)
Robert J. Kohlhepp	32,623	(g)
Kevin A. Lobo	2,123
Klaus-Peter Müller	29,315
Candy M. Obourn	16,005
Joseph Scaminace	14,641
Wolfgang R. Schmitt	26,479	(h)
Åke Svensson	4,498
James L. Wainscott	9,702
Donald E. Washkewicz	1,694,954	(i)	1.12%
Jon P. Marten	98,154	(j)
Lee C. Banks	272,590	(k)
Thomas L. Williams	198,277	(l)
Jeffery A. Cullman	41,090	(m)
All Directors and executive officers as a group (31 persons)	3,529,150	(n)	2.34%

(a)	Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(b)	Other than Mr. Washkewicz, no Director or executive officer beneficially owned more than 1% of our common shares as of August 29, 2014.

(c)	Pursuant to a statement filed by BlackRock Inc. with the SEC on January 30, 2014 in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, BlackRock Inc. has reported that, as of December 31, 2013, it had sole voting power over 7,239,739 common shares and sole investment power over 8,811,103 common shares.

(d)	Pursuant to a statement filed by Capital World Investors with the SEC on February 13, 2014 in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, Capital World Investors has reported that, as of December 31, 2013, it had sole voting power over 15,940,000 common shares and sole investment power over 15,940,000 common shares.

(e)	Pursuant to a statement filed by The Vanguard Group with the SEC on February 12, 2014 in accordance with Rule 13d-1(b) of the Securities Exchange Act of 1934, The Vanguard Group has reported that, as of December 31, 2013, it had sole voting power over 244,182 common shares; sole investment power over 7,819,793 common shares; and shared investment power over 227,668 common shares.

(f)	This amount includes 6,750 common shares owned jointly by Mr. Kassling and his spouse.

(g)	This amount includes 2,082 common shares subject to options exercisable by Mr. Kohlhepp on or prior to October 28, 2014 granted under our Non-Employee Directors stock incentive plans.

(h)	This amount includes 2,140 common shares subject to options exercisable by Mr. Schmitt on or prior to October 28, 2014 granted under our Non-Employee Directors stock incentive plans.

(i)	This amount includes 251,467 common shares owned indirectly by Mr. Washkewicz through his Grantor Retained Annuity Trust, 264,181 common shares owned indirectly by Mr. Washkewicz through the Pamela Washkewicz Revocable Trust, 42,336 common shares owned indirectly by Mr. Washkewicz through his son, 43,345 common shares as to which Mr. Washkewicz holds voting power pursuant to the Retirement Savings Plan as of June 30, 2014, and 715,600 common shares subject to Stock Incentives exercisable by Mr. Washkewicz on or prior to October 28, 2014 granted under our stock incentive plans. Mr. Washkewicz has disclaimed beneficial ownership of the 42,336 common shares owned by his son.

(j)	This amount includes 2,012 common shares as to which Mr. Marten holds voting power pursuant to the Retirement Savings Plan as of June 30, 2014 and 74,356 common shares subject to Stock Incentives exercisable by Mr. Marten on or prior to October 28, 2014 granted under our stock incentive plans.

(k)	This amount includes 14,344 common shares owned indirectly by Mr. Banks through the Elizabeth K. Banks Revocable Trust, 1,846 common shares owned indirectly by Mr. Banks through his three children living in his household, 8,551 common shares as to which Mr. Banks holds voting power pursuant to the Retirement Savings Plan as of June 30, 2014 and 189,146 common shares subject to Stock Incentives exercisable by Mr. Banks on or prior to October 28, 2014 granted under our stock incentive plans.

(l)	This amount includes 1,829 common shares as to which Mr. Williams holds voting power pursuant to the Retirement Savings Plan as of June 30, 2014 and 144,126 common shares subject to Stock Incentives exercisable by Mr. Williams on or prior to October 28, 2014 granted under our stock incentive plans.

(m)	This amount includes 2,314 common shares as to which Mr. Cullman holds voting power pursuant to the Retirement Savings Plan as of June 30, 2014 and 38,776 common shares subject to Stock Incentives exercisable by Mr. Cullman on or prior to October 28, 2014 granted under our stock incentive plans.

(n)	This amount includes 612,534 common shares for which voting and investment power are shared, 116,981 common shares as to which all executive officers as a group hold voting power pursuant to the Retirement Savings Plan as of June 30, 2014, and 1,856,739 common shares subject to Stock Incentives exercisable on or prior to October 28, 2014 granted under our stock incentive plans held by all Directors and executive officers as a group.

SHAREHOLDERS’ PROPOSALS

We must receive at our principal executive offices by May 25, 2015 any proposal of a shareholder intended to be presented at our 2015 Annual Meeting of Shareholders and to be included in our proxy, notice of meeting and proxy statement related to the 2015 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. Such proposals should be submitted to us by certified mail, return receipt requested. Proposals of shareholders submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934, or Non-Rule 14a-8 Proposals, in connection with the 2015 Annual Meeting of Shareholders must be received by us by August 8, 2015 or such proposals will be considered untimely under Rule 14a-4(c) of the Securities Exchange Act of 1934. Our proxy related to the 2015 Annual Meeting of Shareholders will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 8, 2015. Our proxy related to the 2014 Annual Meeting of Shareholders gives discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by us after August 9, 2014.

SHAREHOLDER RECOMMENDATIONS FOR DIRECTOR NOMINEES

The Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees for election to our Board of Directors if such recommendations are in writing and set forth the information listed below. Such recommendations must be submitted to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary, and must be received at our executive offices on or before June 30 of each year in anticipation of the following year’s Annual Meeting of Shareholders. All shareholder recommendations for Director nominees must set forth the following information:

1.	The name and address of the shareholder recommending the candidate for consideration as such information appears on our records, the telephone number where such shareholder can be reached during normal business hours, the number of common shares owned by such shareholder and the length of time such shares have been owned by the shareholder; if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s beneficial ownership of such shares or such person’s authority to act on behalf of such entity;

2.	Complete information as to the identity and qualifications of the proposed nominee, including the full legal name, age, business and residence addresses and telephone numbers and other contact information, and the principal occupation and employment of the candidate recommended for consideration, including his or her occupation for at least the past five years, with a reasonably detailed description of the background, education, professional affiliations and business and other relevant experience (including directorships, employment and civic activities) and qualifications of the candidate;

3.	The reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a Director;

4.	The disclosure of any relationship of the candidate being recommended with us or any of our subsidiaries or affiliates, whether direct or indirect;

5.	A description of all relationships, arrangements and understandings between the proposing shareholder and the candidate and any other person(s) (naming such person(s)) pursuant to which the candidate is being proposed or would serve as a Director, if elected; and

6.	A written acknowledgement by the candidate being recommended that he or she has consented to being considered as a candidate, has consented to our undertaking of an investigation into that individual’s background, education, experience and other qualifications in the event that the Corporate Governance and Nominating Committee desires to do so, has consented to be named in our Proxy Statement and has consented to serve as a Director, if elected.

COMMUNICATIONS WITH DIRECTORS

Our shareholders and other interested parties may communicate with our Board of Directors as a group, with the non-management Directors as a group, or with any individual Director by sending written communications to Parker-Hannifin Corporation, 6035 Parkland Boulevard, Cleveland, Ohio 44124-4141, Attention: Secretary. Complaints regarding accounting, internal accounting controls or auditing matters will be forwarded directly to the Chair of the Audit Committee. All other communications will be provided to the individual Director(s) or group of Directors to whom they are addressed. Copies of all communications will be provided to all other Directors; provided, however, that any such communications that are considered to be improper for submission to the intended recipients will not be provided to the Directors. Examples of communications that would be considered improper for submission include, without limitation, customer complaints, solicitations, communications that do not relate, directly or indirectly, to our business and/or our subsidiaries, or communications that relate to improper or irrelevant topics.

GENERAL

Our Board of Directors knows of no other matters which will be presented at the meeting. However, if any other matters properly come before the meeting or any adjournment, the person or persons voting the proxies will vote in accordance with their best judgment on such matters.

We will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, our officers and employees may solicit the return of proxies. We will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of common shares. We will, upon request, reimburse them for their expenses in so doing. We have retained Georgeson Inc., 480 Washington Blvd., 26th Floor, Jersey City, New Jersey 07310, to assist in the solicitation of proxies at an anticipated cost of $17,500, plus disbursements.

You are urged to vote your proxy promptly by internet, telephone or mail by following the instructions on the enclosed proxy card in order to make certain your shares will be voted at the meeting. Common shares represented by properly voted proxies will be voted in accordance with any specification made thereon and, if no specification is made, will be voted:

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in favor of the election of Robert G. Bohn, Linda S. Harty, William E. Kassling, Robert J. Kohlhepp, Kevin A. Lobo, Klaus-Peter Müller, Candy M. Obourn, Joseph Scaminace, Wolfgang R. Schmitt, Åke Svensson, James L. Wainscott, and Donald E. Washkewicz as Directors for a term expiring at the Annual Meeting of Shareholders in 2015;

•	in favor of the ratification of the appointment of D&T as independent registered public accounting firm for the fiscal year ending June 30, 2015;

•	in favor of approving, on a non-binding, advisory basis, the compensation of our Named Executive Officers;

•	in favor of approving the Global Employee Stock Purchase Plan; and

•	against the shareholder proposal to adopt a majority vote standard in the election of Directors.

Abstentions and broker non-votes are counted in determining the votes present at a meeting. Consequently, an abstention or a broker non-vote has the same effect as a vote against a proposal which requires the affirmative vote of a certain number of common shares, as each abstention or broker non-vote would be one less vote in favor of a proposal. You may revoke your proxy at any time prior to the close of voting at the Annual Meeting of Shareholders by giving us notice in writing, in open meeting, or by internet or telephone as set forth on the proxy card, without affecting any vote previously taken. However, your mere presence at the meeting will not operate to revoke your proxy.

Our Annual Report, including financial statements for the fiscal year ended June 30, 2014, is being mailed to shareholders with this Proxy Statement. If a single copy of the Annual Report and Proxy Statement was delivered to an address that you share with another shareholder, you may request a separate copy by notifying us in writing or by telephone at: Parker-Hannifin Corporation, Corporate Communications, 6035 Parkland Boulevard, Cleveland, Ohio 44124, (216) 896-3000.

You can elect to view our future Annual Reports and Proxy Statements over the internet, instead of receiving paper copies in the mail. Providing these documents over the internet will save us the cost of producing and mailing them. If you give your consent, in the future, when, and if, we elect to provide these documents, over the internet, you will receive notification which will contain the internet location where the documents are available. There is no cost to you for this service other than any charges you may incur from your internet provider, telephone and/or cable company. To give your consent, follow the prompts when you vote by telephone or over the internet or check the appropriate box located at the bottom of the enclosed proxy card when you vote by mail. Once you give your consent, it will remain in effect until you inform us otherwise in writing. If at any time you would like to receive a paper copy of our Annual Report or Proxy Statement, please contact Corporate Communications at the address or telephone number provided above.

By Order of the Board of Directors

Joseph R. Leonti
Secretary

September 22, 2014

Appendix A

PARKER-HANNIFIN CORPORATION

GLOBAL EMPLOYEE STOCK PURCHASE PLAN

I.	PURPOSE

The Parker-Hannifin Corporation Global Employee Stock Purchase Plan (the “Plan”) is intended to provide eligible employees of the Parker-Hannifin Corporation (the “Company”) and its participating Corporate Affiliates with the opportunity to acquire a proprietary interest in the Company’s common shares through participation in a plan designed to qualify as an employee stock purchase plan under Code Section 423 with respect to United States taxpayers (although the Company makes no undertaking or representation to achieve or maintain such qualification). In addition, the Plan also authorizes the grant of purchase rights or rights similar to purchase rights which are not intended to qualify under Code Section 423 hereunder and pursuant to Addenda adopted by the Plan Administrator designed to achieve desired tax, securities, employment, labor, data privacy, law or other objectives for eligible employees of the Company or one or more of the Company’s Corporate Affiliates or Designated Affiliates in particular locations outside of the United States.

II.	DEFINITIONS

For purposes of administration of the Plan, the following terms shall have the meanings indicated:

Addenda means the rules, procedures or sub-plans, if any, adopted by the Plan Administrator as a part of the Sub-Plan, pursuant to which purchase rights that do not satisfy the requirements for “employee stock purchase plans” that are set forth under Code Section 423 may be granted to eligible employees in particular locations outside the United States pursuant to Section V of the Sub-Plan.

Board means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended and currently in effect, or any successor body of federal tax law. Reference to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section.

Company means Parker-Hannifin Corporation, an Ohio corporation, and any corporate successor to all or substantially all of the assets or voting common shares of Parker-Hannifin Corporation which shall by appropriate action adopt the Plan.

Corporate Affiliate means any company which is either the parent corporation or a subsidiary corporation of the Company (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Date.

Designated Affiliate means any corporation, partnership, joint venture or other business entity in which the Company owns, directly or indirectly, shares or a capital or profit interest and with respect to which the Company possesses the power to direct or cause the direction of the management and policies, which shall be designated, in accordance with Section III, as participating in the Plan and the Sub-Plan pursuant to an Addendum that is not intended to qualify under Code Section 423.

Effective Date means January 1, 2015.

Eligible Earnings means (i) the regular basic earnings paid to a Participant by one or more Parker-Hannifin Entities, (ii) any salary deferral contributions made on behalf of the Participant to a Code Section 401(k) Plan, Code Section 125 Plan or any nonqualified deferred compensation plan plus (iii) overtime payments. There shall be excluded from the calculation of Eligible Earnings: (I) bonuses, commissions, or other forms of variable or incentive-based pay; (II) all distributions from profit-sharing, nonqualified deferred compensation, welfare benefits and other employee benefit plans; and (III) all contributions (other than salary deferral contributions made to a Code Section 401(k) Plan, Code Section 125 Plan, or any nonqualified deferred compensation plan) made by the Company or any other Parker-Hannifin Entity for the Participant’s benefit under any employee benefit or welfare plan now or hereafter established. The Plan Administrator, in its discretion, may, on a uniform and non-discriminatory basis, establish a different definition of Eligible Earnings for a subsequent purchase period.

Employee means any person employed by the Company or any other Participating Company within the meaning of Code Section 3401(c).

Parker-Hannifin Entity means the Company or any person or entity controlling, controlled by or under common control with the Company or any person or entity with which joint enterprises are carried on or in which the Company has an interest.

Participant means any Employee of a Participating Company who is actively participating in the Plan.

Participating Company means the Company and such Corporate Affiliate(s) as may be designated from time to time in accordance with Section III.

Share means a common share of the Company, as adjusted from time to time in accordance with Section VI(b) below.

Sub-Plan means the Parker-Hannifin Corporation Employee Stock Purchase Plan for Foreign Subsidiaries, as amended from time to time.

III.	ADMINISTRATION

The Plan shall be administered by the Board (or, if delegated by the Board to a standing committee of the Board, such committee) (the “Plan Administrator”); provided, that some or all of the duties of the Plan Administrator may be delegated or redelegated (as the case may be) by the Plan Administrator to a standing committee of the Company. The Plan Administrator shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering and enforcing the Plan as it may deem necessary in order to comply with the requirements of Code Section 423, where relevant, and to adopt Addenda designed to achieve desired tax, securities, employment, labor, data privacy, law or other objectives for eligible employees of the Company or one or more of the Company’s Corporate Affiliates or Designated Affiliates in particular countries outside the United States. Decisions of the Plan Administrator (or its designee) shall be final and binding on all parties who have an interest in or under the Plan. Notwithstanding the foregoing, only the Board shall have the authority to extend the Plan to Employees of a Participating Company in the United States, or to a “Foreign Subsidiary” (as such term is defined in the Sub-Plan) after the Effective Date of the Plan.

IV.	PURCHASE PERIODS

(a) Shares shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of Shares available for issuance under the Plan and the Sub-Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Section IX.

(b) Under no circumstances shall any purchase rights granted under the Plan be exercised, nor shall any Shares be issued or delivered hereunder, until such time as (i) the Plan shall have been approved by the Company’s shareholders and (ii) the Company shall have complied with all applicable requirements of the Securities Act of 1933 (as amended), all applicable listing requirements of any securities exchange on which the Shares is listed and all other applicable requirements established by law or regulation. Notwithstanding the preceding sentence, the Company disclaims having any affirmative obligation to register or otherwise list the Company’s securities on any securities exchange maintained outside the United States.

(c) The Plan shall be implemented in a series of consecutive purchase periods, each to be of such duration (not to exceed twenty-four (24) months per purchase period) as determined by the Plan Administrator prior to the commencement date of the purchase period. Purchase periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals over the term of the Plan. The Plan Administrator will announce the date each purchase period will commence and the duration of that purchase period in advance of the first day of such purchase period.

(d) The Participant shall be granted a separate purchase right for each purchase period in which he/she participates. The purchase right shall be granted on the first day of the purchase period and shall be automatically exercised on the last U.S. business day of that purchase period or any earlier day the purchase right is to be exercised hereunder.

(e) An Employee may participate in only one purchase period at a time. Accordingly, an Employee who wishes to join a new purchase period must withdraw from the current purchase period in which he/she is participating prior to the last day of the current purchase period in which the Employee participates and must also enroll in the new purchase period prior to the start date of that new purchase period at such time and in such manner as the Plan Administrator, in its discretion, requires. The Plan Administrator, in its discretion, may require an Employee who withdraws from one purchase period to wait one full purchase period before re-enrolling in a new purchase period under the Plan.

V.	ELIGIBILITY AND PARTICIPATION

(a) Each individual who is an Employee of a Participating Company on the commencement date of any purchase period under the Plan and who has been so employed on an uninterrupted basis at all times for more than three (3) months (as determined prior to any such commencement date on a day designated by the Plan Administrator in its discretion), shall be eligible to participate in the Plan for that purchase period. The Plan Administrator, in its discretion, from time to time, may limit the Employees who are eligible to participate in the Plan to those Employees who (i) are regularly scheduled to work more than twenty (20) hours per week or more than five (5) months per calendar year (or, in either case, such lesser period of time as may be determined by the Plan Administrator in its discretion), (ii) have completed up to two (2) years of service (or such lesser period of time as may be determined by the Plan Administrator in its discretion), or (iii) are not “highly compensated employees” within the meaning of Code Section 414(q). Any exclusion shall be applied with respect to a purchase right in a manner complying with United States Treasury Regulation Section 1.423-2. Notwithstanding the previous sentence, the exclusions may be applied with respect to a purchase right under any Addenda to the Sub-Plan without regard to the limitations of United States Treasury Regulation Section 1.423-2.

(b) In order to participate in the Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) no later than the day designated by the Plan Administrator in its discretion.

(c) The payroll deduction authorized by a Participant for purposes of acquiring Shares under the Plan may be any whole percentage or dollar amount of the Eligible Earnings of the Participant during the period the purchase right remains outstanding, up to a maximum equal to twenty percent (20%) of the Participant’s Eligible Earnings per purchase right. However, the total payroll deduction so permitted to be authorized by any Participant under the Plan for a calendar year shall be limited to the sum of legal currency equivalent of U.S. $10,000. The deduction rate so authorized shall continue in effect for the entire period the purchase right remains outstanding, unless the Participant shall, prior to the end of the purchase period for which the purchase right will remain in effect, reduce such rate by filing the appropriate form with the Plan Administrator (or its designee). The reduced rate shall become effective as soon as practicable following the filing of such form. Payroll deductions, however, will automatically cease upon the termination of the Participant’s purchase right in accordance with Sections VII(d) or (e) below.

VI.	SHARES SUBJECT TO PLAN

(a) The Shares purchasable by Participants under the Plan shall be authorized but unissued Shares, treasury Shares, or Shares purchased by the Company in accordance with the Plan in the open market. The total number of Shares which may be issued or delivered to a Participant under the Plan and the Sub-Plan attached hereto as Exhibit A including any Addenda, in the aggregate shall not exceed Ten Million (10,000,000) Shares (subject to adjustment under subparagraph (b) below).

(b) In the event any change is made to the Shares purchasable under the Plan by reason of (I) any merger, consolidation or reorganization or (II) any share dividend, share split, recapitalization, combination of shares or other change affecting the outstanding Shares as a class without the Company’s receipt of consideration, then unless such change occurs in connection with a Section VII(k) transaction, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of Shares issuable in the aggregate over the term of the Plan and the Sub-Plan, (ii) the class and maximum number of Shares purchasable per Participant on any one purchase date, and (iii) the class and number of Shares and the price per Share subject to each purchase right at the time outstanding under the Plan.

VII.	PURCHASE RIGHTS

An Employee who participates in the Plan for a particular purchase period shall have the right to purchase Shares upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable together with any other related administrative forms.

(a) Purchase Price. The U.S. Dollar purchase price per Share shall be at least equal to the lesser of (i) 90% of the fair market value per Share on the date on which the purchase right is granted or (ii) 90% of the fair market value per Share on the date the purchase right is exercised. For purposes of determining such fair market value (and for all other valuation purposes under the Plan), the fair market value per Share on any relevant date shall be the closing selling price per Share on such date, as officially quoted on the New York Stock Exchange – Composite Transactions or the principal exchange on which the Shares is at the time traded. If there are no sales of Shares on such day, then the closing selling price for the Shares on the next preceding day for which there does exist such quotation shall be determinative of fair market value. In the absence of such markets for the fair market value per Share, the fair market value shall be determined by the Plan Administrator (or its designee) in good faith (which determination shall, to the extent applicable, be made in a manner that complies with Code Section 409A), and such determination shall be conclusive and binding for all purposes.

(b) Number of Purchasable Shares. The number of Shares purchasable by a Participant upon the exercise of an outstanding purchase right shall be the number of whole Shares obtained by dividing the amount collected from the Participant through payroll deductions during each purchase period the purchase right remains outstanding by the purchase price in effect for that purchase period. Any remaining amount in the Participant’s account shall be automatically refunded to the Participant.

Under no circumstances shall purchase rights be granted under the Plan to any Employee if such Employee would, immediately after the grant, own (within the meaning of Code Section 424(d)), or hold outstanding options or other rights to purchase, shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any of its Corporate Affiliates.

In addition, the accrual limitations of Section VIII shall apply to all purchase rights.

(c) Payment. Payment for Shares purchased under the Plan shall be effected by means of the Participant’s authorized payroll deductions. Such deductions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII(d) or (e) below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the book account maintained by the Company on the Participant’s behalf under the Plan, but no interest shall be paid on the balance from time to time outstanding in such book account. The amounts collected from a Participant may be commingled with the general assets of the Company and may be used for general corporate purposes.

(d) Withdrawal from Purchase Period.

(i) A Participant may withdraw from a purchase period by filing the prescribed notification form with the Plan Administrator (or its designee) on or prior to the date required by the Plan Administrator in its discretion. No further payroll deductions shall be collected from the Participant with respect to that purchase period, and the Participant shall have the following election with respect to any payroll deductions for the purchase period collected prior to the withdrawal date: (A) have the Company refund, in the currency originally collected, the payroll deductions which the Participant made under the Plan during that purchase period or (B) have such payroll deductions held for the purchase of Shares at the end of such purchase period. If no such election is made, then such payroll deductions shall automatically be refunded at the end of such purchase period, in the currency originally collected.

(ii) The Participant’s withdrawal from a particular purchase period shall be irrevocable and shall also require the Participant to re-enroll in the Plan (by making a timely filing of a new purchase agreement and payroll deduction authorization) if the Participant wishes to resume participation in a subsequent purchase period.

(e) Termination of Employment/Leave of Absence. Except as provided in Section VII(l) below, if a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant. However, should the Participant die while in Employee status or should the Participant cease active service by reason of a paid leave of absence, then the Participant (or person or persons to whom the rights of the deceased Participant under the Plan are transferred by will or by the laws of descent and distribution, or if applicable, pursuant to a beneficiary designation made as prescribed in Section VII(m) below) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or in which the paid leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of his/her cessation of Employee status or the commencement of such paid leave or (ii) have such funds held for the purchase of Shares at the end of such purchase period. If no such election is made, then such funds shall automatically be held for the purchase of Shares at the end of such purchase period. If, pursuant to the foregoing, the funds of a Participant on a paid leave of absence are held (whether by an affirmative election or by default) for the purchase of Shares, then the payroll deductions (at the rate authorized at the time the leave began) may continue in effect through the earlier of (I) the end of the purchase period in which the leave commences or (II) as of any payroll date on which the Participant is no longer paid Eligible Earnings. In no other event, however, shall any further payroll deductions be added to the Participant’s account following his/her cessation of Employee status or the commencement of a leave of absence. Should the Participant return to active service (x) within ninety (90) days following the commencement of his/her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Company is guaranteed by statute or contract, then his/her payroll deductions under the Plan shall automatically resume (if such deductions are not otherwise being made) upon his/her return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction in effect for him/her at the time the leave commenced, but payroll deductions for that purchase period shall not actually begin until the Participant returns to active service. However, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent purchase period in which he or she wishes to participate.

For purposes of the Plan, a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of the Company or any other Participating Company under the Plan.

(f) Share Purchase. The Shares subject to the purchase right of each Participant (other than Participants whose purchase rights have previously terminated in accordance with Sections VII(d) or (e) above) shall be automatically purchased on the Participant’s behalf on the last U.S. business day of the purchase period for which such purchase right remains outstanding. The purchase shall be effected by applying the amount credited to each Participant’s book account, as converted into U.S. Dollars if necessary, on the last U.S. business date of the purchase period to the purchase of whole Shares at the purchase price in effect for such purchase period.

(g) Proration of Purchase Rights. Should the total number of Shares to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of Shares then available for issuance under the Plan and the Sub-Plan, the Plan Administrator shall make a pro-rata allocation of the available Shares on a uniform and nondiscriminatory basis, and any amounts credited to the accounts of Participants shall, to the extent not applied to the purchase of Shares, be refunded to the Participants, in the currency originally collected.

(h) Shareholder Rights. A Participant shall have no rights as a shareholder with respect to Shares covered by the purchase rights granted to the Participant under the Plan until the Shares are actually purchased on the

Participant’s behalf in accordance with Section VII(f). No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the purchase date. Once the Shares are purchased on behalf of a Participant, the Participant shall have certain rights of ownership such as voting and dividend rights, but shall not be able to sell, assign or transfer any such Shares until after the first anniversary of the date of purchase. Shares issued under the Plan will carry a restrictive legend to this effect.

(i) ESPP Broker Account. The Shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the “ESPP Broker Account.” Pursuant to Section VII(h), the Shares purchased under the Plan shall be held in the ESPP Broker Account and shall not be sold, assigned or transferred until after the first anniversary of the date of purchase. Notwithstanding the foregoing, in the event of a Participant’s death, this one (1) year holding period shall not apply to any Shares in the Participant’s ESPP Broker Account. The Plan Administrator may adopt such policies and procedures for the Plan as it determines is appropriate, including additional policies and procedures regarding the transfer of Shares from a Participant’s ESPP Broker Account before those Shares have been held for the requisite period necessary to avoid a disqualifying disposition of such Shares under the U.S. federal tax laws.

(j) Assignability. No purchase rights granted under the Plan shall be assignable or transferable by a Participant other than by will or by the laws of descent and distribution, and during the Participant’s lifetime the purchase rights shall be exercisable only by the Participant.

(k) Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital shares of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned Subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative share holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction to the purchase of whole Shares, subject, however, to the applicable limitations of Section VII(b).

(l) Acquisitions and Dispositions. The Plan Administrator may, in its sole and absolute discretion and in accordance with principles under Code Section 423, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who will cease to be Employees solely in connection with the disposition of all or a portion of any Participating Company or a portion of the Company, which purchase periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.

(m) Designation of Beneficiary.

(i) If permitted by the Plan Administrator, a Participant may file a designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a date the purchase right is exercised but prior to delivery to such Participant of such Shares and cash. In addition, if permitted by the Plan Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the purchase right. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(ii) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Plan Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(iii) All beneficiary designations will be in such form and manner as the Plan Administrator may designate from time to time.

VIII.	ACCRUAL LIMITATIONS

(a) No Participant shall be entitled to accrue rights to acquire Shares pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (I) Share rights accrued under other purchase rights outstanding under the Plan and (II) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US$25,000) worth of shares of the Company or any Corporate Affiliate (determined on the basis of the fair market value of such shares on the date or dates such rights are granted to the Participant) for each calendar year such rights are at any time outstanding.

(b) For purposes of applying the accrual limitations of Section VIII(a), the right to acquire Shares pursuant to each purchase right outstanding under the Plan shall accrue as follows:

(i) The right to acquire Shares under each such purchase right shall accrue as and when the purchase right first becomes exercisable on the last U.S. business day of each purchase period the right remains outstanding.

(ii) No right to acquire Shares under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Twenty-Five Thousand U.S. Dollars (US$25,000) worth of Shares (determined on the basis of the fair market value on the date or dates of grant) pursuant to one or more purchase rights held by the Participant during such calendar year.

(iii) If by reason of the Section VIII(a) limitations, one or more purchase rights of a Participant do not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase rights shall be promptly refunded in the currency originally collected.

(c) In the event there is any conflict between the provisions of this Section VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Section VIII shall be controlling.

IX.	AMENDMENT AND TERMINATION

(a) The Board (or, if delegated by the Board to a standing committee of the Board, such committee) may from time to time alter, amend, suspend or discontinue the Plan; provided, however, that no such action shall adversely affect purchase rights at the time outstanding under the Plan unless necessary or desirable to comply with any applicable law, regulation or rule; and provided, further, that no such action may, without the approval of the shareholders of the Company, increase the number of Shares issuable under the Plan (other than adjustments pursuant to Sections VI(b) and VII(b)), alter the purchase price formula so as to reduce the purchase price specified in the Plan, or materially modify the requirements for eligibility to participate in the Plan.

(b) Without shareholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Plan Administrator shall be entitled to, in addition to, and without limitation with respect to, what is permitted pursuant to Section IX(a), cancel or change the purchase periods, limit the frequency and/or number of changes in the amount withheld during a purchase period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Eligible Earnings, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable which are consistent with the Plan.

X.	GENERAL PROVISIONS

(a) The Plan shall terminate upon the earlier of (i) December 31, 2024 or (ii) the date on which all Shares available for issuance under the Plan and the Sub-Plan shall have been sold pursuant to purchase rights exercised under the Plan and the Sub-Plan.

(b) All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

(c) Neither the action of the Company in establishing the Plan, nor any action taken in connection with the Plan by the Board or by its delegee, or by the Company or by the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Corporate Affiliate for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

(d) The provisions of the Plan shall be governed by the laws of the State of Ohio, without resort to that State’s conflicts-of-laws rules.

(e) The Plan is designed to qualify as an employee stock purchase plan under Code Section 423 with respect to United States taxpayers (although the Company makes no undertaking or representation to achieve or maintain such qualification), and if the Plan so qualifies, the Plan is exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Plan Administrator determines that a purchase right granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause a purchase right under the Plan to be subject to Code Section 409A, the Plan Administrator may amend the terms of the Plan and/or of an outstanding purchase right granted under the Plan, or take such other action the Plan Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding purchase right or future purchase right that may be granted under the Plan from or to allow any such purchase rights to comply with Code Section 409A, but only to the extent any such amendments or action by the Plan Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the purchase right to purchase Shares under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Plan Administrator with respect thereto. The Company makes no representation that the purchase right to purchase Shares under the Plan is compliant with Code Section 409A.

(f) If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

(g) The terms of the Plan are intended to comply with all applicable laws and will be construed accordingly.

(h) The Plan Administrator is authorized under and pursuant to this Section X(h) to adopt Addenda to the Sub-Plan which may be treated as self-standing plans in respect of the jurisdiction outside the United States for which such Addenda are adopted. Such Addenda may permit the grant of awards or rights which are similar to the purchase rights that may be granted under the Plan but which shall be governed solely by the provisions of the relevant Addenda; provided that any Shares used for the purpose of satisfying any rights granted under the relevant Addenda shall be counted in the limit on the number of Shares which may be issued or delivered to Participants under the Plan as set out in Section VI(a) hereof.

Exhibit A

PARKER-HANNIFIN CORPORATION

EMPLOYEE STOCK PURCHASE PLAN FOR FOREIGN SUBSIDIARIES

(Sub-Plan of the Parker-Hannifin Corporation Global Employee Stock Purchase Plan)

I.	PURPOSE

The Parker-Hannifin Corporation Employee Stock Purchase Plan for Foreign Subsidiaries, a sub-plan of the Parker-Hannifin Corporation Global Employee Stock Purchase Plan (the “Sub-Plan”) is intended to provide eligible employees of the Company’s Foreign Subsidiaries with the opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s common shares at periodic intervals. Purchase rights granted under the Sub-Plan are not necessarily intended to qualify under Code Section 423 and the Company makes no undertaking or representation to achieve or maintain such qualification. If required by local law of any jurisdiction outside of the United States, an Addenda to the Sub-Plan may specify an alternative or particular purpose for purchase rights granted under such Addenda and such purpose shall prevail in relation to such Addenda.

All provisions of this Sub-Plan shall be governed by the U.S. Plan, except as otherwise provided herein or in any Addenda to the Sub-Plan.

The Sub-Plan became effective on the designated Effective Date.

II.	DEFINITIONS

The definitions provided in Section II of the U.S. Plan shall govern the Sub-Plan, except the following terms shall have the meanings indicated:

Effective Date means January 1, 2015; provided, however, that any Foreign Subsidiary which is selected to participate in this Sub-Plan after January 1, 2015 shall designate a subsequent Effective Date with respect to its Participants.

Eligible Earnings unless otherwise required by local law, or otherwise specified in any Addenda to the Sub-Plan or the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, means the regular basic gross earnings paid to a Participant by one or more Foreign Subsidiaries or Parker-Hannifin Entities. There shall be excluded from the calculation of Eligible Earnings: (i) all profit-sharing distributions and other incentive-type payments including income from equity incentive awards and (ii) all contributions made by any Foreign Subsidiary or any other Parker-Hannifin Entity for the Participant’s benefit under any employee benefit or welfare plan now or hereafter established. The Plan Administrator, in its discretion, may, on a uniform and non-discriminatory basis, establish a different definition of Eligible Earnings for a subsequent purchase period, and such definition may vary from Foreign Subsidiary to Foreign Subsidiary.

Employee means any person employed by the Company or any Foreign Subsidiary within the meaning of Code Section 3401(c), except as may be provided by any Addenda to the Sub-Plan.

Foreign Subsidiary means any Corporate Affiliate or Designated Affiliate located outside the United States which is selected to participate in this Sub-Plan. Designated Affiliates may participate in the Sub-Plan only pursuant to Addenda to the Sub-Plan.

Participant means any (i) Employee of a Foreign Subsidiary or (ii) an Employee of the Company who is working at or for a Foreign Subsidiary, and who is actively participating in the Sub-Plan.

U.S. Plan means the Parker-Hannifin Corporation Global Employee Stock Purchase Plan, as amended from time to time.

III.	ADMINISTRATION

Except as provided in an Addenda, the Sub-Plan shall be administered in accordance with the provisions of Section III of the U.S. Plan.

IV.	PURCHASE PERIODS

Except as provided in an Addenda, purchase periods may commence at any time as determined by the Plan Administrator, including at quarterly or semi-annual intervals over the term of the Sub-Plan.

V.	ELIGIBILITY AND PARTICIPATION

(a) Except as provided in an Addenda or to the extent the Plan Administrator exercises its discretion under clauses (i), (ii) or (iii) of Section V(a) of the U.S. Plan to limit participation in the Plan or the Sub-Plan, each individual who is an Employee of a Foreign Subsidiary on the commencement date of any purchase period under the Sub-Plan and who has been so employed on an uninterrupted basis at all times for more than three (3) months (as determined prior to any such commencement date on a day designated by the Plan Administrator in its discretion), shall be eligible to participate in the Sub-Plan for that purchase period.

(b) Except as provided in an Addenda, in order to participate in the Sub-Plan for a particular purchase period, the Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designee) no later than the day designated by the Plan Administrator in its discretion.

(c) Except as otherwise provided in an Addenda, the payroll deduction or other approved contributions authorized by a Participant for purposes of acquiring Shares under the Plan may be any whole percentage or dollar amount of the Eligible Earnings of the Participant during the period the purchase right remains outstanding, up to a maximum equal to twenty percent (20%) of the Participant’s Eligible Earnings per purchase right. However, the total amount so permitted to be authorized (in the form of payroll deductions or otherwise) by any Participant under the Plan for a calendar year shall (unless further limited by the provisions of any Addenda) be limited to the sum of legal currency equivalent of U.S. $10,000. Except as otherwise provided in an Addenda, the payroll deduction or contribution rate authorized by the Participant shall continue in effect for the entire period the purchase right remains outstanding, unless the Participant shall, prior to the end of the purchase period for which the purchase right will remain in effect, reduce such rate by filing the appropriate form with the Plan Administrator (or its designee). The reduced rate shall become effective as soon as practicable following the filing of such form. Except as otherwise provided in an Addenda, payroll deductions or other approved contributions, will automatically cease upon the termination of the Participant’s purchase right in accordance with Sections VII(e) or (f) below.

VI.	SHARES SUBJECT TO THE SUB-PLAN

The Shares purchasable by Participants under the Sub-Plan (including any Addenda thereto) shall be made available from Shares reserved under the U.S. Plan and any Shares issued or delivered under the Sub-Plan will reduce, on a Share-for-Share basis, the number of Shares available for subsequent issuance or delivery under the U.S. Plan.

VII.	PURCHASE RIGHTS

An Employee who participates in the Sub-Plan for a particular purchase period shall, except as otherwise provided in an Addenda, have the right to purchase Shares upon the terms and conditions set forth below and shall, except as otherwise provided in an Addenda, execute a purchase agreement embodying such terms and conditions and such other provisions as the Plan Administrator may deem advisable.

(a) Purchase Price. Except as otherwise provided in an Addenda, the U.S. Dollar purchase price shall be determined in accordance with the provisions of Section VII(a) of the U.S. Plan.

(b) Number of Purchasable Shares. Except as provided in an Addenda, the number of Shares purchasable by a Participant shall be determined in accordance with the provisions of Section VII(b) of the U.S. Plan.

(c) Payment. Except as set forth in an Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, payment for Shares purchased under the Sub-Plan shall be effected in the manner and method prescribed by the Plan Administrator (or its designee) which may include the Participant’s authorized payroll deductions whenever possible (provided that the Participant has given written consent to such deductions where consent is required under applicable law) or other approved contributions. Such deductions or other approved contributions shall begin on the first pay day coincident with or immediately following the commencement date of the relevant purchase period and, unless terminated earlier pursuant to Sections VII (e) or (f) below, shall terminate with the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant’s individual book account under the Sub-Plan, initially in the currency in which paid by the Foreign Subsidiary until converted into U.S. Dollars. Notwithstanding the foregoing, instead of a book account, an Addenda to the Sub-Plan (or a purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan) may, at the discretion of the Plan Administrator, provide for alternative structures, including the establishment of a trust or bank account to hold amounts collected by a Foreign Subsidiary, in which case, each reference in the U.S. Plan and the Sub-Plan to amounts credited to an individual book account shall, for purposes of any such Foreign Subsidiary, instead be interpreted as amounts deposited into a trust or bank account, as applicable. All purchases of Shares under the Sub-Plan are to be made with the U.S. Dollars into which the payroll deductions for the purchase period or other approved contributions have been converted. No interest shall be paid on the balance from time to time outstanding in the book account maintained for the Participant, except as otherwise required by law and as set forth in an Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan. The amounts collected from a Participant may be commingled with the general assets of the Company or the Foreign Subsidiary and may be used for general corporate purposes, except as otherwise provided in an Addenda or under purchase rights or for Participants (as set forth in an Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan) for which any applicable laws, regulations or rules require that amounts so collected be segregated from the general assets of the Company or the Foreign Subsidiary and/or deposited with an independent third party.

(d) Conversion into U.S. Dollars. For purposes of determining the number of Shares purchasable by a Participant, except as otherwise provided in an Addenda, the payroll deductions or other approved contributions credited to each Participant’s book account during each purchase period shall be converted into U.S. Dollars on the purchase date for that purchase period on the basis of the exchange rate in effect on such date. Except as otherwise provided in an Addenda, the Plan Administrator shall have the absolute discretion to determine the applicable exchange rate to be in effect for each purchase date by any reasonable method (including, without limitation, the exchange rate actually used by the Company for its intra-Company financial transactions for the month of such transfer). Except as otherwise provided in an Addenda, any changes or fluctuations in the exchange rate at which the payroll deductions or other approved contributions collected on the Participant’s behalf are converted into U.S. Dollars on each purchase date shall be borne solely by the Participant.

(e) Withdrawal from Purchase Period. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, withdrawal from a purchase period shall be governed in accordance with the provisions of Section VII(d) of the U.S. Plan.

(f) Termination of Employment/Leave of Absence. Except as otherwise provided under Sections VII(g) or (o) below or in any Addenda, if a Participant ceases to remain an Employee while his/her purchase right remains outstanding, then such purchase right shall immediately terminate and all sums previously collected from the Participant during the purchase period in which such termination occurs shall be promptly refunded to the Participant in the currency in which paid by the Foreign Subsidiary. However, except as otherwise provided in an Addenda, should the Participant die while in Employee status or should the Participant cease active service by reason of a paid leave of absence, then the Participant (or the person or persons to whom the rights of the deceased Participant under the Sub-Plan are transferred by will or by the laws of descent and distribution, or if applicable, pursuant to a beneficiary designation made as prescribed in Section VII(q) below) shall have the election, exercisable up until the end of the purchase period in which the Participant dies or in which the paid leave of absence commences, to (i) withdraw all the funds in the Participant’s payroll account at the time of his/her cessation of Employee status or the commencement of such paid leave, with the withdrawn funds to be paid in the same currency in which paid by the Foreign Subsidiary, or (ii) have such funds held for the purchase of Shares at the end of such purchase period. If no such election is made, then, except as otherwise provided in an Addenda, such funds shall automatically be held for the purchase of Shares at the end of such purchase period. If, pursuant to the foregoing, the funds of a Participant on a paid leave of absence are held (whether by an affirmative election or by default) for the purchase of Shares, then, except as otherwise provided in an Addenda, the payroll deductions or other contributions (at the rate authorized at the time the leave began) may continue in effect through the earlier of (I) the end of the purchase period in which the leave commences or (II) as of any payroll date on which the Participant is no longer paid Eligible Earnings. In no other event, however, shall any further payroll deductions or other contributions be added to the Participant’s account following his/her cessation of Employee status or the commencement of a leave of absence, except as otherwise required by any applicable law, regulation or rule and as set forth in an Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan. Except as otherwise provided in an Addenda, should the Participant return to active service (x) within ninety (90) days following the commencement of his/her leave of absence or (y) prior to the expiration of any longer period for which such Participant’s right to reemployment with the Foreign Subsidiary is guaranteed by statute or contract, then his/her payroll deductions or other contributions under the Sub-Plan shall automatically resume (if such deductions or contributions are not otherwise being made) upon his/her return at the rate in effect at the time the leave began, and if a new purchase period begins during the period of the leave, then the Participant will automatically be enrolled in that purchase period at the rate of payroll deduction or approved contributions in effect for him/her at the time the leave commenced, but payroll deductions or approved contributions for that purchase period shall not actually begin until the Participant returns to active service. However, except as otherwise provided in an Addenda, an individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time period will be treated as a new Employee for purposes of subsequent participation in the Sub-Plan and must accordingly re-enroll in the Sub-Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent purchase period in which he or she wishes to participate.

For purposes of the Sub-Plan, except as otherwise provided in an Addenda, a Participant shall be considered to be an Employee for so long as such Participant remains in the active employ of a Foreign Subsidiary (and will not be extended by any notice period mandated under the employment laws in the applicable jurisdiction or the terms of an employment agreement, if any).

(g) Transfer of Employment. Except as otherwise provided in an Addenda, in the event that, during a purchase period, (i) a Participant who is an Employee of a Foreign Subsidiary is transferred and becomes an employee of the Company; or (ii) a Participant who is an Employee of a Foreign Subsidiary participating in an Addenda to the Sub-Plan is transferred and becomes an Employee of a Foreign Subsidiary participating in the Sub-Plan (absent any Addenda thereto), such individual shall remain a Participant in the Sub-Plan or the Addenda to the Sub-Plan, as applicable, and payroll deductions or other approved contributions shall continue to be collected until the next purchase date as if the Participant had remained an Employee of the Foreign Subsidiary employing such Participant at the commencement of the purchase period in which the Participant’s transfer of employment occurred.

Except as otherwise provided in an Addenda, in the event that, during a purchase period, (i) an employee of the Company who is a participant in the U.S. Plan is transferred and becomes an Employee of a Foreign Subsidiary; or (ii) a Participant who is an Employee of a Foreign Subsidiary participating in the Sub-Plan is transferred and becomes an Employee of a Foreign Subsidiary participating in an Addenda to the Sub-Plan, such individual shall automatically become a Participant under the Sub-Plan or the Addenda to the Sub-Plan applicable to the Foreign Subsidiary to which he or she has transferred for the duration of the purchase period in effect at that time under the Sub-Plan or the Addenda, as applicable, and the balance in such individual’s book account maintained under the U.S. Plan or the Sub-Plan prior to the transfer of employment shall be transferred as a balance to a book account opened for such individual under the Sub-Plan or the Addenda, as applicable. Such balance, together with all other payroll deductions or other approved contributions collected from such individual by the Foreign Subsidiary to which the Participant has transferred for the remainder of the purchase period under the Sub-Plan or Addenda, as applicable, (as converted into U.S. Dollars), shall, except as otherwise provided in an Addenda, be applied on the next purchase date to the purchase of Shares under the Sub-Plan or Addenda, as applicable.

Any Employee of the Company who transfers into or out of a location outside of the United States during a purchase period shall, except as otherwise provided in an Addenda, be treated as consistently as possible with the concepts set forth above, as determined in the sole discretion of the Company.

(h) Share Purchase. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, the purchase of Shares shall be governed by the provisions of Section VII(f) of the U.S. Plan.

(i) Proration of Purchase Rights. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, the proration of purchase rights shall be governed by Section VII(g) of the U.S. Plan.

(j) Shareholder Rights. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, Shareholder rights shall be governed by Section VII(h) of the U.S. Plan.

(k) ESPP Broker Account. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, the ESPP Broker Account shall be governed by Section VII(i) of the U.S. Plan.

(l) Additional Restrictions on Transfer/Sale of Shares to Comply with Local Law. In order to comply with local law (including, without limitation, local securities and foreign exchange laws), provided that this does not conflict with the provisions of an Addenda, the Company may require a Participant to retain the Shares purchased on his or her behalf in the Participant’s ESPP Broker Account until the sale of such Shares. Any Addenda to the Sub-Plan (or purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan) may also provide for the immediate sale of Shares acquired by a Participant on the purchase date.

(m) Assignability. Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, the assignability of purchase rights shall be governed by Section VII(j) of the U.S. Plan.

(n) Merger or Liquidation of Company. In the event the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital shares of the Company by means of a sale, merger or reorganization in which the Company will not be the surviving corporation (other than a reorganization effected primarily to change the State in which the Company is incorporated, a merger or consolidation with a wholly-owned subsidiary, or any other transaction in which there is no substantial change in the shareholders of the Company or their relative share holdings, regardless of whether the Company is the surviving corporation) or in the event the Company is liquidated, then all outstanding purchase rights under the Sub-Plan shall, subject to the provisions of any Addenda, automatically be exercised immediately prior to the consummation of such sale, merger, reorganization or liquidation by applying all sums previously collected from Participants during the purchase period of such transaction, as converted into U.S. Dollars, to the purchase of whole Shares, subject, however, to the applicable limitations of Section VII(b). Payroll deductions or other approved contributions not yet converted into U.S. Dollars at the time of such transaction shall, subject to the provisions of any Addenda, be converted from the currency in which paid by the Foreign Subsidiary into U.S. Dollars on the basis of the exchange rate in effect at the time of such transaction, and the applicable limitation on the number of Shares purchasable per Participant shall, subject to the provisions of any Addenda, continue to apply to each purchase. Should the Company sell or otherwise dispose of its ownership interest in any Foreign Subsidiary participating in the Sub-Plan, whether through merger or sale of all or substantially all of the assets or outstanding capital shares of that Foreign Subsidiary, then a similar exercise of outstanding purchase rights shall, subject to the provisions of any Addenda, be effected immediately prior to the effective date of such disposition, but only to the extent those purchase rights are attributable to the Employees of such Foreign Subsidiary.

(o) Acquisitions and Dispositions. Subject to the provisions of any Addenda, the Plan Administrator may, in its sole and absolute discretion, create special purchase periods for individuals who become Employees solely in connection with the acquisition of another company or business by merger, reorganization or purchase of assets and may provide for special purchase dates for Participants who cease to be Employees solely in connection with the disposition of a portion of any Foreign Subsidiary, which purchase periods and purchase rights granted pursuant thereto shall, notwithstanding anything stated herein, be subject to such terms and conditions as the Plan Administrator considers appropriate in the circumstances.

(p) Tax, Withholding and Other Required Deductions. Except as otherwise provided in an Addenda, at the time a Participant’s purchase right or the Shares acquired pursuant to such purchase right is subject to tax or any other mandatory deduction (including, but not limited to, deductions in respect of social security or national insurance), the Participant shall make adequate provision for all applicable tax obligations, withholding obligations or other mandatory deductions, if any, of the Participant, the Company and/or Foreign Subsidiary. The Company and/or the Foreign Subsidiary may (except as otherwise provided in an Addenda), but shall not be obligated to, withhold from the Participant’s compensation or any other payments due to the Participant the amount necessary to meet such tax obligations, withholding obligations or mandatory deductions or withhold from the proceeds of the sale of Shares or any other method of withholding the Company and/or the Foreign Subsidiary deems appropriate. The Company and/or the Foreign Subsidiary shall, except as otherwise provided in an Addenda, have the right to take such other action as may be necessary in the opinion of the Company or the Foreign Subsidiary to satisfy such tax obligations, withholding obligations or mandatory deductions including, but not limited to, demanding payment from a Participant of any amount in respect of tax, withholding obligations or mandatory deductions for which the Company and/or the Foreign Subsidiary is liable to account to any fiscal authority for and on behalf of the Participant and the Participant shall comply with any such demand (provided that doing so is not prohibited by applicable local law) within seven (7) days of such demand being made.

(q) Designation of Beneficiary.

(i) If permitted by the Plan Administrator and applicable law and the terms of any relevant Addenda, a Participant may file a designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a date the purchase right is exercised but prior to delivery to such Participant of such Shares and cash. In addition, if permitted by the Plan Administrator and the terms of any relevant Addenda, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the purchase right. Except as otherwise provided in an Addenda, if a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(ii) Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Plan Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will, except as otherwise provided in an Addenda, deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may, except as otherwise provided in an Addenda, deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(iii) All beneficiary designations will be in such form and manner as the Plan Administrator may designate from time to time.

VIII.	ACCRUAL LIMITATIONS

Except to the extent provided by any Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, which document shall constitute an Addenda to the Sub-Plan, accrual limitations are governed by Section VIII of the U.S. Plan.

IX.	AMENDMENT AND TERMINATION

The amendment and termination of the Sub-Plan are governed by Section IX of the U.S. Plan; provided, however, an Addenda may be altered, amended, suspended or discontinued by the Board (or, where delegated by the Board to a standing committee of the Board, such committee) unless otherwise specified by the relevant Addenda.

X.	GENERAL PROVISIONS

(a) All costs and expenses incurred in the administration of the Sub-Plan shall be paid by the Company or the Foreign Subsidiary.

(b) Neither the action of the Company in establishing the Sub-Plan, nor any action taken in connection with the Sub-Plan by the Board or by its delegee, or by the Company or by the Plan Administrator, nor any provision of the Sub-Plan itself shall be construed so as to grant any person the right to remain in the employ of the Company or any Foreign Subsidiary for any period of specific duration, and such person’s employment may be terminated at any time, with or without cause.

(c) Additional or different provisions for individual Foreign Subsidiaries may be incorporated in one or more Addenda to the Sub-Plan or in the purchase agreement or appendix thereto, in which case such documents shall constitute Addenda to the Sub-Plan. Such Addenda shall have full force and effect with respect to the Foreign Subsidiaries to which they apply. In the event of a conflict between the provisions of such an Addenda and one or more other provisions of the Sub-Plan and/or the U.S. Plan, the provisions of the Addenda shall be controlling. Except as otherwise indicated in the Sub-Plan or an Addenda, purchase rights that are subject to Addenda will operate and be administered in the same manner as all other purchase rights granted under the Sub-Plan.

(d) The provisions of the Sub-Plan and any Addenda thereto shall, unless expressly stated otherwise in any such Addenda, be governed by the laws of the United States, and where relevant, the laws of the State of Ohio without resort to that State’s conflicts-of-laws rules, or unless provided otherwise by the Plan Administrator.

(e) If any other written document related to the Sub-Plan is translated into a language other than English, and the meaning of the translated version is different than the English version, the English version will control, subject to applicable laws.

(f) Subject to any applicable laws which render the following provisions of this Section X(f) of the Sub-Plan unenforceable in respect of a particular Participant or Employee or as otherwise provided by any Addenda:

(i) neither the U.S. Plan nor the Sub-Plan shall form any part of any contract of employment between the Company or any Foreign Subsidiary and any Employees of any of those companies, and it shall not confer on any such Employees any legal or equitable rights (other than those constituting the purchase rights themselves granted under the Sub-Plan and/or the U.S. Plan) against the Company or any Foreign Subsidiary, directly or indirectly, or give rise to any cause of action in law or in equity against the Company or any Foreign Subsidiary;

(ii) the benefits to Employees and/or Participants under the Sub-Plan and/or U.S. Plan shall not form any part of their wages or remuneration or count as pay or remuneration for pension fund or other purposes; and

(iii) in no circumstances shall any Employee or Participant, on ceasing to hold the office or employment by virtue of which he/she is or may be eligible to participate in the Sub-Plan and/or U.S. Plan, be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Sub-Plan and/or U.S. Plan which he/she might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise.

(g) Notwithstanding the provisions of Section V(c) of the Sub-Plan, the following provisions of this Section X(g) shall apply to any Employee who acquires purchase rights (as described in Section VII of the U.S. Plan) or rights similar in nature to such purchase rights pursuant to the provisions of any Addenda:

(i) the maximum of twenty percent (20%) of the Participant’s Eligible Earnings which may be authorized by the Participant to be deducted (or otherwise contributed) from his/her Eligible Earnings for the purpose of acquiring Shares stated therein, shall, for the purpose of any purchase rights granted under the Sub-Plan to such Participant, be reduced so as to take into account any amount which the Participant has authorized, or may authorize, to be deducted (or otherwise contributed) from his/her Eligible Earnings for the purpose of acquiring Shares pursuant to any Addenda, with the effect that in no circumstances shall the maximum of twenty percent (20%) as stated in Section V(c) of the Sub-Plan be exceeded when taking into account all deductions or contributions, as applicable, made or to be made from the Participant’s Eligible Earnings under any Addenda and this Sub-Plan; and

(ii) the maximum of the legal currency equivalent of U.S. $10,000 specified therein as the limit on the payroll deduction (or other approved contributions) which may be authorized by any Participant in a calendar year shall, for the purpose of the Sub-Plan, be reduced so as to take into account any amount which the Participant has authorized, or may authorize, to be deducted or contributed, as applicable, under any Addenda, with the effect that in no circumstances shall the maximum of the legal currency equivalent of U.S. $10,000 as stated in Section V(c) of the Sub-Plan be exceeded in any calendar year when taking into account deductions or contributions, as applicable, which the Participant has authorized or may authorize under any Addenda and this Sub-Plan in the calendar year in question.

Annual Meeting of Shareholders

October 22, 2014
Parker-Hannifin Corporation
6035 Parkland Boulevard
Cleveland, Ohio 44124-4141
(216) 896-3000

Directions to Corporate Headquarters

Lake Erie
Cleveland
I-90
Richmond Rd.
I-271
Kirtland
Mayfield Rd. (322)
Gates Mills
Rt. 6
Cedar Rd.
Landerhaven Corporate Ctr (Parker)
Beachwood
Pepper Pike
I-90
Chagrin Blvd.
Lander Rd.
Chagrin Falls
I-480
I-480
Cleveland Hopkins Airport
237
Snow Rd.
Rockside Rd.
Brainard Rd.
Rt. 83
I-80
I-77
I-71
I-271
I-80
N

Mayfield Rd.
Brainard Rd.
Lander Rd.
I-271 To I-90
SOM Center Rd.
Parkland Blvd.
Parkland Blvd.
Parker Hannifin
Parkland Blvd.
Allen-Bradley Dr.
Parkland Blvd.
Gates Mills
To I-480 and Ohio Turnpike
Landerhaven Drive
Cedar Rd.
N

- ***From the North exiting at Cedar/Brainard:***
  Take I-271 south to exit 32 (Landerhaven). Turn left onto Brainard Rd., then left onto Cedar Rd. At second light make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the North exiting at Mayfield Rd.:***
  Take I-271 south to Mayfield Rd. West. Take Mayfield Rd. to Lander. Turn left onto Lander Rd.; left onto Parkland Blvd. Turn left as road splits at Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the South exiting at Cedar/Brainard:***
  Take I-271 north to exit 32 (Landerhaven). Turn right onto Brainard Rd., then left onto Cedar Rd. At second light make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From the South exiting at Mayfield Rd.:***
  Take I-271 N to Mayfield Rd. West. Take Mayfield Rd. to Lander. Turn left onto Lander Rd.; left onto Parkland Blvd. Turn left as road splits at Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From Cleveland Airport:***
  Take I-480 east to I-271 north to exit 32 (Landerhaven). Turn right onto Brainard Rd; then left onto Cedar Rd. At second light make left onto Lander Rd; right on Parkland Blvd., turning left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.
- ***From Downtown:***
  Take I-90 east to I-271 south to exit 32 (Landerhaven). Make left onto Brainard Rd., then left onto Cedar Rd. At second light, make left onto Lander Rd.; right onto Parkland Blvd. Turn left as the road splits at Parkland and Allen-Bradley Dr. Look for Parker Hannifin sign on left.

VOTE BY TELEPHONE
c/o Corporate Election Services P.O. Box 1150 Pittsburgh, PA 15230	Have this proxy/voting instruction available when you call the Toll-Free number 1-888-693-8683 using a touch-tone telephone and follow the simple instructions presented to record your vote.
VOTE BY INTERNET
Have this proxy/voting instruction available when you access the website www.cesvote.com, and follow the simple instructions presented to record your vote.
VOTE BY MAIL
Please mark, sign and date this proxy/voting instruction and return it in the postage-paid envelope provided or return it to: Corporate Election Services, P.O. Box 1150, Pittsburgh, PA 15230.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the Website and	Return this Proxy/Voting
Touch-Tone phone:	cast your vote:	Instruction in the Postage-
1-888-693-8683	www.cesvote.com	paid envelope provided

Vote 24 hours a day, 7 days a week!

If you are a participant in one of the Parker-Hannifin Corporation employee saving plans, your telephone or Internet vote must be received by 6:00 a.m. Eastern Daylight Time on October 20, 2014 to be counted in the final tabulation. Otherwise, your vote must be received by 6:00 a.m. Eastern Daylight Time on October 22, 2014 to be counted in the final tabulation.

If voting by telephone or Internet, please do not mail this proxy/voting instruction.

ä  Proxy/voting instruction must be signed and dated below. Please fold and detach card at perforation before mailing.  ä

PARKER-HANNIFIN CORPORATION	PROXY/VOTING INSTRUCTION

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders on October 22, 2014.

The undersigned hereby appoints DONALD E. WASHKEWICZ, JON P. MARTEN and JOSEPH R. LEONTI, and any of them, as proxies to represent and to vote all shares of stock of Parker-Hannifin Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held on October 22, 2014, and at any adjournment(s) thereof, on the proposals more fully described in the Proxy Statement for the Meeting in the manner specified herein and on any other business that may properly come before the Meeting.

This card also serves as voting instructions to Fidelity Management Trust Company, as Trustee for shares held in the Parker Retirement Savings Plan and to Sun Life Financial Trust, as Trustee for the Deferred Profit Sharing Plan, Employee Profit Sharing Plan, and the Registered Retirement Savings Plan. The Trustee of the Parker Retirement Savings Plan will vote all uninstructed and unallocated shares in the same proportion as the shares for which the Trustee receives voting instructions.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing on behalf of a corporation or as a fiduciary, attorney, executor, administrator, trustee or guardian, please also give your full title.

Signature

Signature

Date:

ELECTRONIC ACCESS TO FUTURE DOCUMENTS NOW AVAILABLE

You can elect to view future Parker-Hannifin Corporation Annual Reports and Proxy Statements over the Internet, instead of receiving paper copies in the mail. Providing these documents over the Internet can save the Corporation the cost of producing and mailing them. Participation is completely voluntary. If you give your consent, in the future, when, as and if the Corporation elects to provide these documents over the Internet, you will receive notification that will contain the Internet location where the documents are available. There is no cost to you for this service other than any charges you may incur from your Internet provider and telephone and/or cable company. Once you give your consent, it will remain in effect until you inform us otherwise in writing.

To give your consent, follow the prompts when you vote by telephone or over the Internet, or check the appropriate box located at the bottom of the attached proxy/voting instruction when you vote by mail.

Proxy/voting instruction must be signed and dated on the reverse side.

ê   Please fold and detach card at perforation before mailing.   ê

PARKER-HANNIFIN CORPORATION	PROXY/VOTING INSTRUCTION

IF NO DIRECTIONS ARE GIVEN, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND ITEMS 2, 3 AND 4 AND AGAINST ITEM 5.

1.	Election of the following individuals as Directors for a term expiring at the Annual Meeting of Shareholders in 2015.

	Nominees:	(01) Robert G. Bohn		(02) Linda S. Harty		(03) William E. Kassling	(04) Robert J. Kohlhepp
		(05) Kevin A. Lobo		(06) Klaus-Peter Müller		(07) Candy M. Obourn	(08) Joseph Scaminace
		(09) Wolfgang R. Schmitt		(10) Åke Svensson		(11) James L. Wainscott	(12) Donald E. Washkewicz

		❑ FOR all nominees listed above			❑	WITHHOLD AUTHORITY
		(except as otherwise marked above)				to vote for all nominees listed above
(Instructions: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.)
2.	Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending June 30, 2015.

		❑ FOR	❑	AGAINST	❑	ABSTAIN
3.	Approval of, on a non-binding, advisory basis, the compensation of our named executive officers.

		❑ FOR	❑	AGAINST	❑	ABSTAIN

4.	Approval of the Parker-Hannifin Corporation Global Employee Stock Purchase Plan.

		❑ FOR	❑	AGAINST	❑	ABSTAIN

5.	Shareholder Proposal to adopt a majority vote standard in the election of Directors.

		❑ FOR	❑	AGAINST	❑	ABSTAIN
❑	I consent to view future shareholder communications over the Internet as stated above and in the Proxy Statement

IMPORTANT – THIS PROXY/VOTING INSTRUCTION MUST BE SIGNED AND DATED ON THE REVERSE SIDE.